                                                                   EXHIBIT 10.45


                      STOCK PURCHASE AND EXCHANGE AGREEMENT

                                  BY AND AMONG

                     GE FINANCIAL ASSURANCE HOLDINGS, INC.,

                     GE LIFE AND ANNUITY ASSURANCE COMPANY,

                                PM HOLDINGS, INC.

                                       AND

                          PHOENIX GROUP HOLDINGS, INC.




                          Dated as of December 9, 1999

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS...................................................................................................4
           1.1. Definition of Terms.....................................................................................4

ARTICLE II SALE, PURCHASE AND EXCHANGE.................................................................................25
           2.1. Sale, Purchase and Exchange of Shares..................................................................25
           2.2. First Closing..........................................................................................26
           2.3. Second Closing.........................................................................................26
           2.4. Third Closing and CDM Matters..........................................................................27
           2.5. Alternate Payment for the Purchased GELAAC Shares......................................................28
           2.6. Purchase Price Adjustment..............................................................................28

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PMH AND PGH..............................................................33
           3.1. Corporate Status and Authority of PMH..................................................................33
           3.2. Corporate Status and Authority of PGH..................................................................34
           3.3. Corporate Status and Authority of the PGH Subsidiaries.................................................34
           3.4. No Conflicts; Consents and Approvals, etc..............................................................36
           3.5. Capital Stock of PGH Subsidiaries......................................................................38
           3.6. Financial Statements...................................................................................38
           3.7. Reserves...............................................................................................40
           3.8. Absence of Undisclosed Liabilities.....................................................................41
           3.9. Absence of Changes.....................................................................................42
           3.10. Property; Assets......................................................................................44
           3.11. Contracts.............................................................................................45
           3.12. Employment Agreement and Benefits, etc................................................................49
           3.13. Intellectual Property.................................................................................52
           3.14. Governmental Authorizations; Compliance with Law; Forms and Policies..................................52
           3.15. Litigation............................................................................................56
           3.16. Brokers...............................................................................................57
           3.17. Insurance.............................................................................................57
           3.18. Environmental Matters.................................................................................58
           3.19. Bank Accounts.........................................................................................59
           3.20. Labor Matters.........................................................................................60
           3.21. Regulatory Qualifications.............................................................................61
           3.22. Year 2000 Compliance..................................................................................62
           3.23. Investment Assets.....................................................................................64
           3.24. Investment Company....................................................................................65
           3.25. Purchase for Investment; Restricted Shares............................................................65
           3.26. Schedules.............................................................................................65

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GEFA......................................................................66
           4.1. Corporate Status and Authority of GEFA.................................................................66
           4.2. Corporate Status and Authority of GELAAC...............................................................66
           4.3. Subsidiaries of GELAAC.................................................................................67
           4.4. Capitalization of GELAAC...............................................................................67


                                      (i)
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
           4.5. Title..................................................................................................67
           4.6. No Conflicts; Consents and Approvals, etc..............................................................68
           4.7. No Violation, Default, etc.............................................................................68
           4.8. Licenses and Permits...................................................................................69
           4.9. Environmental Matters..................................................................................69
           4.10. Taxes.................................................................................................70
           4.11. Litigation............................................................................................72
           4.12. Labor Matters.........................................................................................73
           4.13. Financial Statements..................................................................................73
           4.14. ERISA.................................................................................................74
           4.15. Absence of Undisclosed Liabilities....................................................................75
           4.16. Insurance.............................................................................................76
           4.17. No Adverse Changes....................................................................................76
           4.18. Investment Company....................................................................................76
           4.19. Year 2000.............................................................................................76
           4.20. Books and Records.....................................................................................77
           4.21. Purchase for Investment; Restricted Shares............................................................77
           4.22. Brokers...............................................................................................78

ARTICLE V COVENANTS OF GEFA, PGH AND PMH...............................................................................78
           5.1. Satisfaction of Closing Conditions.....................................................................78
           5.2. Publicity..............................................................................................78
           5.3. Policyholder Confidentiality...........................................................................79
           5.4. Cooperation; Regulatory Filings; Other Consents........................................................79
           5.5. Confidentiality and Non-Solicitation...................................................................80
           5.6. Compliance with Laws...................................................................................83
           5.7. PGH's Option to Require GEFA to Repurchase the Purchased GELAAC Shares.................................83
           5.8. PGH's Option to Require GEFA to Purchase the Retained PAL Shares.......................................88
           5.9. Reinsurance Agreements.................................................................................93
           5.10. Rating Agencies.......................................................................................94
           5.11. Negotiation of Reference Amount, Index Rate and Certain Ancillary Agreements..........................94
           5.12. Conversion Policies...................................................................................94
           5.13. Nonrecourse Financing.................................................................................95
           5.14. Financial Information at Closings.....................................................................95
           5.15. Leases................................................................................................96
           5.16. Investment Asset Transaction Reports..................................................................96
           5.17. Contact with Employees, Customers and Policyholders...................................................96

ARTICLE VI COVENANTS OF PMH AND PGH....................................................................................97
           6.1. Conduct of Business, etc...............................................................................97
           6.2. Access and Information.................................................................................97
           6.3. Supplements to Disclosures.............................................................................98
           6.4. Maintenance of Insurance; Post-Closing Claims..........................................................98
           6.5. Preferred Client Accounts..............................................................................99


                                      (ii)
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
           6.6. Intercompany Accounts, Investments and Agreements.....................................................100
           6.7. Exclusivity...........................................................................................104
           6.8. Notice of Litigation and Requests.....................................................................104
           6.9. Actuarial Opinion.....................................................................................104
           6.10. Maintenance of Certain Plans.........................................................................105

ARTICLE VII TAX MATTERS...............................................................................................105
           7.1. Tax Representations...................................................................................105
           7.2. Tax Returns...........................................................................................112
           7.3. Refunds...............................................................................................115
           7.4. Tax Payments..........................................................................................116
           7.5. Cooperation on Tax Matters............................................................................117
           7.6. Tax Indemnification...................................................................................119
           7.7. Section 338(h)(10) Elections..........................................................................124
           7.8. Asset Allocation......................................................................................127
           7.9. Termination of Existing Tax Sharing Agreements........................................................127
           7.10. Survival.............................................................................................128
           7.11. Guarantee Fund Assessments...........................................................................128

ARTICLE VIII EMPLOYEE MATTERS.........................................................................................128
           8.1. Employees and Employee Benefit Plans..................................................................128

ARTICLE IX CONDITIONS PRECEDENT.......................................................................................136
           9.1. General...............................................................................................136
           9.2. Conditions to Obligations of All Parties at the First Closing.........................................136
           9.3. Conditions to Obligations of PGH at the First Closing.................................................137
           9.4. Conditions to Obligations of GEFA at the First Closing................................................138
           9.5. Conditions to Obligations of All Parties at the Second Closing........................................139
           9.6. Conditions to Obligation of PMH and PGH at the Second Closing.........................................140
           9.7. Conditions to Obligations of GEFA at the Second Closing...............................................140

ARTICLE X INDEMNIFICATION.............................................................................................143
           10.1. Survival of Representations and Warranties...........................................................143
           10.2. Indemnification......................................................................................143

ARTICLE XI GENERAL PROVISIONS.........................................................................................151
           11.1. Modification; Waiver.................................................................................151
           11.2. Entire Agreement.....................................................................................151
           11.3. Certain Limitations..................................................................................151
           11.4. Termination..........................................................................................152
           11.5. Expenses.............................................................................................154
           11.6. Further Actions......................................................................................154
           11.7. Post-Closing Access..................................................................................154
           11.8. Notices..............................................................................................155
           11.9. Assignment...........................................................................................156
           11.10. No Third-Party Beneficiaries........................................................................157


                                     (iii)
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
           11.11. Counterparts........................................................................................157
           11.12. Interpretation......................................................................................157
           11.13. Governing Law.......................................................................................157
           11.14. Mediation and Arbitration...........................................................................158
           11.15. Consent to Jurisdiction, etc........................................................................159
           11.16. Legal Counsel.......................................................................................160
           11.17. Waiver of Punitive and Other Damages and Jury Trial.................................................160










                                      (iv)
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                                    SCHEDULES


Schedule A             PGH Business Assets
Schedule B             Knowledge of GEFA
Schedule C             Knowledge of PGH
Schedule 3.3(a)        PAL: Corporate Status
Schedule 3.3(b)        Group Services: Corporate Status
Schedule 3.3(c)        CA Benefits: Corporate Status
Schedule 3.3(d)        PDS: Corporate Status
Schedule 3.3(e)        CDM: Corporate Status
Schedule 3.4(a)        Conflicts
Schedule 3.4(b)        Consents and Approvals; PGH Required Jurisdictions
Schedule 3.5           PGH Subsidiaries Capitalization; Options
Schedule 3.6(c)        Adjustments to Financial Statements
Schedule 3.8           Undisclosed Liabilities
Schedule 3.9           PGH Subsidiaries: Material Changes
Schedule 3.10          PGH Subsidiaries: Property; Assets; Leases
Schedule 3.11(a)       Contracts
Schedule 3.11(b)       Reinsurance Agreements
Schedule 3.12(a)       Phoenix Plans
Schedule 3.12(b)       Proceeding regarding Phoenix Plans
Schedule 3.12(c)       Tax Qualification
Schedule 3.12(e)       Retiree Benefits
Schedule 3.12(f)       Additional Benefits
Schedule 3.12(g)       Additional or Amended Plans
Schedule 3.13          Intellectual Property
Schedule 3.14(a)       Necessary Permits
Schedule 3.14(b)       Insurance Policies
Schedule 3.14(d)       Reports
Schedule 3.14(f)       Contract Benefits
Schedule 3.14(g)       Dividend and Refund Entitlement
Schedule 3.15          PGH Litigation
Schedule 3.17          Insurance
Schedule 3.18          Environmental Matters
Schedule 3.19          Bank Accounts
Schedule 3.20(d)       Labor Matters
Schedule 3.22(a)(i)    Tagging and Sequencing
Schedule 3.23          Investment Assets
Schedule 4.3           GELAAC Subsidiaries
Schedule 4.6(a)        Conflicts
Schedule 4.6(b)        Consents and Approvals; GEFA Required Jurisdictions
Schedule 4.10          GELAAC Tax Matters
Schedule 4.11          GELAAC Litigation
Schedule 4.15          GELAAC Liabilities
Schedule 4.17          GELAAC Material Changes


                                      (v)
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Schedule 5.5           Persons Subject to Hiring Restrictions
Schedule 5.12          Special Contracts
Schedule 5.15          Assigned Leases
Schedule 7.1(a)        Tax Disclosure
Schedule 7.1(b)        Tax Jurisdictions
Schedule 7.1(c)        Tax Periods
Schedule 8.1           PGH Business Employees
Schedule 9.7(i)        Investment Assets














                                      (vi)

                      STOCK PURCHASE AND EXCHANGE AGREEMENT


        STOCK PURCHASE AND EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of December 9, 1999, by and among PHOENIX GROUP HOLDINGS, INC., a Connecticut corporation ("PGH"), PM HOLDINGS, INC., a Connecticut corporation, ("PMH"), GE FINANCIAL ASSURANCE HOLDINGS, INC., a Delaware corporation ("GEFA") and GE LIFE AND ANNUITY ASSURANCE COMPANY, a Virginia corporation ("GELAAC").

        WHEREAS, GEFA and PMH wish to realize opportunities to consolidate their respective group insurance operations and to offer greater breadth of products to their respective customer bases;

        WHEREAS, GEFA and PMH are committed to working together to identify further opportunities for cooperation and mutual advancement;

        WHEREAS, PGH owns: (i) all of the outstanding capital stock (the "PAL STOCK") of Phoenix American Life Insurance Company, a stock life insurance company organized under the Laws of the State of Connecticut ("PAL"); (ii) all of the outstanding Capital Stock (the "GROUP SERVICES STOCK") of Phoenix Group Services, Inc., a Delaware corporation ("GROUP SERVICES"); (iii) all of the outstanding Capital Stock (the "PDS STOCK") of Phoenix Dental Services, Inc., a Connecticut corporation ("PDS"), which owns all of the outstanding Capital Stock (the "CA BENEFITS STOCK") of California Benefits Dental Plan, Inc., a California corporation ("CA BENEFITS"); and (iv) all of the outstanding Capital Stock (the "CDM STOCK" and, collectively, together with the PAL Stock, the Group Services Stock, and the PDS Stock, the "PGH SUBSIDIARY STOCK") of Clinical Disability Management, Inc., a Connecticut corporation ("CDM" and, collectively, together with PAL, Group Services, PDS and CA Benefits the "PGH SUBSIDIARIES");

        WHEREAS, the PGH Subsidiaries are currently engaged primarily in the businesses of group life, health and dental insurance, clinical disability management services and claims administration for employee benefit plans (such businesses as presently conducted by the PGH Subsidiaries are referred to collectively as the "PGH BUSINESS");

        WHEREAS, PGH wishes to sell to GEFA and GEFA wishes to purchase: (i) 1,455 shares of the PAL Stock (the "PURCHASED PAL SHARES"), representing approximately 97% of the issued and outstanding Capital Stock of PAL; (ii) 100 shares of the Group Services Stock (the "PURCHASED GROUP SERVICES SHARES"), representing 100% of the Capital Stock of Group Services; (iii) one share of the PDS Stock (the "PURCHASED PDS SHARES"), representing 100% of the Capital Stock of PDS; and (iv) 100 shares of the CDM Stock (the "PURCHASED CDM SHARES" and, collectively, together with the Purchased PAL Shares, the Purchased Group Services Shares, and the Purchased PDS Shares, the "PURCHASED PGH SUBSIDIARY SHARES"), representing 100% of the Capital Stock of CDM;

        WHEREAS, the remaining 45 shares of Capital Stock of PAL, representing approximately 3% of the Capital Stock of PAL, as such number may be adjusted from time to time to reflect stock splits, stock dividends, recapitalizations and the like (the "RETAINED PAL SHARES");

        WHEREAS, PMH or its Affiliates own certain assets used by the PGH Subsidiaries in the conduct of the PGH Business and listed on Schedule A hereto (collectively the "PGH BUSINESS ASSETS");

        WHEREAS, PMH wishes to sell or cause to be sold the PGH Business Assets to GEFA and GEFA wishes to purchase the PGH Business Assets from PMH or its Affiliates;

        WHEREAS, as partial consideration for the Purchased PGH Subsidiary Shares, GEFA desires to transfer to PGH, and PGH desires to acquire from GEFA, eight hundred (800) outstanding common shares of GELAAC, as such number may be adjusted from time to time to reflect stock splits, stock dividends, recapitalizations and the like (the "PURCHASED GELAAC SHARES"), par value $1,000 per share (the "GELAAC COMMON STOCK"), representing approximately 3.119% of the issued and outstanding common stock of GELAAC;

        WHEREAS, the remaining approximately 96.881% of the issued and outstanding common stock of GELAAC is held by General Electric Capital Assurance Company, a Delaware corporation ("GECA"), and Federal Home Life Insurance Company, an Indiana corporation ("FEDERAL HOME"), each of which is an Affiliate of GEFA; and

        WHEREAS, in connection with the purchase and sale of the Purchased PGH Subsidiary Shares, the PGH Business Assets and the Purchased GELAAC Shares, PGH and GEFA wish to enter into, or to cause appropriate Affiliates to enter into:
(i) a transition services agreement (the "TRANSITION SERVICES AGREEMENT"); (ii) a computer services agreement (the "COMPUTER SERVICES AGREEMENT"); (iii) a trademark licensing agreement, including the use of the name "Phoenix" (the "LICENSE AGREEMENT"); (iv) a lease agreement with respect to the Enfield Property and the Greenfield Property (the "FACILITIES AGREEMENT"); (v) a shareholders agreement with respect to the GELAAC Common Stock to be dated as of the First Closing Date, by and among GECA, PGH, Federal Home, GEFA and GELAAC (the "GELAAC SHAREHOLDERS AGREEMENT"); (vi) reinsurance agreements (the "REPLACEMENT REINSURANCE AGREEMENTS") to replace: (A) the Group Coinsurance Reinsurance Agreement, dated January, 1991 (the "1991 REINSURANCE AGREEMENT"), between PAL and PHLMIC; and (B) the Reinsurance Agreement, dated January 1, 1992 (the "1992 REINSURANCE AGREEMENT"), between PAL and PHLMIC; and (vii) a shareholders agreement with respect to the PAL Stock to be dated as of the Second Closing Date by and among GEFA, PGH and PAL (the "PAL SHAREHOLDERS AGREEMENT" and, together with the Transition Services Agreement, the Computer Services Agreement, the License Agreement, the Facilities Agreement, the GELAAC Shareholders Agreement and the Replacement Reinsurance Agreements, the "ANCILLARY AGREEMENTS").

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.1.    Definition of Terms.

                The terms defined in this Section 1.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. Such definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

                "1940 ACT" shall have the meaning specified in Section 3.24

                "1991 REINSURANCE AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "1992 REINSURANCE AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "AFFILIATE" of a Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "AGREED ALLOCATION" shall have the meaning specified in Section 7.7(b)(ii).

                "AGREEMENT" shall have the meaning specified in the first paragraph of this Agreement.

                "AMENDED SCHEDULES" shall have the meaning specified in Section 9.2(f).

                "ANCILLARY AGREEMENTS" shall have the meaning specified in the Recitals to this Agreement.

                "APPLICABLE INSURANCE LAWS" shall have the meaning specified in
Section 3.14(b)(i).

                "APPROVALS" shall have the meaning specified in Section 3.4(b).

                "ASSIGNED LEASES" shall have the meaning specified in Section 5.15.

                "AUDITED PAL SAP STATEMENTS" shall have the meaning specified in
Section 3.6(a)(iii).

                "BASKET" shall have the meaning specified in Section 10.2(b)(i).

                "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banking institutions or insurance companies in the city of Hartford, Connecticut are authorized or obligated by Law or executive order to close.

                "CA BENEFITS" shall have the meaning specified in the Recitals to this Agreement.

                "CA BENEFITS STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "CAP" shall have the meaning specified in Section 10.2(b)(i).

                "CAPITAL STOCK" of any Person means any and all shares, equity interests, membership interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person.

                "CDM" shall have the meaning specified in the Recitals to this Agreement.

                "CDM PURCHASE PRICE" shall mean $1,000.00.

                "CDM STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "CERCLA" shall have the meaning specified in the defined term "Environmental Laws."

                "CHANGE OF CONTROL" shall mean, with respect to any Person, the occurrence of (a) the sale, lease, transfer or other disposition of all or substantially all of the assets of such Person to any other Person or group of Persons other than an Affiliate of such Person; (b) the merger or consolidation of such Person or a Parent of such Person with or into another corporation, or the merger of another corporation with and into such Person or a Parent of such Person, with the effect that another Person or group of Persons (as such term is defined in

Section 13(d) of the Exchange Act) other than Affiliates of such Person hold, directly or indirectly, in the aggregate more than fifty percent (50%) of the total voting power on a fully diluted basis entitled to vote in the election of directors of the surviving corporation of such merger or the corporation resulting from such consolidation; and (c) any other event that results in another Person or group of Persons (as such term is defined in Section 13(d) of the Exchange Act) other than Affiliates of such Person holding, directly or indirectly, in the aggregate more than thirty-three percent (33%) of the total voting power on a fully-diluted basis entitled to vote in the election of directors of such Person or a Parent of such Person. Notwithstanding the foregoing, a demutualization of PHLMIC that does not result in any effect described in (a), (b) or (c) above shall not constitute a Change of Control.

                "CODE" shall mean the Internal Revenue Code of 1986, as amended, and in effect from time to time.

                "COMPETING TRANSACTION" shall mean (i) any merger, consolidation, share exchange, business combination or other similar transaction involving PGH or any PGH Subsidiary; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of PGH or any PGH Subsidiary, taken as a whole, in a single transaction or series of transactions; (iii) any tender or exchange offer for 25% or more of the outstanding shares of PGH or any PGH Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                "COMPUTER SERVICES AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "COMPUTER SYSTEMS" shall have the meaning specified in Section 3.22(a).

                "CONFIDENTIAL INFORMATION" shall mean the following items, whether existing now or created in the future: (a) all knowledge or information concerning the business, operations and assets of Phoenix, GEFA or GELAAC which is not readily available to the public such as: internal operating procedures; investment strategies; sales data and customer lists; financial plans, projections and reports; and insurance and investment company programs, plans and products (including all data, descriptions and documents); (b) all property owned, licensed and/or developed by or for Phoenix, GEFA or GELAAC or of each of their respective clients and not readily available to the public, such as computer systems, programs, software and devices, plus information about the design, methodology and documentation therefor; (c) information about or personal to Phoenix's, GEFA's or GELAAC's insureds, employees, agents or applicants for any of such statuses; (d) information, materials, products or any other tangible or intangible assets in Phoenix's, GEFA's or GELAAC's possession or under their respective control which is proprietary to, or confidential to or about any other person; (e) proprietary or confidential information obtained from persons conducting business with Phoenix, GEFA or GELAAC in any capacity;
(f) records and repositories of all of the foregoing, in whatever form maintained; (g) analyses, compilations, forecasts, studies and other documents incorporating any of the foregoing, irrespective of who has prepared such; (h) the fact that this Agreement exists, that Confidential Information is being or has been provided to GEFA or its Affiliates and Phoenix, that discussions or negotiations are taking or have taken place concerning the transactions contemplated by this Agreement, or any of the terms, conditions or other facts with respect thereto, including the status thereof; and (i) any information provided pursuant to or subject to any prior written agreements entered into with respect to the transactions contemplated by this Agreement concerning confidentiality between Phoenix and GEFA or any of their respective Affiliates.

                Notwithstanding the foregoing, the following shall not be considered Confidential Information: (a) information publicly available or generally known within the insurance or data processing industries; (b) information known to Phoenix or GEFA prior to disclosure hereunder, provided that such information is not known by Phoenix or GEFA, as appropriate, to be subject to another confidentiality agreement with or other obligation of secrecy to another party; (c) information independently developed by Phoenix or GEFA; or
(d) information that becomes available to Phoenix or GEFA on a non-confidential basis from sources other than GEFA or Phoenix or their respective Affiliates; provided that such sources are not prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

                "CONNECTICUT SAP" shall have the meaning specified in Section 3.6(c).

                "CONTRACTS" shall have the meaning specified in Section 3.4(a).

                "COSTS" shall have the meaning specified in Section 10.2(a).

                "DISCLOSING PARTY" shall have the meaning specified in Section 5.5(a).

                "DOJ" shall have the meaning specified in Section 5.4(a).

                "ENFIELD PROPERTY" shall mean building No. 1 within PHLMIC's operations campus located at 100 Bright Meadow Boulevard, Enfield, Connecticut, and such other locations at such addresses as are more particularly described in the Facilities Agreement.

                "ENVIRONMENTAL CLAIM" shall mean any investigation, notice, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, Lien, proceeding or claim, whether administrative, judicial or private in nature, arising: (a) pursuant to, or in connection with, any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or actual or alleged activity associated with any Hazardous Material; (c) from any abatement, removal, cleanup, corrective or other response action in connection with any Hazardous Material, Environmental Law or other order or directive of any federal, state or local Governmental Authority; or (d) from any actual or alleged damage, loss, injury, threat or harm to the environment.

                "ENVIRONMENTAL LAWS" shall mean all applicable Laws (including, but not limited to, federal and state common Law), relating to the environment, natural resources and pollution including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended from time to time ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time, and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time, the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., as amended from time to time, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 1361 et seq., as amended from time to time, the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., as amended from time to time, and the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 600, et seq., as amended from time to time.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "FACILITIES AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "FEDERAL HOME" shall have the meaning specified in the Recitals to this Agreement.

                "FEDERAL TAX" shall mean any Tax imposed under Subtitle A of the Code.

                "FIRST CLOSING" shall have the meaning specified in Section 2.2.

                "FIRST CLOSING DATE" shall have the meaning specified in Section 2.2.

                "FIRST GELAAC INSTALLMENT PURCHASE" shall have the meaning specified in Section 5.7(g).

                "FIRST PAL INSTALLMENT PURCHASE" shall have the meaning specified in Section 5.8(g).

                "FTC" shall have the meaning specified in Section 5.4(a).

                "GAAP" shall mean United States generally accepted accounting principles, as in effect on the date any calculation thereunder is made, applied on a basis consistent with prior periods.

                "GECA" shall have the meaning specified in the Recitals to this Agreement.

                "GECC" shall have the meaning specified in Section 4.10(b).

                "GEFA" shall have the meaning specified in the first paragraph of this Agreement.

                "GEFA ACCOUNTANTS" shall mean KPMG Peat Marwick LLP, or such other nationally recognized accounting firm as may be selected from time to time by GEFA.

                "GEFA'S ALLOCATION" shall have the meaning specified in Section 7.7(b)(ii).

                "GEFA INDEMNITEE" shall have the meaning specified in Section 7.6(a).

                "GEFA'S NOTICE" shall have the meaning specified in Section 2.6(c).

                "GEFA REQUIRED JURISDICTIONS" shall have the meaning specified in Section 4.6(b).

                "GELAAC" shall have the meaning specified in the first paragraph of this Agreement.

                "GELAAC ANNUAL CALCULATIONS" shall have the meaning specified in
Section 5.7(h).

                "GELAAC CALCULATIONS" shall have the meaning specified in
Section 5.7(h).

                "GELAAC CERTIFICATES" shall have the meaning specified in
Section 2.2.

                "GELAAC CHANGE OF CONTROL CALCULATIONS" shall have the meaning specified in Section 5.7(e).

                "GELAAC CHANGE OF CONTROL NOTICE DATE" shall have the meaning specified in Section 5.7(a).

                "GELAAC COMMON STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "GELAAC GAAP FINANCIAL STATEMENTS" shall have the meaning specified in Section 4.13(a).

                "GELAAC INSURANCE LICENSES" shall mean the insurance Licenses from the insurance regulatory agencies of the various states and foreign jurisdictions where GELAAC conducts business.

                "GELAAC MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on GELAAC, taken as a whole, except for any effect resulting from (i) general conditions (including Laws) applicable to the industries in which GELAAC operates or (ii) general economic, financial or market conditions.

                "GELAAC PLANS" shall have the meaning specified in Section 4.14.

                "GELAAC PUT CLOSING DATE" shall have the meaning specified in
Section 5.7(i).

                "GELAAC PUT NOTICE DATE" shall have the meaning specified in
Section 5.7(i).

                "GELAAC PUT OBJECTION NOTICE" shall have the meaning specified in Section 5.7(j).

                "GELAAC REPURCHASE PRICE" shall have the meaning specified in
Section 5.7(c).

                "GELAAC SHARE PRICE" shall have the meaning specified in Section 2.1.

                "GELAAC SHAREHOLDERS AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "GELAAC TAXPAYER" shall have the meaning specified in Section 4.10(a)(i).

                "GELAAC YEAR 2000 PLAN" shall have the meaning specified in
Section 4.19.

                "GOVERNMENTAL AUTHORITY" shall mean any national government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States or any territory thereof, the District of Columbia, any State of the United States or any political subdivision of a State or territory of the United States or any public instrumentality of any of the foregoing.

                "GREENFIELD PROPERTY" shall mean such portion of PHLMIC's premises located at 101 Munson Street, Greenfield, Massachusetts, and such other locations at such addresses as are more particularly described in the Facilities Agreement.

                "GROUP SERVICES" shall have the meaning specified in the Recitals to this Agreement.

                "GROUP SERVICES STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "HSR ACT" shall have the meaning specified in Section 3.4(b).

                "HAZARDOUS MATERIAL" shall mean (a) any wastes, substances or materials which are defined as "hazardous material," "hazardous waste," "hazardous substance," "toxic material" or other similar designations in, or otherwise subject to regulation under, any Environmental

Laws; (b) petroleum or petroleum byproducts; (c) friable asbestos and/or any materials that contain friable asbestos; and (d) polychlorinated biphenyls in excess of 30 parts per million.

                "INDEMNITEE" shall have the meaning specified in Section
10.2(d).

                "INDEMNITOR" shall have the meaning specified in Section
10.2(d).

                "IN-FORCE REVIEW" shall have the meaning specified in Section
6.2.

                "INTELLECTUAL PROPERTY" shall have the meaning specified in
Section 3.13.

                "INTERCOMPANY ACCOUNTS" shall have the meaning specified in
Section 6.6(a).

                "INVESTMENT ASSETS" shall mean all securities, mortgages and other investment assets held by PAL on the date hereof or acquired hereafter by PAL, prior to the Second Closing, as all of the foregoing may be sold, disposed of, invested or reinvested from time to time prior to the Second Closing.

                "KNOWLEDGE OF GEFA" shall mean the knowledge, after due and diligent inquiry, of the Persons listed on Schedule B hereto.

                "KNOWLEDGE OF PGH" shall mean the knowledge, after due and diligent inquiry, of the Persons listed on Schedule C hereto.

                "LAWS" shall have the meaning specified in Section 3.4(a).

                "LEASED PERSONAL PROPERTY" shall have the meaning specified in
Section 3.10(a).

                "LEASED REAL PROPERTY" shall have the meaning specified in
Section 3.10(a).

                "LEASES" shall have the meaning specified in Section 3.10(b).

                "LICENSES" shall mean any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

                "LICENSE AGREEMENT" shall have the meaning specified in the Recitals.

                "LIENS" shall have the meaning specified in Section 3.4(a).

                "MODIFIED AGGREGATE DEEMED SALES PRICE" shall have the meaning specified in Section 7.7(b)(ii).

                "MODIFIED YEAR 2000 COMPLIANT" shall have the meaning specified in Section 3.22(c).

                "OWNED PERSONAL PROPERTY" shall have the meaning specified in
Section 3.10(a).

                "PAL" shall have the meaning specified in the Recitals to this Agreement.

                "PAL ANNUAL CALCULATIONS" shall have the meaning specified in
Section 5.8(h).

                "PAL CALCULATIONS" shall have the meaning specified in Section 5.8(h) hereto.

                "PAL CHANGE OF CONTROL CALCULATIONS" shall have the meaning specified in Section 5.8(f) hereto.

                "PAL CHANGE OF CONTROL NOTICE DATE" shall have the meaning specified in Section 5.8(a).

                "PAL PURCHASE PRICE" shall have the meaning specified in Section 5.8(c).

                "PAL PUT CLOSING DATE" shall have the meaning specified in
Section 5.8(i).

                "PAL PUT NOTICE DATE" shall have the meaning specified in
Section 5.8(i).

                "PAL SHAREHOLDERS AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "PAL STATUTORY STATEMENTS" shall have the meaning specified in
Section 3.6(a)(ii).

                "PAL STATUTORY YEAR-END BALANCE SHEET" shall have the meaning specified in Section 2.6(a).

                "PAL STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "PARENT" shall mean, with respect to any Person, the Person who holds, directly or indirectly in the aggregate, more than fifty percent (50%) of the total voting power on a fully diluted basis entitled to vote in the election of directors of that Person.

                "PBGC" shall have the meaning specified in Section 3.12(b).

                "PDS" shall have the meaning specified in the Recitals to this Agreement.

                "PDS PURCHASE PRICE" shall mean $2,000,000.

                "PDS STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "PERMITS" shall have the meaning specified in Section 3.4(a).

                "PERMITTED LIENS" shall mean (i) Liens reflected in the Schedules to this Agreement, (ii) Liens for Taxes and other governmental charges and assessments that are not yet due and payable, that are due and will be paid in the ordinary course before becoming delinquent, or that are being contested in good faith by appropriate Proceedings, (iii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business, (iv) statutory and common law Liens in favor of lessors arising in connection with any leased property, (v) Liens reflected in the applicable party's financial statements and (vi) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting real property.

                "PERSON" shall mean any natural person, firm, limited liability company, association, corporation, trust, Governmental Authority or other entity.

                "PGH" shall have the meaning specified in the first paragraph of this Agreement.

                "PGH ADJUSTED YEAR-END EQUITY" shall have the meaning specified in Section 2.6(a).

                "PGH BUSINESS" shall have the meaning specified in the Recitals to this Agreement.

                "PGH BUSINESS ASSETS" shall have the meaning specified in the Recitals to this Agreement.

                "PGH BUSINESS EMPLOYEES" shall have the meaning specified in
Section 8.1(a).

                "PGH CHANGE OF CONTROL NOTICE DATE" shall have the meaning specified in Section 5.8(b).

                "PGH COMPUTER SYSTEMS" shall have the meaning specified in
Section 3.22(a).

                "PGH GAAP FINANCIAL STATEMENTS" shall have the meaning specified in Section 3.6(a)(i).

                "PGH GAAP YEAR-END BALANCE SHEETS" shall have the meaning specified in Section 2.6(a).

                "PGH GELAAC PUT OBJECTION NOTICE" shall have the meaning specified in Section 5.7(j).

                "PGH GROUP" shall mean, with respect to federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which PGH is a member, and with respect to Taxes other than federal Taxes, any affiliated, consolidated, combined, unitary or similar group of which PGH or any of its Affiliates (other than solely the PGH Subsidiaries) is a member.

                "PGH INACTIVE EMPLOYEES" shall have the meaning specified in
Section 8.1(a).

                "PGH MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the PGH Subsidiaries taken as a whole, except for any effect resulting from (i) general conditions (including Laws) applicable to the industries in which the PGH Subsidiaries operate or (ii) general economic, financial or market conditions; provided, however, that a material adverse effect on PAL individually shall constitute a PGH Material Adverse Effect.

                "PGH PAL PUT OBJECTION NOTICE" shall have the meaning specified in Section 5.8(j).

                "PGH REQUIRED JURISDICTIONS" shall have the meaning specified in
Section 3.4(b).

                "PGH SUBSIDIARY STOCK" shall have the meaning specified in the Recitals to this Agreement.

                "PGH SUBSIDIARIES" shall have the meaning specified in the Recitals to this Agreement.

                "PGH SUBSIDIARY EMPLOYEES" shall have the meaning specified in
Section 8.1(a).

                "PGH YEAR 2000 PLAN" shall have the meaning specified in Section 3.22(c).

                "PHLMIC" shall mean Phoenix Home Life Mutual Insurance Company, a mutual life insurance company organized under the Laws of the State of New York.

                "PHOENIX" shall mean, collectively, PHLMIC, PMH and each of their respective Subsidiaries, including, without limitation, PGH and, until the Second Closing, each of the PGH Subsidiaries.

                "PHOENIX AUDITORS" shall have the meaning specified in Section 2.6(a).

                "PHOENIX PLANS" shall have the meaning specified in Section 3.12(a).

                "PLANS" shall mean all Contracts of the following types: (i) employment and consulting agreements (including severance, retention, change-in-control, transition or similar agreements), (ii) collective bargaining agreements and (iii) profit sharing, pension, retirement, bonus, incentive compensation, stock option, deferred compensation or other written employee benefit plans, agreements, contracts or commitments, and all employee benefit plans, written or unwritten, subject to ERISA.

                "PMH" shall have the meaning specified in the first paragraph of this Agreement.

                "POLICIES" shall have the meaning specified in Section
3.14(b)(i).

                "POST-CLOSING TAX PERIOD" shall mean any Tax period beginning on the day after the Second Closing Date; and, with respect to a Tax period that begins on or before the Second Closing Date and ends thereafter, the portion of such Tax period beginning on the day after the Second Closing Date.

                "PRE-CLOSING TAX PERIOD" shall mean any Tax period ending on or before the Second Closing Date; and, with respect to a Tax period that begins on or before the Second Closing Date and ends thereafter, the portion of such Tax period ending on the Second Closing Date.

                "PREFERRED ACCOUNTS PROGRAM" shall have the meaning specified in
Section 6.5(a).

                "PRIME RATE" shall mean the prime lending rate as reported from time to time in the Wall Street Journal, Eastern Edition.

                "PROCEEDING" shall have the meaning specified in Section 3.15.

                "PURCHASE PRICE" shall have the meaning specified in Section
2.1.

                "PURCHASED CDM SHARES" shall have the meaning specified in the Recitals to this Agreement.

                "PURCHASED GELAAC SHARES" shall have the meaning specified in the Recitals to this Agreement.

                "PURCHASED GROUP SERVICES SHARES" shall have the meaning specified in the Recitals to this Agreement.

                "PURCHASED PAL SHARES" shall have the meaning specified in the Recitals to this Agreement.

                "PURCHASED PDS SHARES" shall have the meaning set specified in the Recitals to this Agreement.

                "PURCHASED PGH SUBSIDIARY SHARES" shall have the meaning specified in the Recitals to this Agreement.

                "REALIZED LOSS ADJUSTMENT" shall have the meaning specified in
Section 2.6(g).

                "RECEIVING PARTY" shall have the meaning specified in Section 5.5(a).

                "REDUCTION AMOUNT" shall have the meaning specified in Section 2.6(f).

                "REINSURANCE AGREEMENTS" shall have the meaning specified in
Section 3.11(b).

                "REPLACEMENT REINSURANCE AGREEMENTS" shall have the meaning specified in the Recitals to this Agreement.

                "REQUIRED JURISDICTIONS" shall have the meaning specified in
Section 4.6(b).

                "RETAINED PAL SHARES" shall have the meaning specified in the Recitals to this Agreement.

                "RETURN" shall mean all Tax returns, statements, reports and forms required to be filed with any Taxing Authority.

                "SECOND CLOSING" shall have the meaning specified in Section
2.3.

                "SECOND CLOSING DATE" shall have the meaning specified in
Section 2.3.

                "SECOND GELAAC INSTALLMENT PURCHASE" shall have the meaning specified in Section 5.7(g).

                "SECTION PAL INSTALLMENT PURCHASE" shall have the meaning specified in Section 5.8(g).

                "SECTION 338 ELECTIONS" shall have the meaning specified in
Section 7.7(a).

                "SECTION 338 FORMS" shall have the meaning specified in Section 7.7(b)(i).

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                "SITE ASSESSORS" shall have the meaning specified in Section 9.7(g).

                "SPECIAL CONTRACTS" shall have the meaning specified in Section 5.12.

                "STATUTORY NET PENSION LIABILITY" shall mean any identified Post Retirement Liability and Post Retirement Life Fund ($7,508,000 and $8,207,000, respectively at June 30, 1999), or any other related pension or post retirement liabilities for employees of PHLMIC or its Affiliates recorded in the PAL Statutory Statements.

                "SUBSIDIARY" shall mean with respect to any Person, any other Person of which more than 50% of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors, or other Persons performing similar functions, of such other Person, is directly or indirectly owned or controlled by such Person, by one or more of such Person's Subsidiaries or by such Person and any one or more of such Person's Subsidiaries.

                "TAX" shall mean: (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, guarantee fund assessments and withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign); (ii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign provision)) in respect to any item described in clause (i) above; and (iii) any liability with respect to the payment of any amount described in clause (i) or (ii) above as a result of any express or implied agreement or arrangement (including, but not limited to, any indemnification agreement or arrangement or a Tax Sharing Agreement).

                "TAX ASSET" shall mean any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

                "TAXING AUTHORITY" shall have the meaning specified in the defined term "Tax."

                "TAX PRE-FILING REVIEW PROCEDURE" shall have the meaning specified in Section 7.5(b).

                "TAX PROCEEDING" shall mean any audit, assessment of Taxes, other examination by any Taxing Authority, claim for refund or credit, and any administrative or judicial Proceeding or appeal of such Proceeding relating to Taxes.

                "TAX SHARING AGREEMENT" shall mean all existing agreements or arrangements (whether or not written) binding PGH or any PGH Subsidiary that provide for the indemnification of any Person for its Tax liability, the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person's Tax liability.

                "THIRD PARTY ACCOUNTANTS" shall have the meaning specified in
Section 2.6(d).

                "TRANSITION COMPUTER SYSTEMS" shall have the meaning specified in Section 3.22(c).

                "TRANSITION SERVICES AGREEMENT" shall have the meaning specified in the Recitals to this Agreement.

                "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local "plant closing" statute.

                "YEAR 2000 COMPLIANT" shall have the meaning specified in
Section 3.22(a).

                                   ARTICLE II
                           SALE, PURCHASE AND EXCHANGE

        2.1.    Sale, Purchase and Exchange of Shares.

                Subject to the terms and conditions of this Agreement, PGH will sell and GEFA will purchase the Purchased PGH Subsidiary Shares, and PGH or its Affiliates will sell and GEFA will purchase the PGH Business Assets, for an aggregate purchase price of $280,000,000 (the "PURCHASE PRICE"). An initial installment on the Purchase Price equal to $45,000,000, which the parties hereby agree is the fair market value of the Purchased GELAAC Shares (the "GELAAC SHARE PRICE "), shall be payable through the transfer by GEFA to PGH of the Purchased GELAAC Shares at the First Closing, as set forth below in Section 2.2. Subject to Section 2.6 hereof, the remaining balance of the Purchase Price shall be payable by GEFA to PGH in cash at the Second Closing as set forth below in
Section 2.3; provided, that if the sale of the Purchased PDS Shares is not consummated at the Second Closing, the remaining balance of the Purchase Price shall be reduced by the PDS Purchase Price. The cash portion of the Purchase Price shall be subject to adjustment as provided in Section 2.6.

        2.2.    First Closing.

                The closing of the transfer by GEFA to PGH of the Purchased GELAAC Shares (the "FIRST CLOSING") will take place at the offices of Cahill Gordon & Reindel, on the third (3rd) Business Day after the fulfillment or waiver of the conditions set forth in Sections 9.2, 9.3 and 9.4, or at such other place, date or time as the parties may agree. The date upon which the First Closing occurs is herein referred to as the "FIRST CLOSING DATE." At the First Closing, GEFA will deliver to PGH stock certificates representing the Purchased GELAAC Shares (the "GELAAC CERTIFICATES") accompanied by stock powers in favor of PGH. Effective as of the First Closing, PGH will be the sole holder of the Purchased GELAAC Shares, entitled to vote the Purchased GELAAC Shares at all meetings of the holders of the GELAAC Common Stock and to receive all distributions made with respect to the Purchased GELAAC Shares.

        2.3.    Second Closing.

                The closing of the sale and purchase of the Purchased PGH Subsidiary Shares and the PGH Business Assets (the "SECOND CLOSING") will take place at the offices of PGH or Stroock & Stroock & Lavan on the last calendar day of the calendar month during which the conditions set forth in Sections 9.5,
9.6 and 9.7 are fulfilled or waived (or if such last calendar day is not a Business Day, then on the next succeeding day that is a Business Day; provided that the Second Closing shall be effective as of the last calendar day), or such other place, date or time as the parties may agree. The date upon which the Second Closing occurs is herein referred to as the "SECOND CLOSING DATE." At the Second Closing:

                (a) PGH will deliver to GEFA stock certificates representing the Purchased PGH Subsidiary Shares, endorsed or accompanied by stock powers in favor of GEFA;

                (b) GEFA will pay to PGH by wire transfer of immediately available funds to such accounts as are designated by PGH an amount equal to the Purchase Price less the GELAAC Share Price; and

                (c) PMH will deliver to GEFA such bills of sale, assignments, certificates of title, documents or other instruments of transfer and conveyance as may be reasonably requested by GEFA, each in form and substance satisfactory to GEFA, to transfer title to GEFA to the PGH Business Assets, free and clear of all Liens except Permitted Liens.

        2.4.    Third Closing and CDM Matters.

                (a) If, on the Second Closing Date, the Approvals required for the sale of PDS set forth on Schedule 3.4(b) have not been received, but all other conditions set forth in Article IX have been satisfied or waived, the parties agree to proceed with the Second Closing, but only with respect to the other PGH Subsidiaries. In such event, (a) the Purchase Price shall be reduced by the PDS Purchase Price; (b) the parties agree to negotiate in good faith an amendment to this Agreement providing for the sale of PDS by PGH to GEFA for the PDS Purchase Price on the same terms and conditions as this Agreement subject to the receipt of the applicable Approvals set forth in Schedule 3.4(b); and (c) any and all agreements that were to be executed and delivered on the Second Closing shall be amended to the extent applicable in order to reflect the subsequent transfer of PDS. The closing of the sale and purchase of the Purchased PDS Shares shall take place at the offices of PGH or Stroock & Stroock & Lavan on the last calendar day of the calendar month during which the Approvals required pursuant to Schedule 3.4(b) with respect to the sale of PDS are received (or if such last calendar day is not a Business Day, then on the next succeeding day that is a Business Day; provided that the Third Closing shall be effective as of the last calendar day), or such other place, date or time as the parties may agree. In the event that the

Third Closing has not occurred on or prior to December 31, 2000, GEFA will not purchase from PGH, and PGH will not sell to GEFA, the PDS Shares.

                (b) If, on the Second Closing Date, CDM shall not have entered into an agreement with the persons listed on Schedule 9.7(h) to terminate any obligations of CDM under the employment, voting or other Contracts listed on Schedule 9.7(h), on terms and conditions reasonably satisfactory to GEFA, GEFA will not purchase from PGH and PGH will not sell to GEFA the CDM Shares and the Purchase Price shall be reduced by the CDM Purchase Price.

        2.5.    Alternate Payment for the Purchased GELAAC Shares.

                In the event that this Agreement is terminated after the First Closing and prior to the Second Closing for any reason, on the date of such termination PGH will pay to GEFA, by wire transfer of immediately available funds to a previously designated account of GEFA, an amount equal to the sum of:
(i) the GELAAC Share Price; plus (ii) simple interest on the GELAAC Share Price for the period from and including the First Closing Date to, but not including, the date of payment at an annual interest rate equal to 7.5%.

        2.6.    Purchase Price Adjustment.

                (a) No later than February 25, 2000, PGH will prepare and deliver to GEFA and PricewaterhouseCoopers LLP (the "PHOENIX AUDITORS"): (i) the unaudited balance sheet of PAL as of the close of business on December 31, 1999 (the "PAL STATUTORY YEAR-END BALANCE SHEET"); (ii) the unaudited balance sheets of CDM, Group Services and PDS as of the close of business on December 31, 1999 (collectively, the "PGH GAAP YEAR-END BALANCE SHEETS"); and (iii) a preliminary calculation of the PGH Total Equity based on such unaudited balance sheets and computed in accordance with Section 2.6(g) as of the December 31, 1999 (the "PGH

ADJUSTED YEAR-END EQUITY"). Such unaudited balance sheets and the PGH Adjusted Year-End Equity shall be subject to completion of the audit by the Phoenix Auditors as provided in Section 2.6(b). After the Second Closing, GEFA shall cause the PGH Subsidiaries and their respective employees (i) to assist Phoenix and the Phoenix Auditors in the audit of the PAL Statutory Year-End Balance Sheet and the PGH GAAP Year-End Balance Sheets and (ii) to provide Phoenix and the Phoenix Auditors on-site access at all reasonable times to the personnel, properties, books and records of the PGH Subsidiaries until final resolution of all matters in dispute under this Section 2.6.

                (b) As promptly as practicable following such delivery (and, in any event, by May 30, 2000), PGH shall cause the Phoenix Auditors to complete an audit of the PAL Statutory Year-End Balance Sheet and the PGH GAAP Year-End Balance Sheets. PGH will pay any fees of the Phoenix Auditors in excess of amounts accrued by or paid by or on behalf of the PGH Subsidiaries on or before December 31, 1999. After the Second Closing, GEFA shall cause the PGH Subsidiaries and their respective employees (i) to assist Phoenix and the Phoenix Auditors in the audit of the PAL Statutory Year-End Balance Sheet and the PGH GAAP Year-End Balance Sheets and (ii) to provide Phoenix and the Phoenix Auditors on-site access at all reasonable times to the personnel, properties, books and records of the PGH Subsidiaries until final resolution of all matters in dispute under this Section 2.6. No later than May 30, 2000, PGH shall deliver to GEFA: (i) the audited PAL Statutory Year-End Balance Sheet and the audited PGH GAAP Year-End Balance Sheets, together with the report thereon of the Phoenix Auditors to the effect that such audit was conducted in accordance with Connecticut SAP or GAAP, as appropriate, and that such firm believes: (A) that such audit provides a reasonable basis for such firm's opinion thereon, (B) that the PAL Statutory Year-End Balance Sheet represents fairly in all material respects the statutory financial condition of PAL as of December 31, 1999, and
(C) that the PGH GAAP Year-End Balance Sheets represent fairly in all material respects the financial condition of CDM, Group Services and PDS as of December 31, 1999; and (ii) a statement signed by PGH setting forth the calculation of the PGH Adjusted Year-End Equity in sufficient detail to permit GEFA to verify such calculation.

                (c) During the thirty (30) day period following GEFA's receipt of the audited PAL Statutory Year-End Balance Sheet, the audited PGH GAAP Year-End Balance Sheets and the calculation of the PGH Adjusted Year-End Equity, PGH (i) will permit GEFA and its independent auditors to review the working papers of PGH as well as such other documents as GEFA may reasonably request and (ii) will cooperate with, and be reasonably available to, GEFA and its independent auditors to provide such other information reasonably requested relating to the PAL Statutory Year-End Balance Sheet, the PGH GAAP Year-End Balance Sheets and the calculation of the PGH Adjusted Year-End Equity; provided that GEFA's independent auditors execute and deliver a confidentiality agreement, reasonably satisfactory to PGH, and adhere to whatever procedures PGH reasonably requests to safeguard confidential, non-public or privileged information relating to Phoenix. The PAL Statutory Year-End Balance Sheet, the PGH GAAP Year-End Balance Sheets and the calculation of the PGH Adjusted Year-End Equity will become final and binding upon the parties on the thirtieth
(30th) day following delivery thereof to GEFA, unless GEFA delivers a written notice ("GEFA'S NOTICE") to PGH prior to such date that specifies in reasonable detail the amount by which and the reasons why it thinks particular line items in the PAL Statutory Year-End Balance Sheet, the PGH GAAP Year-End Balance Sheets or the calculation of the PGH Adjusted Year-End Equity were not prepared in accordance with Connecticut SAP, GAAP or Section 2.6(g), as appropriate.

                (d) Within ten Business Days after PGH's timely receipt of GEFA's Notice, GEFA and PGH shall begin, and shall cause their independent auditors to participate in, good faith negotiations to resolve such disagreement. If such parties and their independent auditors are unable to resolve such disagreement within ten Business Days after such negotiations begin, then either of GEFA or PGH may submit such disagreement to an independent nationally recognized accounting firm selected promptly by the parties (the "THIRD PARTY ACCOUNTANTS"), for resolution in a manner consistent with the provisions of this Agreement. The parties shall, and shall cause their independent auditors to, cooperate with the Third Party Accountants and shall proceed in good faith to cause the Third Party Accountants to resolve such disagreement within thirty (30) Business Days after such disagreement is submitted to the Third Party Accountants. The fees and expenses of the Third Party Accountants shall be paid one-half by PGH and one-half by GEFA.

                (e) Each party shall provide the Third Party Accountants with such information as the Third Party Accountants reasonably may request in resolving any disagreement submitted to them, together with such other information as the party reasonably believes relevant to the resolution of such disagreement. The Third Party Accountants' resolution of any such disagreement shall be reflected in a written report that shall be delivered promptly to, and shall be final and binding upon, the parties.

                (f) Upon the earliest to occur of (i) the PAL Statutory Year-End Balance Sheet, the PGH GAAP Year-End Balance Sheets and the calculation of the PGH Adjusted Year-End Equity becoming final pursuant to Section 2.6(c),
(ii) the parties reaching an agreement pursuant to Section 2.6(d) or (iii) the Third Party Accountants delivering their report pursuant to Section 2.6(e), the cash portion of the Purchase Price shall be decreased by the Reduction

Amount (as defined below), if any. Within five Business Days after the earliest to occur of the events described in clauses (i), (ii) and (iii) above, (A) PGH shall, if the Reduction Amount is payable, pay to GEFA the Reduction Amount plus simple interest thereon from and including the Second Closing Date to, but not including, the date of payment at an annual interest rate equal to 7.5%, and (B) GEFA shall compensate PGH for foregone income of the PGH Subsidiaries in an amount equal to the sum of (I) $55,890.00 per day for the period from and including the date of this Agreement to, but not including, the First Closing Date, (II) $46,644.00 per day for the period from and including the First Closing Date to, but not including, the Second Closing Date and (III) simple interest on the sum of the amounts calculated pursuant to clauses (I) and (II) from and including the Second Closing Date to, but not including, the date of payment at an annual interest rate equal to the 3 month Treasury Bill rate as of the Second Closing Date. The payment described in the foregoing sentence shall be made by wire transfer of immediately available funds to such account or accounts of the party entitled to receive such payment as such party specifies in writing to the party required to make such payment in the manner specified herein for delivery of notices. The "REDUCTION AMOUNT" shall equal the greater of: (i) $0.00 or (ii) the amount by which $153,000,000 exceeds the PGH Adjusted Year-End Equity.

                (g) For purposes of this Section 2.6, "PGH ADJUSTED YEAR-END EQUITY" shall mean the sum of (i) 97% times the sum of the "capital and surplus" and "asset valuation reserve" in the PAL Statutory Year-End Balance Sheet and less the Realized Loss Adjustment for net realized losses related to any assets listed in Schedule 9.7(i) that are disposed of after December 31, 1999, all calculated in accordance with Connecticut SAP, (ii) 100% times the sum of the line items in each of the PGH GAAP Year-End Balance Sheets titled "stockholders equity," (iii) 65% times 97% of the reduction in the Statutory Net Pension Liability from December 31,

1999, to the Second Closing and (iv) an amount equal to the Tax benefit arising from any deferred intercompany loss attributable to the disposition of the assets listed in Schedule 9.7(i) to the extent such Tax benefit has not otherwise been reflected in the PAL Statutory Year-End Balance Sheet. For purposes of this Section 2.6(g), "REALIZED LOSS ADJUSTMENT" shall mean the sum of: (i) any net debit adjustment to the PAL Asset Valuation Reserve between December 31, 1999, and the Second Closing relating to such realized losses and
(ii) any net debit adjustment to the PAL Interest Maintenance Reserve between December 31, 1999, and the Second Closing relating to such realized losses in excess of the credit balance of the PAL Interest Maintenance Reserve as of December 31, 1999.

                (h) Notwithstanding anything in this Agreement to the contrary, any matter that is the subject of an adjustment, or claimed adjustment, to the Purchase Price pursuant to this Section 2.6, may not be asserted by GEFA as an alleged misrepresentation or breach of any representation, warranty or covenant in this Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PMH AND PGH

                Each of PGH and PMH, jointly and severally represents and warrants to GEFA as of the date hereof that:

        3.1.    Corporate Status and Authority of PMH.

                PMH is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of the obligations of PMH under this Agreement have been duly authorized by the board of directors of PMH, which constitutes all necessary corporate action on the part of PMH for such authorization. This Agreement has been duly executed and delivered by PMH and constitutes the valid and binding obligation of PMH, enforceable against PMH in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity).

        3.2.    Corporate Status and Authority of PGH.

                PGH is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut and has all requisite corporate power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. PGH is duly qualified to do business in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a PGH Material Adverse Effect. The execution, delivery and performance of the obligations of PGH under this Agreement have been duly authorized by the board of directors of PGH, which constitutes all necessary corporate action on the part of PGH for such authorization. This Agreement has been duly executed and delivered by PGH and constitutes the valid and binding obligation of PGH, enforceable against PGH in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity).

        3.3.    Corporate Status and Authority of the PGH Subsidiaries.

                (a) PAL is a stock life insurance company duly organized, validly existing and in good standing under the Laws of the State of Connecticut and has all requisite power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. PAL is duly licensed or authorized to conduct insurance business under the Laws of each jurisdiction in which such licensing or authorization is required by Law. Each such jurisdiction is listed on Schedule 3.3(a), with the lines of business that PAL is so licensed or authorized to conduct set forth opposite each jurisdiction. PAL is licensed to write the types of insurance shown on Schedule 3.3(a) in the jurisdictions shown, which are all the types of insurance issued by PAL and all the jurisdictions in which PAL writes any such insurance. Except as set forth on Schedule 3.3(a), no such license or related document is the subject of a Proceeding for suspension or revocation or any similar Proceedings and, to the Knowledge of PMH, there is no pending threat of such suspension or revocation by any licensing or other regulatory authority. PAL is not a "life insurance company" within the meaning of Section 816 of the Code.

                (b) Group Services is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. Group Services is duly licensed to operate the business presently conducted by it in each jurisdiction in which such licensing is required by Law. Each such jurisdiction is set forth on Schedule 3.3(b), with the capacity in which Group Services is so licensed set forth opposite each jurisdiction.

                (c) CA Benefits is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. CA Benefits has all requisite power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. CA Benefits possesses a valid license pursuant to the Knox-Keene Health Care Service Plan Act of 1975, as amended, and is duly licensed or authorized as a health maintenance organization or a prepaid dental plan, a limited health service organization or a hospital, medical, dental services or indemnity corporation in each jurisdiction in which such licensing or authorization is required by Law. Each such jurisdiction is set forth on Schedule 3.3(c), with the capacity in which CA Benefits is so licensed or authorized to do business set forth opposite each jurisdiction.

                (d) PDS is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut, and has all requisite power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. PDS is duly licensed to operate the business presently conducted by it in each jurisdiction in which such licensing is required by law. Each such jurisdiction is set forth on Schedule 3.3(d), with the capacity in which PDS is so licensed set forth opposite each jurisdiction.

                (e) CDM is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut, and has all requisite power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. CDM is duly licensed to operate the business presently conducted by it in each jurisdiction in which such licensing is required by Law. Each such jurisdiction is set forth on Schedule 3.3(e), with the capacity in which CDM is so licensed set forth opposite each jurisdiction.

        3.4.    No Conflicts; Consents and Approvals, etc.

                (a) Except as set forth in Schedule 3.4(a), the execution, delivery and performance of this Agreement by PMH or PGH and the consummation of the transactions contemplated hereby will not result in (i) a conflict with, or breach or violation of, any provision of the certificate or articles of incorporation or by-laws of PMH, PGH or any PGH Subsidiary,

(ii) subject to obtaining the consents referred to in Section 3.4(b), any breach or violation of, default under, or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) under, any law, statute, regulation, rule, judgment, order, writ, injunction or decree of any jurisdiction within the United States (collectively, "LAWS"), any license, franchise, permit, approval, exemption, classification, certificate, registration or other authorization issued by a Governmental Authority (collectively, "PERMITS") or any mortgage, note, lease, agreement, loan agreement, other agreement or instrument for borrowed money, guarantee, reinsurance treaty, deed of trust, indenture or any other written or oral instrument (collectively, "CONTRACTS") to which PMH, PGH or any PGH Subsidiary is a party or by which any of them or their respective properties or assets are bound or (iii) the creation or imposition of any liens, security interests, adverse claims, charges or encumbrances (collectively, "LIENS") upon the Business Assets or any other assets or properties of PMH, PGH or any PGH Subsidiary other than Liens resulting from the actions of GEFA or any of its Affiliates.

                (b) Except as set forth in Schedule 3.4(b), no consent, approval or authorization of or filing with any third party or any Governmental Authority ("APPROVALS") is required on the part of PMH, PGH or any PGH Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) filings required with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and (ii) approvals or non-disapprovals of the insurance regulatory authorities and other Governmental Authorities of the jurisdictions listed on Schedule 3.4(b) (the "PGH REQUIRED JURISDICTIONS").

        3.5.    Capital Stock of PGH Subsidiaries.

                The authorized Capital Stock of each of the PGH Subsidiaries is set forth on Schedule 3.5. All issued and outstanding shares of Capital Stock of each of the PGH Subsidiaries are owned solely, both of record and beneficially, directly or indirectly by PGH, free and clear of all Liens, and have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Schedule 3.5, there are not outstanding any (i) securities or obligations of PGH convertible into or exchangeable for Capital Stock of any PGH Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from any PGH Subsidiary any Capital Stock of any PGH Subsidiary or any securities or obligations convertible into or exchangeable for Capital Stock of any PGH Subsidiary or
(iii) obligations of any PGH Subsidiary to issue Capital Stock of any PGH Subsidiary or securities or obligations convertible into or exchangeable for Capital Stock of any PGH Subsidiary, and no authorization therefor has been given. None of the PGH Subsidiaries has any direct or indirect equity interest or investment in any corporation, partnership, joint venture, association or other business organization other than (i) as set forth on Schedule 3.5, (ii) in the case of PDS, CA Benefits or (iii) in the case of PAL, the Investment Assets.

        3.6.    Financial Statements.

                (a)     PGH has delivered to GEFA:

                        (i) the consolidated balance sheets of PGH and the PGH Subsidiaries as at December 31, 1997 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1997 and 1998, together with any exhibits, schedules or notes thereto and the unqualified report of PricewaterhouseCoopers LLP thereon and the consolidated balance sheets of PGH and the PGH Subsidiaries as of September 30, 1999, and the related consolidated statements of income and changes in shareholders' equity for the nine months ended September 30, 1999 (the "PGH GAAP FINANCIAL STATEMENTS");

                        (ii) the annual and quarterly statements of PAL, including all exhibits, schedules or notes thereto and any affirmations or certifications filed therewith (the "PAL STATUTORY STATEMENTS"), as filed with the Connecticut Insurance Department for the years ended December 31, 1996, 1997 and 1998 and the quarter ended June 30, 1999; and

                        (iii) the audited statutory-basis balance sheets of PAL as at December 31, 1996, 1997 and 1998, and the related statutory-basis statements of income, capital and surplus, and cash flow for each of the years ended December 31, 1996, 1997 and 1998, together with any exhibits, schedules or notes thereto and the unqualified report of PricewaterhouseCoopers LLP thereon (the "AUDITED PAL SAP STATEMENTS").

                (b) The PGH GAAP Financial Statements present fairly, in all material respects, the consolidated financial position of PGH and the PGH Subsidiaries on a consolidated basis as at the respective dates and for the respective periods indicated therein and the results of their consolidated income, changes in shareholders' equity and cash flows for the respective periods then ended, in each case, in accordance with GAAP applied on a consistent basis throughout the periods indicated, except for the deviations from GAAP disclosed thereon or in any exhibits, schedules or notes thereto and except with respect to accounting transactions relating to Statutory Net Pension Liability.

                (c) The PAL Statutory Statements and the Audited PAL SAP Statements have been prepared in accordance with the statutory accounting practices prescribed or permitted by the Connecticut Insurance Department ("CONNECTICUT SAP") and such accounting practices have been applied on a consistent basis throughout the periods indicated, subject to customary year-end adjustments in the case of the quarterly PAL Statutory Statements, except as expressly set forth or disclosed in the respective exhibits, schedules and notes thereto. The Audited PAL SAP Statements present fairly, in all material respects, the admitted assets, reserves, liabilities, capital and surplus of PAL as at the respective dates thereof and the results of its operations and its cash flow for the respective periods then ended. The PAL Statutory Statements and the Audited PAL SAP Statements complied with all Applicable Insurance Laws of the State of Connecticut when filed. No deficiencies or required adjustments with respect to the Statutory Statements or the Audited SAP Statements have been asserted by any Governmental Authority that have not been cured or otherwise resolved to the satisfaction of such Governmental Authority and that have not been disclosed on Schedule 3.6(c).

        3.7.    Reserves.

                (a) The aggregate reserves as recorded in the PAL Statutory Statements have been determined in accordance with Connecticut SAP (except as set forth therein). The insurance reserving practices and policies of PAL have not changed, in any material respect, since June 30,

1999 and the results of the application of such practices and policies are reflected in the PAL Statutory Statements. All reserves set forth in the PAL Statutory Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of the Applicable Insurance Laws of the State of Connecticut.

                (b) All reserves and other similar amounts with respect to insurance as established or reflected in the PGH GAAP Financial Statements were determined in accordance with GAAP. All such reserves and other similar amounts were adequate in all material respects as of the respective dates of such statements, based upon then current information and assumptions concerning investment income, mortality and morbidity experience, persistency and expenses, to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of PAL under all insurance contracts under which PAL had any liability (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar contract) on the respective dates of such financial statements. The GAAP insurance and reserve practices and policies of PAL have not changed, in any material respect, since June 30, 1999. The foregoing clauses (a) and (b) shall not be construed as a guarantee of the adequacy of the reserves.

        3.8.    Absence of Undisclosed Liabilities.

                Except as set forth in Schedule 3.8, none of the PGH Subsidiaries has any liabilities of any nature (including, without limitation, obligations or liabilities arising from policyholder claims or guaranty fund assessments), whether absolute, accrued, contingent or otherwise, of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto), except for (i) liabilities fully and adequately reflected or reserved against in the PGH GAAP Financial Statements, the PAL Statutory Statements or the Audited PAL SAP Statements or in the notes, exhibits, schedules, and interrogatories thereto in accordance with the standards of disclosure applicable thereto, (ii) liabilities incurred since the date of the most recent quarterly balance sheet included in the PGH GAAP Financial Statements in the ordinary course of business and (iii) liabilities reflected in the Schedules hereto.

        3.9.    Absence of Changes.

                Except as set forth in Schedule 3.9, since June 30, 1999, other than in connection with the transactions contemplated by this Agreement or reflected in the Schedules hereto, the PGH Subsidiaries have conducted the PGH Business in the ordinary course, in substantially the same manner in which it has been previously conducted, there has been no PGH Material Adverse Effect, and none of the PGH Subsidiaries has:

                (a) purchased or redeemed any shares of its equity securities, or issued or sold (or agreed to issue or sell) any of its equity securities or any option, warrant, conversion or other right to purchase or acquire any of its equity securities or granted or agreed to grant such rights;

                (b) incurred any indebtedness for borrowed money or issued any debt securities other than indebtedness on commercially reasonable terms not in excess of $500,000 in principal amount for all PGH Subsidiaries, entered into any guaranty or declared, set aside or paid any dividends or other distribution in respect of its equity securities;

                (c) mortgaged, pledged or subjected to any Lien any of their respective properties or assets, except for Liens incurred in the ordinary course of business or Permitted Liens;

                (d) except as required by GAAP or Connecticut SAP, made any change in its accounting principles or the methods by which such principles are applied for financial reporting purposes or changed in any material respect its underwriting, actuarial or Tax accounting methods or made, modified or revoked any material Tax elections;

                (e) increased the compensation of any officer or employee, other than (i) in the ordinary course of business or (ii) to comply with applicable Law; or entered into any new or amended any existing employment contracts, severance agreements or consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment, in each case other than in the ordinary course of business;

                (f) disposed or agreed to dispose of any properties or assets necessary for the conduct of the PGH Business as currently conducted, other than in the ordinary course of business;

                (g) canceled or forgiven any debts or claims in excess of $50,000, individually or in the aggregate;

                (h) taken any action to forfeit, abandon, modify, waive, terminate or otherwise change any of its Permits, except (i) as may be required in order to comply with applicable Law or (ii) as may be contemplated by this Agreement;

                (i) issued, reinsured or sold new kinds of Policies, or amended existing kinds of Policies except to the extent required to comply with applicable Law;

                (j) suffered any material casualty losses not covered by insurance;

                (k) amended its charter or by-laws or merged with or into any other Person;

                (l)     split, combined or reclassified its Capital Stock;

                (m) entered into or amended or terminated any transaction or contract that has or could reasonably be expected to have a PGH Material Adverse Effect;

                (n) ceased its lead generation or marketing activities or terminated or amended any material reinsurance or coinsurance contract (including, without limitation, any surplus relief or financial reinsurance contract), whether as reinsurer or reinsured in each case other than in the ordinary course of business;

                (o) made any payments to any Affiliates except in satisfaction of previous contractual obligations;

                (p) entered into any joint ventures or partnerships of any kind;

                (q) settled or received a judgment in any Proceeding in which a PGH Subsidiary was a party;

                (r) become or committed to become a plaintiff in any Proceeding, excluding counterclaims with respect to claims made under any Policy;

                (s) assumed, guaranteed or endorsed the obligations of any Person; or

                (t) entered into any contract or other agreement to do any of the foregoing.

        3.10.   Property; Assets.

                (a)     None of the PGH Subsidiaries owns any real property.
Schedule 3.10 lists all items of personal property owned by the PGH Subsidiaries that individually have a value in excess of $10,000, and all items of computer software owned by the PGH Subsidiaries (collectively, the "OWNED PERSONAL PROPERTY") and all items of real property and personal property leased by the PGH Subsidiaries subject to a lease with a term in excess of one year or annual payments in excess of $1,000, and all items of computer software licensed by or for the PGH Subsidiaries (the "LEASED REAL PROPERTY" and, collectively, the "LEASED PERSONAL PROPERTY," respectively). Except as set forth in Schedule 3.10, the PGH Subsidiaries have legal and beneficial ownership of all the Owned Personal Property listed on Schedule 3.10 and valid leasehold interests in the Leased Real Property and the Leased Personal Property listed on Schedule 3.10, in each case, free and clear of all Liens, except as set forth on Schedule 3.10 and except for Permitted Liens. Except as set forth on Schedule 3.10, the Owned Personal Property, the Leased Real Property and the Leased Personal Property, together with the PGH Business Assets and the property to be provided for use by the PGH Subsidiaries pursuant to the Transition Services Agreement, constitute all of the property necessary (other than Permits) to conduct the PGH Business as currently conducted, that individually have a value in excess of $10,000 (except items of computer software).

                (b) Each lease (including any option to purchase contained therein) pursuant to which any of the PGH Subsidiaries lease any Leased Real Property or Leased Personal Property is listed on Schedule 3.10 (the "LEASES") and is in full force and effect. There exists no material default or event of default (or any event that with notice or lapse of time or both would become a material default) on the part of any of the PGH Subsidiaries under any of the Leases or, to the Knowledge of PGH, any other party to the Leases.

        3.11.   Contracts.

                (a) Schedule 3.11(a) lists all Contracts of the following types to which any of the PGH Subsidiaries is a party or by which any of the PGH Subsidiaries or any of their respective properties is bound as of the date hereof and will be bound following the Second Closing or pursuant to which goods or services are provided to the PGH Subsidiaries (other than real property Leases, Reinsurance Agreements or labor or employment-related Contracts, which are provided for in Schedules 3.10, 3.11(b) or 3.12, respectively):

                        (i) Contracts with health care providers or networks that are material to the PGH Business;

                        (ii) Contracts that involve one or more payments or potential payments by or to the PGH Subsidiaries of amounts in excess of $100,000 per year;

                        (iii) Contracts (or portions thereof) issued by PMH pursuant to which PMH provides only administrative services to customers of any PGH Subsidiary;

                        (iv) distributing, marketing, agency, dealer, sales representative or other similar Contracts involving in excess of $100,000 per year;

                        (v) Contracts or arrangements with PGH or any of its Affiliates;

                        (vi) partnership, joint venture or other similar Contracts or arrangements;

                        (vii) Contracts relating to the borrowing of money or extension of credit in any case in excess of $100,000;

                        (viii) all Contracts with any Person containing any provision or covenant limiting the ability of any PGH Subsidiary after it ceases to be a Subsidiary of PHLMIC to (A) sell any products or services of any other Person, (B) engage in any line of business or (C) compete with or obtain products or services from any Person or limit the ability of any Person to compete with or provide products or services to any PGH Subsidiary;

                        (ix) all Contracts pursuant to which any PGH Subsidiary has agreed to indemnify or hold harmless any Person (other than pursuant to Policies and reinsurance and coinsurance agreements and charter and by-law provisions, indemnifications in the ordinary course of business and indemnification clauses contained in any of the Contracts identified in Schedule
                                3.11 (or not required to be identified thereon) pursuant to any of the preceding clauses of
                                Section 3.11); or

                        (x) other Contracts that are not cancelable by any of the PGH Subsidiaries on notice of sixty days or less and that require payment by any of the PGH Subsidiaries after the date hereof of more than $100,000.

        Each such Contract is a legal, valid and binding obligation of the PGH Subsidiaries and is in full force and effect except as to enforceability which may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity). No PGH Subsidiary, nor to the Knowledge of PGH, any other party thereto, is in default under or, with or without notice of lapse of time or both, would be in default under any of the Contracts listed on Schedule 3.11(a), except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a PGH Material Adverse Effect. No PGH Subsidiary has received any notice of termination with respect to any Contract required to be disclosed on Schedule 3.11(a) or Schedule 3.11(b), except as provided on the latter Schedule.

                (b) Schedule 3.11(b) lists all Contracts providing reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification of insurance liabilities to which any PGH Subsidiary is a party that is currently in effect (or pursuant to which a party continues to or should reserve against potential liability) (the "REINSURANCE AGREEMENTS") on the date of this Agreement. All such Reinsurance Agreements are legal, valid, binding and in full force and effect in accordance with their terms. No PGH Subsidiary is, and, to the Knowledge of PGH, no other party thereto is, in default of or, with or without notice or lapse of time or both, would be in default of any provision thereof, which default has or could have, individually or in the aggregate, a PGH Material Adverse Effect and, except as set forth on Schedule 3.11(b), no such Reinsurance Agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision that would be altered or otherwise become applicable by reason of such transactions. Except as required by Law or as disclosed on Schedule 3.11(b), all amounts payable under any Reinsurance Agreement and all amounts payable by any Person that is a party to any Reinsurance Agreement have been paid in accordance with the terms of the Reinsurance Agreements under which they arose, except for such amounts for which PGH reasonably believes there is a reasonable basis to contest payment. Except as disclosed on Schedule 3.11(b), to the Knowledge of PGH, no reinsurer that is a party to any of such Reinsurance Agreements has a valid defense to payment of its material obligations under such Reinsurance Agreements. No

PGH Subsidiary has entered into any series of transactions that are required to be recorded as financial reinsurance pursuant to either GAAP or Connecticut SAP.

                (c) There have been, or will be, made available to GEFA true and complete copies of all Contracts required to be set forth in Schedule 3.11(a) or Schedule 3.11(b) or in any other Schedule hereto.

        3.12.   Employment Agreement and Benefits, etc..

                (a) Employment Agreements and Plans. Schedule 3.12(a) lists all Plans to which any of the PGH Subsidiaries is a party or that are maintained by or otherwise contributed to by PMH, PGH or their Affiliates for the benefit of PGH Business Employees (as defined in Section 8.1(a)) or PGH Subsidiary Employees (as defined in Section 8.1(a)) (the "PHOENIX PLANS").

                (b) ERISA. Each Phoenix Plan subject to ERISA and/or the Code complies with and has been administered in all material respects in compliance with the requirements of ERISA and the Code, and in accordance with the documents related to such Plan. No Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA) to which PMH or PGH or any member of the same controlled group of corporations as PMH or PGH within the meaning of section 4001(a)(3) of ERISA contributes and which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code. No material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by PMH or PGH, with respect to any Plan and no "reportable event" (as such term is used in ERISA section 4043) has occurred, other than any event for which notice to the PBGC is waived. None of PMH, PGH or any of their Affiliates has incurred any liability for any Tax or penalty imposed by section 4975 of the Code or section 502(i) of ERISA with respect to the Phoenix Plan. None of PMH, PGH or any of their Affiliates maintains or has ever maintained, has contributed to or has withdrawn at any time within the preceding six years, from any multiemployer plan, as defined in section 3(37) of ERISA. Except as disclosed in Schedule 3.12(b), there are no pending or, to the Knowledge of PGH, threatened Proceedings or claims by or on behalf of any of the Phoenix Plans or by any employee involving any Phoenix Plan (other than routine claims for benefits). All contributions required to have been made by PMH, PGH or any of their Affiliates to any Phoenix Plan or to any other employee benefit plan (within the meaning of section 3(3) of ERISA) under the terms of any such Plan or pursuant to any applicable collective bargaining agreement or applicable Law (including, without limitation, ERISA and the Code) have been made on or before the due date.

                (c) Tax Qualification. Except as disclosed in Schedule 3.12(c), each Phoenix Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, to the Knowledge of PGH, nothing has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification or tax-exempt status.

                (d) Documents. Current, accurate and complete copies of each Phoenix Plan (or to the extent that no such copy exists, an accurate description), all existing amendments, and to the extent applicable, all existing annuity contracts, insurance contracts or other funding arrangements, all summary plan descriptions, Internal Revenue Service determination letters, and the most recent annual reports on Form 5500, if any, have been provided to GEFA.

                (e) Retiree Benefits. Except as disclosed in Schedule 3.12(e), none of PMH, PGH or any of their Affiliates maintains or contributes to any Plan that provides, or has any liability or obligation to provide, life insurance, medical or other employee welfare benefits to any employee (or his or her beneficiary) upon and/or after such employee's retirement or termination of employment, except as may be required by Law, none of PMH, PGH or any PGH Subsidiary has ever represented, promised or contracted to or with any employee (or former employee) that such employee (or former employee) would be provided life insurance, medical or other employee welfare benefits upon his or her retirement or termination of employment except to the extent required by Law.

                (f) Except as disclosed on Schedule 3.12(f), none of the Phoenix Plans contains any provision that would result in any additional benefits, accelerated vesting and/or accelerated payments solely as a result of the consummation of the transactions contemplated by this Agreement or would, in the aggregate as to any one individual, constitute an "excess parachute payment" under section 280G of the Code.

                (g) Except as disclosed in Schedule 3.12(g), Part I, since May 1, 1999, there has not been any adoption or amendment by PMH, PGH or any PGH Subsidiary, of any Plan. Except as disclosed in Schedule 3.12(g), Part II, there exist no written executory employment, consulting, severance, termination or indemnification Contracts between PGH or any PGH Subsidiary and any current or former employee, officer or director of such entities.

                (h) Any individual who performs services for PGH or any PGH Subsidiary (other than through a Contract with an organization other than such individual) and who is not treated as an employee for federal income Tax purposes by PMH, PGH or any PGH Affiliate would not reasonably be expected to be classified as an employee for such purposes.

        3.13.   Intellectual Property.

                Schedule 3.13 lists all trademarks, copyrights, trade names, service marks, patents, assumed names, computer software programs and all applications therefor, used or required by any of the PGH Subsidiaries in the conduct of their respective businesses (the "INTELLECTUAL PROPERTY"), together with the owner of each item of Intellectual Property and the terms of any Contract (except with respect to computer software programs) pursuant to which one of the PGH Subsidiaries uses such items of Intellectual Property. Except as set forth in Schedule 3.13 and except for items of Intellectual Property covered by the Transition Services Agreement or the Computer Services Agreement, PHLMIC owns the Intellectual Property free and clear of all Liens. Except as set forth in Schedule 3.13, none of PMH, PGH or any PGH Subsidiary has received any notice or claim that a PGH Subsidiary is infringing on or otherwise acting adversely to the Intellectual Property rights of any Person and, to the Knowledge of PGH, no Person is infringing on the Intellectual Property. Except as set forth in
Schedule 3.13, no PGH Subsidiary has licensed or agreed to license for use by any other Person any of the Intellectual Property. Any Intellectual Property currently used in the PGH Business is subject to a currently valid license in full force to which PHLMIC or any of its Affiliates is a party.

        3.14. Governmental Authorizations; Compliance with Law; Forms and Policies.

                (a) Each of the PGH Subsidiaries is in compliance with the Laws or Permits applicable to it, the PGH Business and the PGH Business Assets. Each of the PGH Subsidiaries and, to the Knowledge of PGH, their independent agents, have marketed, sold and issued products of such company in compliance with the Laws applicable to the PGH Business in the respective jurisdiction in which such products have been marketed or sold. Except as otherwise set forth in Schedule 3.14(a), the PGH Subsidiaries hold all Permits necessary for the conduct of the PGH Business as presently conducted. All of such Permits are valid and in full force and effect, and no Proceeding is pending or, to the Knowledge of PGH, threatened that could result in the suspension, revocation or limitation of any such Permits. Except as disclosed in Schedule 3.14(a), none of the PGH Subsidiaries has received any notice of any violation of any Law or Permit, applicable to it or to any of its properties. Notwithstanding the foregoing, the representations contained in this
Section 3.14 do not relate to the Permits identified on Schedule 3.4, which are instead the subject of Section 3.4(a); employee benefits matters, which are instead the subject of Section 3.12 and Article VIII; or any Tax Matters, which are instead the subject of Article VII.

                (b)     Except as set forth in Schedule 3.14(b):

                        (i) all forms of insurance policies, and guaranteed interest contracts and amendments and riders thereto (collectively, "POLICIES") in force that were issued by PAL, that PAL has a current contractual obligation to issue or for which PAL has any reinsurance obligation, are, to the extent required under the insurance Laws of any applicable jurisdictions (collectively,
                                "APPLICABLE INSURANCE LAWS"), and in all material respects, on forms approved by applicable Governmental Authorities of the jurisdictions where issued or have been filed with and not objected to by such Governmental Authorities within the period provided for objection;

                        (ii) all Policy applications in respect of Policy forms in force that were issued by PAL or for which PAL has any reinsurance obligations and required to be filed with or approved by applicable Governmental Authorities under Applicable Insurance Laws have been so filed or approved;

                        (iii) all such forms and applications have been administered in accordance with Applicable Insurance Laws and the then current industry practices;

                        (iv) any premium rates with respect to Policies that were issued by PAL or for which PAL has any reinsurance obligations, which rates are, or were at the time such policies were issued, required to be filed with or approved by applicable Governmental Authorities under Applicable Insurance Laws have been so filed or approved and premiums charged conforming to the rates so filed;

                        (v) all Contracts to which any PGH Subsidiary is a party that are required to be filed with or approved by a Governmental Authority have been so filed or approved; and

                        (vi) no material deficiencies have been asserted by any Governmental Authority with respect to any such filings that have not been cured or otherwise resolved to the satisfaction of such Governmental Authority.

                (c) PGH has previously made available to GEFA true and complete copies of (i) the reports (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of the most recent financial examinations and market conduct examinations of PAL issued by any insurance regulatory authority and (ii) any and all actuarial opinion memoranda issued in connection with PAL's year end financial statements during the preceding two years.

                (d) Except as set forth in Schedule 3.14(d), each of the PGH Subsidiaries has filed or otherwise provided all reports, data, registrations and other information and applications required to be filed with or otherwise provided to any federal, state or local Governmental Authorities having jurisdiction over such company, and all required regulatory approvals in respect thereof are in full force and effect. No material deficiencies have been asserted by any such Governmental Authority with respect to any such regulatory filings or submissions that have either not been or will not be, in the ordinary course, satisfied.

                (e) PAL has delivered or made available to GEFA true and complete copies of all underwriting manuals (including each amendment thereto) utilized by PAL since January 1, 1996. The underwriting standards and ratings applied by PAL since such date with respect to Policies issued by PAL or for which PAL has any reinsurance obligations have conformed in all material respects to those contained in the foregoing underwriting manuals as in effect at the times such Policies were underwritten.

                (f) To the Knowledge of PGH, except as disclosed in Schedule 3.14(f), all Contract benefits payable by any of the PGH Subsidiaries have been or will be paid, and all Contract claims have been or will be settled, all in a timely manner in accordance with the terms of the Contracts under which they arose, except for such benefits or claims that the appropriate PGH Subsidiary reasonably believes there is a reasonable basis to contest.

                (g) Except as set forth in Schedule 3.14(g), no outstanding Policy or other insurance or annuity Contract issued, reinsured or underwritten by PAL entitles the holder thereof or any other Person to receive any dividends, distributions, experience rating refunds or other benefits based on the revenues or earnings of any other Person.

                (h) Each independent agent of any PGH Subsidiary, at the time such agent wrote, sold or produced business for such company, was duly licensed and properly appointed by such company as an independent agent (for the type of business written, sold or produced by such agent) in the particular jurisdiction in which such agent wrote, sold or produced such business.

        3.15.   Litigation.

                Except as otherwise set forth in Schedule 3.15, (a) there are no claims, audits, actions, suits, arbitrations, investigations or proceedings, whether civil, criminal, administrative or investigative (each, a "PROCEEDING") pending or, to the Knowledge of PGH, threatened against PMH, PGH or any of the PGH Subsidiaries before any Governmental Authority or arbitrator, that if resolved adversely to PMH, PGH or any of the PGH Subsidiaries, individually or in the aggregate, would reasonably be expected to have a PGH Material Adverse Effect and (b) there are no judgments, orders or decrees of any Governmental Authority or arbitrator binding on any of the PGH Subsidiaries that (i) have been issued by any insurance regulatory authority, (ii) would materially restrict the ability of any of the PGH Subsidiaries to conduct its PGH Business as now being conducted or (iii) has had or would reasonably be expected to have a PGH Material Adverse Effect. None of the PGH Subsidiaries is in default under any judgment, decree, injunction or order of any Governmental Authority or arbitrator outstanding against it. No Proceeding relating to the transactions contemplated by this Agreement is (i) pending, (ii) dismissed with rights of appeal not fully lapsed or (iii) to the Knowledge of PGH, threatened, in each case before any Governmental Authority, that questions the validity of this Agreement or either Shareholders Agreement or any of the transactions contemplated hereby or thereby or that presents a risk of the restraint or prohibition of the transactions contemplated hereby or thereby or the obtaining of material damages or other material relief in connection herewith or therewith or deprives, or would reasonably be expected to deprive, GEFA of any of the material benefits hereunder or thereunder or that could reasonably be expected to have a PGH Material Adverse Effect.

        3.16.   Brokers.

                All discussions and negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of PMH or PGH in such manner as to give rise to any valid claim against GEFA, PMH, PGH or any of their Affiliates for any brokerage or finder's commission, fee or similar compensation, except for Bear, Stearns & Co. Inc., whose fees in respect hereof shall be paid by PMH.

        3.17.   Insurance.

                Schedule 3.17 summarizes the amount and type of the insurance currently in force insuring the PGH Subsidiaries and their operations and properties against loss or liability. All such policies or Contracts of insurance are sufficient for compliance with all requirements of Law and of all Contracts to which any of the PGH Subsidiaries is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect. No notice of cancellation or termination of any such insurance policy or Contract has been given to the PGH Subsidiaries and neither the execution of this Agreement nor the consummation of the transactions contemplated thereby will give rise, whether with the giving of notice, the lapse of time, or both, to any right to terminate or cancel such policies or Contracts prior to the Second Closing.

        3.18.   Environmental Matters.

                Except as disclosed on Schedule 3.18:

                (a) the operations of each of the PGH Subsidiaries and the real property currently (or, to the Knowledge of PGH, formerly) owned, leased, occupied or operated by the PGH Subsidiaries are in compliance and, during the period of the ownership or tenancy of each of the PGH Subsidiaries have been or were in compliance, with all applicable Environmental Laws;

                (b) no Proceedings are pending or, to the Knowledge of PGH, threatened against any PGH Subsidiary pursuant to any applicable Environmental Laws;

                (c) each of the PGH Subsidiaries has obtained and will maintain through the Second Closing Date, all governmental approvals that are required with respect to its operations under any Environmental Law;

                (d) no PGH Subsidiary: (i) has any liability for response costs or corrective action pursuant to any Environmental Law with respect to any real property or facility formerly owned, or currently or formerly leased or operated by any PGH Subsidiary or any other real property or facility where such liability arises from or relates to the off-site transport, generation, treatment, storage or disposal of any Hazardous Material by or on behalf of any PGH Subsidiary or the off-site migration of any Hazardous Material from any of the foregoing types of properties, (ii) has received any notice of any Environmental Claim involving any PGH Subsidiary or any real property or facility formerly owned, or currently or formerly leased or operated by any PGH Subsidiary, (iii) has any Knowledge of any Environmental Claim at any real property or facility formerly owned, or currently or formerly leased or operated by any PGH Subsidiary or (iv) has received any written request for information under Section 104 of CERCLA or any comparable state Law;

                (e) no real property currently (or to the Knowledge of PGH, formerly) owned, operated or leased by any PGH Subsidiary is listed or has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information Systems ("CERCLIS") or any analogous state lists; and

                (f) PGH has made available to GEFA copies of all environmental investigations, audits, assessments or other analyses conducted by or on behalf of, or that are otherwise in possession of PMH, PGH or any PGH Subsidiary relating to any real property formerly owned, or currently or formerly leased or operated by any PGH Subsidiary.

        3.19.   Bank Accounts.

                Schedule 3.19 contains:

                (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any PGH Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading, trust or other similar relationship; and

                (b) a true and complete list and description of each such account, box and relationship, including a list of all authorized signatories.

        3.20.   Labor Matters.

                (a) No PGH Subsidiary is a party to any labor or collective bargaining agreement.

                (b) No employees of any PGH Subsidiary are represented by any labor organization that is certified to represent such employees under the National Labor Relations Act. No labor organization or group of employees of any PGH Subsidiary has made pending demand for recognition or certification and there are no representation or certification Proceedings or petitions seeking a representation Proceeding presently pending or, to the Knowledge of PGH, threatened to be brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of PGH, there are no organizing activities involving any PGH Subsidiary pending with any labor organization or group of employees of any PGH Subsidiary.

                (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened against or involving any PGH Subsidiary. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of PGH, threatened by or on behalf of any employee or group of employees of the PGH Subsidiaries that, if individually or collectively resolved against the PGH Subsidiaries, as the case may be, could reasonably be expected to have a PGH Material Adverse Effect.

                (d) Except as set forth in Schedule 3.20(d), each of the PGH Subsidiaries is in compliance with all Laws relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax.

                (e) There has not been and, except as may result from the termination of employees of PGH, Group Services, PDS, CDM or CA Benefits as contemplated by Section 8.1(a) of this Agreement, there will be no "mass layoff" or "plant closing" as defined by WARN with respect to any PGH Subsidiary prior to the Second Closing.

                (f) There are no complaints, charges or claims against any PGH Subsidiary pending or, to the Knowledge of PGH, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by any PGH Subsidiary of any individual, other than such complaints, charges or claims that, individually or in the aggregate, would not reasonably be expected to have a PGH Material Adverse Effect.

        3.21.   Regulatory Qualifications.

                To the Knowledge of PGH, no event has occurred or condition exists or, to the extent it is within the control of PMH, PGH or any PGH Subsidiary, is likely to occur or exist with respect to PMH, PGH or any PGH Subsidiary, that in connection with the transactions contemplated by this Agreement would cause PMH, PGH or any PGH Subsidiary to fail to satisfy any applicable Law or that prevents or would reasonably be likely to prevent PMH, PGH or any

PGH Subsidiary from obtaining necessary approvals from any Governmental Authority to consummate the transactions contemplated by this Agreement.

        3.22.   Year 2000 Compliance.

                (a) The computer systems (the "PGH COMPUTER SYSTEMS") (i) of the PGH Subsidiaries or (ii) included in the PGH Business Assets (including without limitation all software, hardware, workstations and related components and automated devices) ("COMPUTER SYSTEMS") are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999. The term "YEAR 2000 COMPLIANT" as used in this Section 3.22 means that the PGH Computer Systems (i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing (except as provided in Schedule 3.22(a)(i) with respect to tagging and sequencing), without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output, (ii) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data represented by only two digits and date fields assigned special values), (iii) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (iv) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (vi) have the ability to correctly process on and after January 1, 2000 data containing dates before that date and (vii) have the ability to recognize all "leap years."

                (b) The PGH Computer Systems have (or no later than the date of the Second Closing will have) the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties with whom any PGH Subsidiary exchanges data electronically (including, without limitation, insurance agents, customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsourcers, data processors, regulatory agencies and banks) whether or not they have achieved Year 2000 Compliance. The PGH Subsidiaries have inquired of all such third parties whose lack of Year 2000 Compliance would be materially or significantly adverse to the PGH Subsidiaries and all such third parties have represented that they are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999.

                (c) PMH and PGH have a detailed and comprehensive plan (the "PGH YEAR 2000 PLAN") regarding Modified Year 2000 Compliance of the Computer Systems provided or used in providing services under the Transition Services Agreement or the Computer Services Agreement (the "TRANSITION COMPUTER SYSTEMS") (including, without limitation, the costs of reprogramming, reprogramming errors and failures of information technology that is not Modified Year 2000 Compliant) will not, in the aggregate, have a PGH Material Adverse Effect. "MODIFIED YEAR 2000 COMPLIANT" means that such information technology (a) accurately processes date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000 and (b) accurately performs leap year calculations. PGH has undertaken a review and assessment of the

Modified Year 2000 Compliance of its material suppliers, customers and service providers and, based upon information provided by such persons, has determined that no failure of any information technology of these persons to be Modified Year 2000 Compliant will have a PGH Material Adverse Effect. This representation shall be used by GEFA solely for the purpose of triggering the indemnity provisions of Section 10.2(b) of this Agreement and may not be used and shall have no force or effect with respect to any other person, including any third party beneficiary of this Agreement.

        3.23.   Investment Assets.

                (a) Schedule 3.23 contains (i) a list of all Investment Assets owned by PAL as of September 30, 1999, together with the carrying value on the balance sheet included in the PGH GAAP Financial Statements as of September 30, 1999, of each such Investment Asset, and (ii) a list of all purchases, acquisitions, sales or dispositions of Investment Assets by PAL for October, 1999 (including the Investment Assets involved and the dates and prices of the transactions). PAL has good and valid title to the Investment Assets listed in Schedule 3.23 or purchased or acquired since September 30, 1999, free and clear of any Liens or other encumbrances, other than Investment Assets sold or disposed of in the ordinary course of business since such date.

                (b) From the date hereof until the Second Closing Date, PAL shall purchase and sell its Investment Assets, and invest and reinvest income and proceeds in respect thereof only in accordance with investment policies mutually agreed upon by GEFA and PGH.

        3.24.   Investment Company.

                None of the PGH Subsidiaries is an "investment company" or a company "controlled" by an investment company, within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT").

        3.25.   Purchase for Investment; Restricted Shares.

                PGH acknowledges that it is acquiring the Purchased GELAAC Shares for investment only and not with a view toward any resale or distribution except in compliance with the Securities Act. PGH has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Purchased GELAAC Shares and is capable of bearing the economic risks of such investment. PGH understands that the Purchased GELAAC Shares have not been and will not be registered under the Securities Act and that the Purchased GELAAC Shares may not be sold or otherwise transferred by it, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and unless such disposition is made in accordance with the terms of the GELAAC Shareholders Agreement, and that a legend to such effect will be placed on the certificates representing the Purchased GELAAC Shares.

        3.26.   Schedules.

                As of the date hereof, all Schedules related to Article III are substantially complete and accurate.


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


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF GEFA

                GEFA represents and warrants to PMH and PGH as follows:

        4.1.    Corporate Status and Authority of GEFA.

                GEFA is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of the obligations of GEFA under this Agreement have been duly authorized by all necessary corporate action on the part of GEFA and no consent or authorization of any shareholder of GEFA or GELAAC is required. This Agreement has been duly executed and delivered by GEFA and constitutes the valid and binding obligation of GEFA, enforceable against GEFA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity).

        4.2.    Corporate Status and Authority of GELAAC.

                GELAAC is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia. GELAAC is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a GELAAC Material Adverse Effect. GELAAC has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

        4.3.    Subsidiaries of GELAAC.

                A true and complete list of all Subsidiaries of GELAAC as of the date of this Agreement is set forth on Schedule 4.3 hereto. The assets, properties and results of operations of all Subsidiaries of GELAAC and all limited liability companies in which GELAAC owns a majority of the outstanding membership interests, in the aggregate, are not material to GELAAC.

        4.4.    Capitalization of GELAAC.

                The authorized Capital Stock of GELAAC consists of 50,000 common shares, par value $1,000 per share, of which 25,651 shares are issued and outstanding, and 200,000 preferred shares, stated value $1,000 per share, of which 120,000 shares are issued and outstanding. The Purchased GELAAC Shares are owned solely, both of record and beneficially, by GEFA, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are not outstanding any (i) securities or obligations of GELAAC convertible into or exchangeable for Capital Stock of GELAAC, (ii) warrants, rights or options to subscribe for or purchase from GELAAC any Capital Stock of GELAAC or any securities or obligations convertible into or exchangeable for Capital Stock of GELAAC or
(iii) obligations of GELAAC to issue Capital Stock of GELAAC or securities or obligations convertible into or exchangeable for Capital Stock of GELAAC and no authorization for any of the foregoing has been given.

        4.5.    Title.

                Upon delivery to PGH of the Purchased GELAAC Shares pursuant to this Agreement, PGH will have good and valid tile to the Purchased GELAAC Shares free and clear of all Liens, and the Purchased GELAAC Shares will be fully paid and non-assessable.

        4.6.    No Conflicts; Consents and Approvals, etc.

                (a) Except as set forth in Schedule 4.6(a), the execution, delivery and performance by GEFA of this Agreement and the consummation of the transactions contemplated hereby will not result in (i) a conflict with, or breach or violation of, any provisions of the certificate or articles of incorporation or by-laws of GEFA or GELAAC, (ii) subject to obtaining the consents referred to in Section 4.6(b), any breach or violation of, default under or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) under any Law, Permit or Contract to which GEFA or GELAAC is a party or subject or by which GEFA or GELAAC or their respective properties or assets are bound, or (iii) the creation or imposition of any Lien upon any assets or properties of GEFA or GELAAC, except for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, impair the ability of GEFA to fulfill its obligations hereunder or reasonably be expected to result in a GELAAC Material Adverse Effect.

                (b) Except as set forth on Schedule 4.6(b), no Approvals are required on the part of GEFA or GELAAC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except filings required with respect to (i) the HSR Act and (ii) approvals or non-disapprovals of the insurance regulatory authorities and other Governmental Authority of the jurisdictions listed on Schedule 4.6(b) (the "GEFA REQUIRED JURISDICTIONS," and together with the PGH Required Jurisdictions, the "REQUIRED JURISDICTIONS").

        4.7.    No Violation, Default, etc.

                GELAAC is not in violation of (i) any of its articles of incorporation or bylaws (ii) any applicable Law, other than such violations as would not, individually or in the aggregate,


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


reasonably be expected to have a GELAAC Material Adverse Effect. No event of default on the part of GELAAC or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default on the part of GELAAC exists under any Contract or Permit to which GELAAC is a party or by which GELAAC is bound or to which any of the properties, assets or operations of GELAAC is subject or of which it is a beneficiary, other than any such event of default as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect.

        4.8.    Licenses and Permits.

                GELAAC has such Permits, including those required under Applicable Insurance Laws, as are necessary to own, lease or operate its properties as currently owned, leased or operated and to conduct its business as currently conducted and all such Permits are valid and in full force and effect, other than such Permits the failure to have as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect. GELAAC is in compliance in all material respects with its obligations under such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits.

        4.9.    Environmental Matters.

                The properties, assets and operations of GELAAC are in compliance in all material respects with all applicable Environmental Laws, other than any such failure to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect. GELAAC has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), nor entered into any negotiations or agreements with any third party, in each case relating to any material liability or remedial action under Environmental Laws, other than any such liability or remedial action as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect. There are no pending or, to the Knowledge of GEFA, threatened Proceedings against or affecting GELAAC or its properties, assets or operations in connection with any applicable Environmental Laws, other than any such Proceedings as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect.

        4.10.   Taxes.

                (a) Except as set forth on Schedule 4.10, with respect to all taxable periods or portions thereof during which GELAAC was owned by GEFA or its Affiliates:

                        (i) all material Returns required to be filed by or on behalf of GELAAC or any of its Subsidiaries (collectively, the "GELAAC TAXPAYER"), have been duly filed on a timely basis;

                        (ii) such Returns are true, complete and correct in all material respects;

                        (iii) all material Taxes due and payable by the GELAAC Taxpayer (including Taxes due and payable by reason of being included in a consolidated, combined, unitary or similar Return) have been paid, withheld or fully reserved on the GELAAC GAAP Financial Statements;

                        (iv) all material Taxes owed by the GELAAC Taxpayer for or with respect to any partial taxable period that includes or ends on the First Closing Date have been or will be fully reserved for on the financial statements or books of the GELAAC Taxpayer;

                        (v) the GELAAC Taxpayer, individually or as part of an affiliated group of corporations filing a consolidated, combined, unitary or similar Return, (A) has never been audited or received written notice of initiation thereof by any Governmental Authority for which the statute of limitations for assessment of Taxes remains open, (B) has never extended any applicable statute of limitations regarding Taxes for which the statute of limitations for assessment of Taxes remains open, (C) has not filed a consent pursuant to Section 341(f) of the Code, (D) has not agreed to and is not required to make any adjustment under Section 481(a) or Section 263A of the Code (as a result of any examination by a Taxing Authority), (E) has never made any payments, is not obligated to make any payments and is not a party to any agreement or arrangement that under certain circumstances could obligate it to make any payments that may not be deductible under Section 280G of the Code, (F) is not a party to any allocation or sharing agreement with respect to Taxes and (G) has never participated in the filing of any consolidated, combined, unitary or similar Return (other than with a group for which General Electric Capital Assurance Company is the common parent); and

                        (vi) the GELAAC Taxpayer has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                (b) With respect to all taxable periods or portions thereof prior to the acquisition of GELAAC by General Electric Capital Company ("GECC"), Aon Corporation and its subsidiary, Combined Insurance Company of America, made certain representations to GECC and provided certain indemnifications to GECC, as provided in a stock purchase agreement, dated as of December 22, 1995, a copy of which has been provided to PMH.

                (c)     None of the other representations of GEFA in this
Article IV, except for Section 4.7, relate to Tax matters, which are dealt with exclusively in this Section 4.10.

        4.11.   Litigation.

                Except as set forth on Schedule 4.11, there are no pending or, to the Knowledge of GEFA, threatened Proceedings against or affecting GELAAC or any of its properties, assets or operations, or with respect to which GELAAC is responsible by way of indemnity or otherwise, other than any action as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect. No Proceeding relating to the transactions contemplated by this Agreement or the GELAAC Shareholders Agreement is (i) pending, (ii) dismissed with rights of appeal not fully lapsed or (iii) to the Knowledge of GEFA, threatened, in each case before any court or by any Governmental Authority, that questions the validity of this Agreement or the GELAAC Shareholders Agreement or any of the transactions contemplated hereby or thereby or that presents a risk of the restraint or prohibition of the transactions contemplated hereby or thereby or the obtaining of material damages or other material relief in connection herewith or therewith or deprives, or would reasonably be expected to deprive, PGH of any of the material benefits hereunder or thereunder or that would reasonably be expected to have a GELAAC Material Adverse Effect.

        4.12.   Labor Matters.

                There are no labor strikes, disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to the Knowledge of GEFA, threatened against or involving GELAAC nor are any petitions pending or, to the Knowledge of GEFA, threatened by any labor union representing or purporting to represent GELAAC's employees. There are no unfair labor practice complaints or charges before the National Labor Relations Board, no complaints, charges or grievances of any nature before any similar or comparable state, local or foreign agency relating to GELAAC. GELAAC has not received notice of, nor has Knowledge of, the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to GELAAC.

        4.13.   Financial Statements.

                (a) GEFA has delivered or made available to PGH true and complete copies of the balance sheet, income statement and cash flow statement for GELAAC's two most recent fiscal years and the balance sheet, income statement and cash flow statement for the fiscal quarters ended September 30, 1998 and September 30, 1999 (the "GELAAC GAAP FINANCIAL STATEMENTS"). The GELAAC GAAP Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial condition, results of operations, cash flows and changes in shareholders' equity of GELAAC at the dates and for the periods to which they relate.

                (b) GEFA has delivered or made available to PGH true and complete copies of the annual and quarterly statements of GELAAC as filed with the Commonwealth of Virginia, State Corporation Commission, Bureau of Insurance, for GELAAC's two most recent fiscal years and the fiscal quarters ended September 30, 1998 and September 30, 1999, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (the "GELAAC STATUTORY STATEMENTS"). The GELAAC Statutory Statements were prepared in accordance with statutory accounting practices prescribed or permitted by the Commonwealth of Virginia, State Corporation Commission, Bureau of Insurance ("VIRGINIA SAP"), consistently applied throughout the periods involved and fairly present the statutory financial condition, results of operations, cash flows and changes in shareholders' equity of GELAAC at the dates and for the periods to which they relate. Such statements complied in all material respects with all applicable laws when filed and no material deficiency has been asserted with respect to any such statement by the applicable regulatory body or any other Governmental Authority.

        4.14.   ERISA.

                Except for noncompliance that would not reasonably be expected to have a GELAAC Material Adverse Effect, GELAAC is in compliance with the terms of the Plans to which GELAAC is a party or that are maintained by or otherwise contributed to by GELAAC or its Affiliates for the benefit of present and former employees of GELAAC (the "GELAAC PLANS") and the applicable provisions of ERISA, the Code and all other applicable laws in respect of the GELAAC Plans. There are no investigations by any Governmental Authority or Proceedings (except routine claims for benefits) against or involving any GELAAC Plan or asserting any rights to or claims for benefits under any GELAAC Plan, other than such Proceedings as would not, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect. Each GELAAC Plan that is intended to be a tax-qualified Plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such GELAAC Plan and each related trust is qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and revocation has not been threatened; and, to the Knowledge of GEFA, no event has occurred and no circumstances exist that could reasonably be expected to adversely affect the tax-qualification of such GELAAC Plan. GELAAC has not incurred, and is not reasonably expected to incur, liability (including any joint and several liability) under Title IV of ERISA or under Section 412 of the Code that would reasonably be expected to have a GELAAC Material Adverse Effect or would result in the imposition of a Lien on any of the assets of GELAAC. GELAAC has not been required to and GELAAC is not reasonably expected to be required to provide security under Section 401(a)(29) to any GELAAC Plan or to any other defined benefit Plan.

        4.15.   Absence of Undisclosed Liabilities.

                Except as set forth in Schedule 4.15, GELAAC has no liabilities of any nature (including, without limitation, obligations or liabilities arising from policyholder claims or guaranty fund assessments), whether absolute, accrued, contingent or otherwise, of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto), except for
(i) liabilities fully and adequately reflected or reserved against in the GELAAC GAAP Financial Statements or in the notes, exhibits, schedules and interrogatories thereto in accordance with the standards of disclosure applicable thereto, (ii) liabilities incurred since the date of the most recent quarterly balance sheet included in the GELAAC GAAP Financial Statements in the ordinary course of business and (iii) liabilities that in the aggregate are not material to the financial condition of GELAAC.

        4.16.   Insurance.

                GELAAC carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

        4.17.   No Adverse Changes.

                Except as set forth on Schedule 4.17, since the date of the most recent quarterly balance sheet included in the GELAAC GAAP Financial Statements,
(a) GELAAC has not incurred any liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement (other than this Agreement) or other transaction, (i) that is not in the ordinary course of business or (ii) that would, individually or in the aggregate, reasonably be expected to have a GELAAC Material Adverse Effect; (b) GELAAC has not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (c) there has been no change in the outstanding Capital Stock of GELAAC and no dividend or distribution of any kind has been declared, paid or made by GELAAC on any class of its Capital Stock, except for regular distributions on its preferred shares; and (d) there has been no event or circumstance causing a GELAAC Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to result in a GELAAC Material Adverse Effect.

        4.18.   Investment Company.

                GELAAC is not an "investment company" or a company "controlled" by an investment company, within the meaning of the 1940 Act.

        4.19.   Year 2000.

                GELAAC has a detailed and comprehensive plan (the "GELAAC YEAR 2000 PLAN") regarding Modified Year 2000 Compliance (including, without limitation, the costs of reprogramming, reprogramming errors and failures of information technology that is not Modified Year 2000 Compliant) will not, in the aggregate, have a GELAAC Material Adverse Effect. GELAAC has undertaken a review and assessment of the Modified Year 2000 Compliance of its material suppliers, customers and service providers and, based upon information provided by such persons, has determined that no failure of any information technology of these persons to be Modified Year 2000 Compliant will have a GELAAC Material Adverse Effect. This representation shall be used by PMH and PGH solely for the purpose of triggering the indemnity provisions of Section 10.2(c) of this Agreement and may not be used and shall have no force or effect with respect to any other person, including any third party beneficiary of this Agreement.

        4.20.   Books and Records.

                All the books, records and accounts of GELAAC are in all material respects true and complete, are maintained in accordance with good business practice and all Laws applicable to its businesses and accurately present and reflect in all material respects all of the transactions therein described.

        4.21.   Purchase for Investment; Restricted Shares.

                GEFA acknowledges that it is acquiring the Purchased PGH Subsidiary Shares for investment only and not with a view toward any resale or distribution thereof except in compliance with the Securities Act. GEFA has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Purchased PGH Subsidiary Shares and is capable of bearing the economic risks of such investment. GEFA understands that the Purchased PGH Subsidiary Shares have not been and will not be registered under the Securities Act and that the Purchased PGH Subsidiary Shares may not be sold or otherwise transferred by it, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

        4.22.   Brokers.

                All discussions and negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of GEFA, GELAAC or any of their respective Affiliates in such manner as to give rise to any valid claim against GEFA, GELAAC or any of their respective Affiliates, PMH or PGH or any PGH Subsidiary for any brokerage or finder's commission, fee or similar compensation.

                                    ARTICLE V
                         COVENANTS OF GEFA, PGH AND PMH

        5.1.    Satisfaction of Closing Conditions.

                The parties shall use their commercially reasonable efforts to bring about the satisfaction as soon as possible of all the conditions contained in Article IX. Without limiting the generality of the foregoing, the parties shall apply for and diligently prosecute all applications for, and shall use their commercially reasonable efforts promptly to obtain, such Approvals as shall be necessary to permit the consummation of the transactions contemplated by this Agreement.

        5.2.    Publicity.

                No press release or public announcement related to this Agreement, the Ancillary Agreements, or the transactions contemplated hereby or thereby, shall be issued or made without the joint approval of PMH, PGH and GEFA, unless required by Law in which case PMH, PGH and GEFA shall have the right to review such press release or announcement prior to publication.

        5.3.    Policyholder Confidentiality.

                PMH, PGH and GEFA agree to maintain the confidentiality of all records and other information relating to customers of the PGH Subsidiaries in accordance with applicable Law and Section 5.5 hereof.

        5.4.    Cooperation; Regulatory Filings; Other Consents.

                (a) GEFA shall, and PMH and PGH shall cause PHLMIC to, as promptly as practicable, but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. PMH, PGH and GEFA shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and any other Governmental Authority and shall comply promptly with any such inquiry or request. Each of PMH, PGH and GEFA shall use commercially reasonable efforts to obtain any clearance required under the HSR Act or any other consent, approval or authorization of any Governmental Authority necessary for the consummation of the transactions contemplated hereby.

                (b) GEFA shall file a Form A or other appropriate application, if any, relating to the change of control of PAL and the other PGH Subsidiaries with the insurance regulatory authority or other appropriate regulatory authority in each of GEFA's Required Jurisdictions as promptly as practicable, but in no event later than twenty Business Days following the execution and delivery of this Agreement. GEFA shall consult in good faith with PGH as to the form and substance of each such Form A or other appropriate application. Each of PMH, PGH and GEFA shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing that is necessary under any applicable Law or in connection with filings to be specified. GEFA shall keep PGH apprised of the status of such filings.

                (c) PMH, PGH and GEFA shall as promptly as practicable comply with any other Laws of any jurisdiction that are applicable to any of the transactions contemplated hereby and pursuant to which any Approvals or filing with, any Governmental Authority or any other Person in connection with such transactions is necessary.

        5.5.    Confidentiality and Non-Solicitation.

                (a) Except as otherwise agreed by the parties hereto in writing, a party hereto and its Affiliates receiving Confidential Information (the "RECEIVING PARTY") shall hold all such Confidential Information in the strictest confidence at all times, making no use thereof other than in connection with the consummation of the transactions contemplated by this Agreement. The Receiving Party shall not without the prior written approval of an appropriate officer of any other party or its Affiliates who furnishes Confidential Information (the "DISCLOSING PARTY"): (i) release any Confidential Information to any Person other than Persons directly involved in the transactions contemplated by this Agreement; (ii) duplicate or otherwise reproduce any Confidential Information except as required in connection with the transactions contemplated by this Agreement; (iii) reverse engineer, reverse compile, or otherwise subject any software used by Phoenix or GEFA to any process, a goal of which is to obtain the source code therefor; or (iv) remove or obscure any copyright or other proprietary notice on any software or other object owned, leased or licensed by Phoenix or GEFA. At any time upon written request by the

Disclosing Party, the Receiving Party shall return all records and copies of Confidential Information, in whatever form then existing, to an appropriate officer of the Disclosing Party or destroy all copies thereof, including copies resident on any computer, and certify to the Disclosing Party in a writing signed by an authorized officer of the Receiving Party as to such destruction; provided that after the Second Closing, GEFA need not comply with any request pursuant to the prior sentence to the extent it relates solely to Confidential Information concerning the PGH Subsidiaries.

                (b) In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or process) to disclose any Confidential Information, the Receiving Party agrees that it will provide the Disclosing Party with prompt written notice of any such request or requirement (written, if practicable) so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 5.5. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Receiving Party is, in the opinion of its counsel, compelled to disclose Confidential Information, the Receiving Party may disclose that portion of the Confidential Information which its counsel advises that it is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information which is being disclosed. In any event, the Receiving Party will not oppose any action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                (c) The Receiving Party shall be liable hereunder for the actions and inactions of itself, its Affiliates and its Affiliates' officers, directors, employees, advisers and representatives, all of whom shall be required by the Receiving Party to abide by the provisions of this Agreement as though made parties hereto.

                (d) The Receiving Party shall not, and shall not permit any of its representatives to, communicate with any Person concerning any other aspect of the transactions contemplated hereby, other than Persons reasonably required to assist the Receiving Party in its analysis of the Confidential Information in order to effect the transactions contemplated hereby.

                (e) Each Receiving Party stipulates that breach of the provisions of this Section 5.5 concerning Confidential Information could cause the Disclosing Party, or the rightful owner of subject of such matters, irreparable injury inadequately compensable through monetary damages, and accordingly, agrees that the Disclosing Party shall be entitled to injunctive relief against such breach or threatened breach, in addition to any other available remedies.

                (f) Until two years after the Second Closing Date, or if there is none, then until thirty months after the date hereof, GEFA shall not directly or indirectly solicit for employment or hire or employ any officer, director or employee of Phoenix who is or was actively involved in the negotiations concerning the transactions contemplated hereby or who was, during the negotiation of the transactions contemplated hereby, an officer with the title of Vice President or higher or the equivalent who had responsibilities involving any line of business of any of the PGH Subsidiaries. Notwithstanding the foregoing, GEFA shall not be prevented from hiring any such Person who contacts it on his or her own initiative without any direct or indirect solicitation by GEFA or its agents (other than through general solicitations in industry journals, newspapers


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


or similar publications or through use of a search firm or similar agency that has not been directed by GEFA to contact such Person, except the Persons listed on Schedule 5.5).

        5.6.    Compliance with Laws.

                (a) GEFA agrees that, after the First Closing and so long as PGH or an Affiliate owns the Purchased GELAAC Shares, it will cause GELAAC to, and GELAAC will, comply with all Laws governing transactions between GELAAC and its Affiliates.

                (b) GEFA agrees that after the Second Closing and so long as PGH or an Affiliate owns the Purchased PAL Shares, it will cause the PGH Subsidiaries to comply with all Laws governing transactions between the PGH Subsidiaries and their Affiliates.

                (c) GEFA further agrees: (i) that so long as PGH or any of its Affiliates continues to own any Purchased GELAAC Shares, all intercompany and Affiliate transactions shall be allocated on the GELAAC GAAP Financial Statements and GELAAC Statutory Statements pursuant to GAAP or Virginia SAP, as the case may be, and in accordance with GELAAC's accounting practices, consistently applied, for all prior fiscal years; and (ii) so long as PGH or any of its Affiliates continues to own any Purchased PAL Shares, all intercompany and Affiliate transactions shall be allocated on PAL's financial statements pursuant to GAAP or Connecticut SAP, as the case may be, and in accordance with PAL's accounting practices, consistently applied for all prior fiscal years.

        5.7. PGH's Option to Require GEFA to Repurchase the Purchased GELAAC Shares.

                (a) GELAAC shall deliver to PGH and GEFA a notice that a Change of Control of GELAAC has occurred either prior to or no more than thirty
(30) days following the


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


occurrence of a Change of Control of GELAAC. The date such notice is given is hereinafter referred to as the "GELAAC CHANGE OF CONTROL NOTICE DATE."

                (b) PGH shall deliver to GEFA a notice that a Change of Control of PGH has occurred either prior to or no more than thirty (30) days following the occurrence of a Change of Control of PGH. The date such notice is given is hereafter referred to as the "PGH CHANGE OF CONTROL NOTICE DATE."

                (c) PGH shall have the right to require GEFA, but only GEFA, to repurchase the Purchased GELAAC Shares in full, but not in part, for the then applicable per share purchase price (the "GELAAC REPURCHASE PRICE") (which the parties agree shall constitute the fair market value of the Purchased GELAAC Shares) times the number of Purchased GELAAC Shares outstanding following a Change of Control of GELAAC.

                (d) In addition, the date forty-five (45) days after any PGH Change of Control Notice Date shall be a GELAAC Put Notice Date, within the meaning of Section 5.7(i), and GEFA shall repurchase the Purchased GELAAC Shares in full for the then applicable GELAAC Repurchase Price times the number of Purchased GELAAC Shares outstanding following the Change of Control of PGH; provided, however, that GEFA may waive the application of this Section 5.7(d) by written notice delivered to PGH at any time within such forty-five (45) days.

                (e) The GELAAC Repurchase Price shall be equal to the GELAAC Reference Amount times the Index Rate. The calculation of the GELAAC Index Rate and the GELAAC Reference Amount shall be agreed upon among the parties prior to the First Closing Date.

                (f) The determination of the GELAAC Reference Amount for the purpose of determining the applicable GELAAC Repurchase Price in accordance with
Section 5.7(c) shall be


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


made by GEFA as of and based upon the financial statements of GELAAC for the most recent six calendar quarters ending prior to the date of the Change of Control of GELAAC or PGH, as the case may be; provided that in the event that fewer than six (6) calendar quarters have elapsed between the date of the GELAAC Change of Control or the PGH Change of Control and the date of this Agreement, then the calculation of the GELAAC Reference Amount shall be based on the calendar quarters commencing as of January 1, 2000. Promptly upon determination of the applicable GELAAC Reference Amount and the Index Rate, GEFA shall deliver to PGH its calculations and the relevant financial statements (the "GELAAC CHANGE OF CONTROL CALCULATIONS").

                (g) In addition, PGH shall have the right to require GEFA, but only GEFA, to repurchase the Purchased GELAAC Shares for an amount equal to the then applicable GELAAC Repurchase Price times the number of Purchased GELAAC Shares sold, in the following amounts and in accordance with the following schedule:

                        (i) as of April 1 through June 30, 2005: 265 of the Purchased GELAAC Shares, in full but not in part (the "FIRST GELAAC INSTALLMENT PURCHASE");

                        (ii)    as of April 1 through June 30, 2006:

                                (A) 265 of the Purchased GELAAC Shares, in full but not in part, if the First GELAAC Installment Purchase has occurred; and

                                (B) 530 of the Purchased GELAAC Shares, in full but not in part, if the First GELAAC Installment Purchase has not occurred (the "SECOND GELAAC INSTALLMENT PURCHASE"); and

                        (iii) as of April 1 through June 30, 2007, and every April 1 through June 30 thereafter:

                                (A) 265 of the Purchased GELAAC Shares, in full but not in part, if both the First and Second GELAAC Installment Purchases have occurred;

                                (B) 530 of the Purchased GELAAC Shares, in full but not in part, if only one of the First or Second GELAAC Installment Purchases has occurred; or

                                (C) 800 of the Purchased GELAAC Shares, in full but not in part, if neither the First nor Second GELAAC Installment Purchases has occurred.

The number of Purchased GELAAC Shares that may be repurchased pursuant to this
Section 5.7(g) shall continue to be readjusted from time to time to reflect stock splits, stock dividends, recapitalizations and the like.

                (h) On March 31, 2005 and each March 31 thereafter on which PGH owns the Purchased GELAAC shares, GEFA will deliver to PGH its calculations of the then applicable GELAAC Reference Amount as of the prior December 31 based on the six calendar quarters ending on such December 31 and the relevant financial statements (the "GELAAC ANNUAL CALCULATIONS" and, together with the GELAAC Change of Control Calculations, the "GELAAC

CALCULATIONS"). GEFA shall concurrently deliver to PGH its calculations of the Index Rate and the GELAAC Repurchase Price based on the GELAAC Calculations.

                (i) In the event that PGH desires to sell the Purchased GELAAC Shares pursuant to its rights under this Section 5.7, PGH shall deliver to GEFA and GELAAC notice of its intention to sell the Purchased GELAAC Shares pursuant to this Section 5.7 within thirty (30) days after receipt of the applicable GELAAC Calculations and GELAAC's calculation of the Index Rate and the GELAAC Repurchase Price. The date such notice is given is hereinafter referred to as the "GELAAC PUT NOTICE DATE." Following a GELAAC Put Notice Date, the closing date for the repurchase of the Purchased GELAAC Shares pursuant to this Section 5.7 (the "GELAAC PUT CLOSING DATE") shall be on the tenth (10th) Business Day following the agreement of the parties on the GELAAC Repurchase Price.

                (j) PGH shall be afforded a period of thirty (30) days to review the applicable GELAAC Calculations, Index Rate and the GELAAC Repurchase Price following the GELAAC Put Notice Date. During such thirty (30) day period, PGH and its representatives shall be given an adequate opportunity to review the financial statements and books and records of GELAAC used in the preparation of the GELAAC Calculations. At or before the end of such thirty (30) day period, PGH shall either (i) accept the GELAAC Repurchase Price in its entirety or (ii) deliver to GEFA and GELAAC a reasonably detailed written notice of its objection to the calculation of the GELAAC Reference Amount and/or the GELAAC Repurchase Price (the "PGH GELAAC PUT OBJECTION NOTICE"). The failure by PGH to deliver the PGH Put Objection Notice in a timely manner shall constitute PGH's agreement with the GELAAC Repurchase Price. If PGH delivers the PGH Put Objection Notice in a timely manner, then, within a period of thirty (30) days from the date of such delivery, the parties and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach an agreement with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to the Third Party Accountants. The fees and expenses of the Third Party Accountants shall be borne equally between GEFA and GELAAC, on the one hand, and PGH on the other hand. The Third Party Accountants' determination of the GELAAC Repurchase Price shall be conclusive.

                (k) The Purchased GELAAC Shares shall be purchased by GEFA on the GELAAC Put Closing Date (or the earliest date thereafter upon which all governmental consents or approvals necessary to consummate such purchase are received) by delivery of the amount required by Section 5.7(c), (d) or (e), as appropriate, by wire transfer of immediately available funds to an account of PGH designated in writing to GEFA by PGH at least two (2) Business Days prior to the GELAAC Put Closing Date, upon surrender of the certificates representing the Purchased GELAAC Shares duly endorsed for transfer or accompanied by stock powers duly endorsed in blank.

        5.8.    PGH's Option to Require GEFA to Purchase the Retained PAL
Shares.

                (a) PAL shall deliver to PGH and GEFA a notice that a Change of Control of PAL has occurred either prior to or no more than thirty (30) days following the occurrence of a Change of Control of PAL. The date such notice is given is hereinafter referred to as the "PAL CHANGE OF CONTROL NOTICE DATE."

                (b) PGH shall deliver to GEFA a notice that a Change of Control of PGH has occurred either prior to or no more than thirty (30) days following the occurrence of a Change of

Control of PGH. The date such notice is given is hereafter referred to as the "PGH CHANGE OF CONTROL NOTICE DATE."

                (c) PGH shall have the right to require GEFA, but only GEFA, to purchase the Retained PAL Shares in full, but not in part, for the then applicable per share purchase price (the "PAL PURCHASE PRICE") (which the parties agree shall constitute the fair market value of the Retained PAL Shares) times the number of Retained PAL Shares outstanding following a Change of Control of PAL.

                (d) In addition, the date forty-five (45) days after any PGH Change of Control Notice Date shall be a PAL Put Notice Date, within the meaning of Section 5.8 (i), and GEFA shall purchase the Retained PAL Shares in full for the then applicable PAL Purchase Price times the number of Retained PAL Shares outstanding following the Change of Control of PGH; provided, however, that GEFA may waive the application of this Section 5.8(d) by written notice delivered to PGH at any time within such forty-five (45) days.

                (e) The PAL Purchase Price shall be equal to the PAL Reference Amount times the Index Rate. The calculation of the Index Rate and the PAL Reference Amount shall be agreed upon among the parties prior to the First Closing Date.

                (f) The determination of the PAL Reference Amount for the purpose of determining the applicable PAL Purchase Price in accordance with
Section 5.8(c) shall be made by GEFA as of and based upon the financial statements of PAL for the most recent six calendar quarters ending prior to the date of the Change of Control of PAL or PGH, as the case may be; provided that in the event that fewer than six (6) calendar quarters have elapsed between the date of the PAL Change of Control or the PGH Change of Control and the date of this Agreement, then the calculation of the PAL Reference Amount shall be based on the calendar quarters commencing as of January 1, 2000. Promptly upon determination of the applicable PAL Reference Amount and the Index Rate, GEFA shall deliver to PGH its calculations and the relevant financial statements (the "PAL CHANGE OF CONTROL CALCULATIONS").

                (g) In addition, PGH shall have the right to require GEFA, but only GEFA, to purchase the Retained PAL Shares for an amount equal to the then applicable PAL Purchase Price times the number of Retained PAL Shares sold, in the following amounts and in accordance with the following schedule:

                        (i) as of April 1 through June 30, 2005: 15 of the Retained PAL Shares, in full but not in part (the "FIRST PAL INSTALLMENT PURCHASE");

                        (ii)    as of April 1 through June 30, 2006:

                                (A) 15 of the Retained PAL Shares, in full but not in part, if the First PAL Installment Purchase has occurred; and

                                (B) 30 of the Retained PAL Shares, in full but not in part, if the First PAL Installment Purchase has not occurred (the "SECOND PAL INSTALLMENT PURCHASE"); and

                        (iii) as of April 1 through June 30, 2007, and every December 31 thereafter:

                                (A) 15 of the Retained PAL Shares, in full but not in part, if both the First and Second PAL Installment Purchases have occurred;

                                (B) 30 of the Retained PAL Shares, in full but not in part, if only one of the First or Second PAL Installment Purchases has occurred; or

                                (C) 45 of the Retained PAL Shares, in full but not in part, if neither the First nor Second PAL Installment Purchases has occurred.

The number of Retained PAL Shares that may be purchased pursuant to this Section 5.8(g) shall continue to be adjusted from time to time to reflect stock splits, stock dividends, recapitalizations and the like.

                (h) On March 31, 2005 and each March 31 thereafter on which PGH owns the Retained PAL shares, GEFA will deliver to PGH its calculations of the then applicable PAL Reference Amount as of the prior December 31 based on the six calendar quarters ending on such December 31 and the relevant financial statements (the "PAL ANNUAL CALCULATIONS" and, together with the PAL Change of Control Calculations, the "PAL CALCULATIONS"). GEFA shall concurrently deliver to PGH its calculations of the Index Rate and the PAL Purchase Price based on the PAL Calculations.

                (i) In the event that PGH desires to sell the Purchased PAL Shares pursuant to its rights under this Section 5.8, PGH shall deliver to GEFA and PAL notice of its intention to sell the Retained PAL Shares pursuant to this Section 5.8 within thirty (30) days after receipt of the applicable PAL Calculations and GEFA's calculation of the Index Rate and the PAL Purchase Price. The date such notice is given is hereinafter referred to as the "PAL PUT NOTICE DATE." Following a PAL Put Notice Date, the closing date for the purchase of the Retained PAL Shares pursuant to this Section 5.8 (the "PAL PUT CLOSING DATE") shall be on the tenth (10th) Business Day following the agreement of the parties on the PAL Purchase Price.

                (j) PGH shall be afforded a period of thirty (30) days to review the applicable PAL Calculations, Index Rate and PAL Purchase Price following the PAL Put Notice Date. During such thirty (30) day period, PGH and its representatives shall be given an adequate opportunity to review the financial statements and books and records of PAL used in the preparation of the PAL Calculations. At or before the end of such thirty (30) day period, PGH shall either (i) accept the PAL Purchase Price in its entirety or (ii) deliver to GEFA and PAL a reasonably detailed written notice of its objection to the calculation of the PAL Reference Amount (the "PGH PAL PUT OBJECTION NOTICE"). The failure by PGH to deliver the PGH Put Objection Notice in a timely manner shall constitute PGH's agreement with the PAL Purchase Price. If PGH delivers the PGH Put Objection Notice in a timely manner, then, within a period of thirty (30) days from the date of such delivery, the parties and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach an agreement with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to the Third Party Accountants. The fees and expenses of the Third Party Accountants shall be borne equally between GEFA and PAL, on the one hand, and PGH on the other hand. The Third Party Accountants' determination of the PAL Purchase Price shall be conclusive.

                (k) The Retained PAL Shares shall be purchased by GEFA on the PAL Put Closing Date (or the earliest date thereafter upon which all governmental consents or approvals necessary to consummate such purchase are received) by delivery of the amount required by

Section 5.8(c), (d) or (e), as appropriate, by wire transfer of immediately available funds to an account of PGH designated in writing to GEFA by PGH at least two (2) Business Days prior to the PAL Put Closing Date, upon surrender of the certificates representing the Purchased PAL Shares duly endorsed for transfer or accompanied by stock powers duly endorsed in blank.

        5.9.    Reinsurance Agreements.

                As promptly as practicable following the execution and delivery of this Agreement, GEFA will, and PMH and PGH will cause PHLMIC to, enter into negotiations with respect to the Replacement Reinsurance Agreements. When GEFA and PHLMIC have agreed upon the terms of the Replacement Reinsurance Agreements, PMH and PGH will cause PHLMIC and PAL to file such Agreements with the insurance regulatory authorities or other Governmental Authorities of the PGH Required Jurisdictions and any other jurisdiction in which such filing is required. Until the approval (or non-disapproval after the expiration of the then applicable disapproval period) of the Replacement Reinsurance Agreements by such insurance regulatory authorities or other Governmental Authorities is granted:

                (a) PMH and PGH agree that: (i) they will cause PHLMIC to refrain from exercising (A) any rights PHLMIC may have pursuant to Section 10 of the 1991 Reinsurance Agreement and (B) any rights PHLMIC may have pursuant to Appendix B of the 1992 Reinsurance Agreement to receive any reinsurance allowances other than premium and excise taxes and commissions; and (ii) prior to the Second Closing, they will cause PAL to refrain from exercising (A) any rights PAL may have pursuant to Section 10 of the 1992 Reinsurance Agreement and
(B) any rights PAL may have pursuant to Appendix B to the 1991 Reinsurance Agreement to receive any reinsurance allowances other than premium and excise taxes and commissions; and

                (b) GEFA agrees that, following the Second Closing, it will cause PAL to refrain from exercising (i) any rights PAL may have pursuant to
Section 10 of the 1992 Reinsurance Agreement and (ii) any rights PAL may have pursuant to Appendix B to the 1991 Reinsurance Agreement to receive any reinsurance allowances other than premium and excise taxes and commissions.

        5.10.   Rating Agencies.

                GEFA, PMH and PGH will coordinate, and cooperate with respect to, all discussions with rating agencies regarding the transactions contemplated by this Agreement. By way of example and without limiting the foregoing, PMH and PGH will cause PHLMIC to comply with all of its notice and other obligations to Standard & Poor's in connection with the transactions contemplated by this Agreement.

        5.11. Negotiation of Reference Amount, Index Rate and Certain Ancillary Agreements.

                The parties agree that they shall or shall cause their appropriate Affiliates to, negotiate in good faith (i) the definitions of "GELAAC Reference Amount," "PAL Reference Amount" and "Index Rate" and (ii) the Ancillary Agreements (other than the GELAAC Shareholders Agreement and the PAL Shareholders Agreement), which shall be in form and substance reasonably acceptable to the parties and shall be executed and delivered at the Second Closing to fulfill the conditions set forth in Section 9.5(d).

        5.12.   Conversion Policies.

                The parties agree to use commercially reasonable efforts to obtain within twenty-four (24) months after the Second Closing all approvals from Governmental Authorities necessary to permit PAL to amend, if necessary, the Contracts identified on Schedule 5.12 (the "SPECIAL

CONTRACTS") in such a manner that neither PHLMIC nor any of its Affiliates (other than PAL) is required to issue any conversion policies to any Person whose group coverage is terminating. Promptly upon the receipt of any such approvals relating to a Special Contract, GEFA shall cause PAL to so amend such Special Contract, if necessary. PMH and PGH shall cause PHLMIC and its Affiliates to issue conversion policies to any Person who is covered by a Special Contract and whose group coverage is terminating, which conversion policy shall be issued in accordance with the terms and conditions of such Special Contract on the same economic basis as current practice, until such time as such Special Contract is amended as contemplated by this Section 5.12.

        5.13.   Nonrecourse Financing.

                GEFA shall use its best efforts to assist Phoenix or any of its Affiliates in obtaining, not later than the Second Closing, a nonrecourse loan in the principal amount of forty percent (40%) of the GELAAC Share Price, on terms and conditions reasonably acceptable to Phoenix. GEFA agrees to provide all information requested by potential lenders in a timely manner and to provide assistance in the negotiations and documentation of such financing including the delivery of all required certifications and the affirmation of the accuracy of any information provided by GEFA. In the event that such nonrecourse financing is not secured by the Second Closing, GEFA shall provide such financing on terms and conditions reasonably acceptable to Phoenix and GEFA.

        5.14.   Financial Information at Closings.

                PMH and PGH agree to provide, on a timely basis, financial statements for each of the PGH Subsidiaries as of the Second Closing (or Third Closing, as appropriate) prepared under GAAP and Connecticut SAP, as appropriate, including all supporting detail information necessary to prepare such financial statements as well as all information necessary to prepare any Tax filings required to be made by GEFA with respect to each legal entity. Such information shall include, but not be limited to (a) detail reserve calculations by block of business, (b) investment information by CUSIP, (c) detail of other assets and other liabilities totals included in the above financial statements and Tax filings, (d) detail of other revenues and other expenses totals included in the above financial statements and Tax filings, (e) state apportionment information and (f) any other detail information reasonably required to prepare, explain or analyze such financial statements and Tax filings.

        5.15.   Leases.

                GEFA and PMH will, and PMH will cause Phoenix to, negotiate in good faith to agree upon assignments or subleases of the leases listed on
Schedule 5.15 to the appropriate PGH Subsidiary as of the Second Closing (the "ASSIGNED LEASES").

        5.16.   Investment Asset Transaction Reports.

                Within ten Business Days after the end of each month occurring between the date hereof and the Second Closing Date, PAL shall provide GEFA with a written statement of all purchases, acquisitions, sales and dispositions of Investment Assets, and all investments and reinvestments of income and proceeds in respect thereof during the preceding month.

        5.17.   Contact with Employees, Customers and Policyholders.

                GEFA (and all of its agents and Affiliates and any employees, directors or officers of any of the foregoing) shall contact and communicate with the employees, customers, policyholders and brokers of the PGH Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of PMH or PGH, which consent may be conditioned upon an officer of PMH, PGH or the PGH Subsidiaries being present at any such meeting or conference.

                                   ARTICLE VI
                            COVENANTS OF PMH AND PGH

        6.1.    Conduct of Business, etc.

                From the date hereof until the Second Closing, except for entering into and performing under this Agreement, the effect of the consummation of the transactions contemplated hereby, or as consented to by GEFA in writing, such consent not to be unreasonably withheld or delayed, PMH and PGH shall cause each of the PGH Subsidiaries to conduct the PGH Business in the ordinary course in substantially the same manner in which it previously has been conducted and not to take any action that would cause a breach of Section 3.9 or require any amendment or addition to Schedule 3.9.

        6.2.    Access and Information.

                Subject to the limitations set forth in Section 5.17, upon twenty-four (24) hours' prior notice PMH and PGH shall cause each of the PGH Subsidiaries to give to GEFA and its representatives reasonable access at all reasonable times during the PGH Subsidiaries' customary business hours to the properties, books and records of the PGH Subsidiaries and to furnish such information and documents in its possession relating to the PGH Subsidiaries:
(i) as GEFA reasonably may request generally; and (ii) as GEFA reasonably may request to complete an in-force review of PAL's stop-loss line of business (the "IN-FORCE REVIEW"); provided that GEFA shall not be entitled to any such access, information or documents (i) as to which the attorney-client privilege may be available, or (ii) the disclosure of which is restricted by Contract or applicable Law except in strict compliance with such Contract or Law, or (iii) relating to evaluation records, medical histories or other information that in PMH's and PGH's good faith opinion is sensitive or the disclosure of which could subject PMH, PGH or their Affiliates to risk of liability, or (iv) that unreasonably interferes with any aspect of the conduct of the PGH Business. GEFA shall not be entitled to exercise its rights under Section 9.7 based on the results of the In-Force Review.

        6.3.    Supplements to Disclosures.

                Until the Second Closing any amendments to the Schedules with respect to any matter that, if existing or occurring at or prior to the Second Closing Date, would have been required to be set forth or described in such a Schedule or that is necessary to complete or correct any information in any representation or warranty contained in Article III will not be taken into account for purposes of determining the fulfillment of the condition precedent set forth in Section 9.7(a). For all other purposes, including, without limitation, Section 10.2(b), each such additional amendment and supplement shall be given effect.

        6.4.    Maintenance of Insurance; Post-Closing Claims.

                From the date hereof through the Second Closing Date, PMH and PGH shall, and shall cause the PGH Subsidiaries to, use reasonable efforts to maintain or cause to be maintained in force insurance with respect to the PGH Subsidiaries as described in Section 3.17. Following the Second Closing, the PGH Subsidiaries shall, and GEFA shall cause the PGH Subsidiaries to, pay or be liable for the amount of any deductible or self-insured retention applicable to any claims incurred prior to the Second Closing under the policies specified in
Section 3.17 (or any replacement policy or other form of coverage substituted therefor), to the extent reflected in the PGH GAAP Year-End Balance Sheets. With respect to the workers' compensation, general liability and automobile liability policies specified in Schedule 3.17, the PGH Subsidiaries will continue to manage all claims incurred prior to the Second Closing and made or reported thereunder (whether made or reported before or after the Second Closing), on behalf of the PGH Subsidiaries and the PGH Subsidiaries will promptly reimburse PHLMIC for the amount of any insurance payments made in respect of such claims, all in accordance with past practice.

        6.5.    Preferred Client Accounts.

                (a) Unless GEFA gives PGH written notice to the contrary no later than thirty (30) days after the date hereof, effective as of the Second Closing Date, PAL's participation in the Phoenix Preferred Client Accounts program (the "PREFERRED ACCOUNTS PROGRAM") shall be terminated and, no later than three Business Days prior to the Second Closing, PGH shall provide evidence of such termination reasonably satisfactory to GEFA and PGH and its Affiliates shall not be required to continue such programs unless and except to the extent the parties enter into a Contract governing the terms thereof.

                (b) GEFA may elect to cause PAL to initiate a program similar to the Preferred Accounts Program.

                (c) Regardless of whether PAL initiates a program similar to the Preferred Accounts Program following the Second Closing, PGH shall administer, or cause to be administered, at no cost to any of the PGH Subsidiaries, in accordance with all applicable Laws and the policies relating to the Preferred Accounts Program, all amounts on deposit in the Preferred Accounts Program on behalf of present or former holders of PAL Policies or their beneficiaries as of the Second Closing Date, and no PGH Subsidiary shall have any obligation in connection therewith or liability therefor.

        6.6.    Intercompany Accounts, Investments and Agreements.

                (a) Except with respect to Taxes or matters related thereto (which are addressed in Article VII) and the Contracts listed in Schedule 3.11(b), the parties agree that all intercompany accounts and balances payable or receivable, whether or not currently due, between any PGH Subsidiary, on the one hand, and PMH, PGH or any of their other Affiliates, on the other hand ("INTERCOMPANY ACCOUNTS"), shall be settled as follows:

                        (i) At least fifteen (15) Business Days prior to the Second Closing Date, PGH shall cause to be prepared and delivered to GEFA a written estimate setting forth the amount and a detailed description, reasonably satisfactory to GEFA, of all Intercompany Accounts expected to be outstanding on the Second Closing Date.

                        (ii) GEFA shall have the right, exercisable upon notice to PGH not later than fifteen (15) Business Days following delivery of the foregoing statement of Intercompany Accounts, to object to any Intercompany Accounts set forth in such statement; provided, however, that, notwithstanding anything herein to the contrary, GEFA shall only be entitled to object to those Intercompany Accounts that GEFA, in good faith, reasonably believes (A) have been calculated in manifest error, (B) are being charged for goods or services not actually provided, (C) have not been determined reasonably in accordance with past practice or (D) are not payable or have not been determined in accordance with the terms of the intercompany Contracts or other agreements under which such


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                                Intercompany Accounts arose. Without limiting
                                the foregoing, GEFA shall not be entitled to object to (I) whether any Intercompany Account should or should not have been incurred or whether any transaction under which any Intercompany Account arose should or should not have been undertaken, (II) any particular past practice for determining intercompany accounts or balances or (III) the particular terms of any intercompany Contract or other agreement under which an Intercompany Account arose.

                        (iii) If GEFA so objects to any Intercompany Account, GEFA and PGH will negotiate in good faith to resolve the objections set forth in GEFA's notice of objection. If, as of the Second Closing Date, GEFA and PGH are unable to resolve all such objections, all Intercompany Accounts with respect to which GEFA and PGH are not in dispute or have resolved shall be settled in full at or prior to the Second Closing, and any remaining objections as to Intercompany Accounts that have not then been resolved by GEFA and PGH shall be submitted to the Third Party Accountants for resolution. GEFA and PGH shall cooperate with the Third Party Accountants and proceed in good faith to cause the Third Party Accountants to resolve all such disputes by that date that is ten (10) Business Days after delivery of the statement pursuant to clause
                                (iv) below, but if GEFA raises any objections pursuant to clause (iv), then within thirty days after the later of such date as (x) GEFA and


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                                PGH resolve their dispute pursuant to such
                                clause or (y) the dispute is referred to the Third Party Accountants pursuant to clause (v).

                        (iv) Within sixty (60) days after the Second Closing Date, PGH shall cause to be prepared and delivered to GEFA a written statement of the actual Intercompany Accounts outstanding on the Second Closing Date. GEFA shall have the right, exercisable upon notice to PGH not later than fifteen (15) Business Days following delivery of the foregoing statement to object to any Intercompany Accounts set forth in such statement but only if, and to the extent, not reflected in the statement provided pursuant to clause (i) and subject to the standards set forth in subclauses A, B or C of clause (ii).

                        (v) If GEFA objects to any Intercompany Accounts as permitted pursuant to clause (iv), GEFA and PGH will negotiate in good faith to resolve the objections set forth in GEFA's notice of objections. If within ten (10) Business Days of delivery of GEFA's objection pursuant to clause
                                (iv), GEFA and PGH are unable to resolve all such objections, all those Intercompany Accounts that are not in dispute or have been resolved shall be settled in full within two Business Days. Any remaining objections pursuant to clause (iv) shall be submitted to the Third Party Accountants for resolution, together with unresolved objections, if any, pursuant to clause (ii),


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                                and the procedures set forth in clause (ii)
                                shall apply equally to the objections under clause (iv). All sums ultimately payable under clause (ii) or (iv) shall bear simple interest from the Second Closing until payment at the annual rate of 7.5%. GEFA and PGH shall each pay one-half of the fees and expenses of the Third Party Accountants. The Third Party Accountants' resolution of any such disagreement shall be reflected in a written report that shall be delivered promptly to, and shall be final and binding upon, GEFA, PMH and PGH.

                (b)     Except for reinsurance agreements subject to Sections
5.9 and 6.10 and for agreements among the PGH Subsidiaries to which no other Person is a party, and except as otherwise agreed in writing by PMH and GEFA within thirty (30) days after the date hereof, PMH and PGH shall cause the PGH Subsidiaries to terminate, at or prior to the Second Closing, any Contracts between one or more of the PGH Subsidiaries, on the one hand, and PMH, PGH or any of their Affiliates, on the other hand.

                (c) On or prior to the Second Closing Date, PMH and PGH shall cause the PGH Subsidiaries to dispose of all equity and debt securities of any Affiliate of PHLMIC owned by the PGH Subsidiaries upon terms and conditions satisfactory to GEFA in its sole discretion and shall deliver to GEFA evidence of the consummation of such disposition satisfactory to GEFA in its sole discretion.


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        6.7.    Exclusivity.

                PMH and PGH shall not, nor shall they authorize or permit any of their respective officers, directors or employees, or any investment banker, attorney or other advisor or representative acting on their behalf to, directly or indirectly (a) solicit or initiate the submission of any proposal regarding a Competing Transaction or (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction. PMH and PGH shall notify GEFA in writing of the receipt of, and describe the material terms of, any such inquiries or proposals within 24 hours of receipt of any such inquiry or proposal.

        6.8.    Notice of Litigation and Requests.

                From the date hereof through the Third Closing Date, PMH and PGH agree to notify GEFA and GELAAC agrees to notify PGH promptly of any pending or threatened Proceeding that, if pending or threatened as of the date hereof, would be required to be described, in the case of PMH or PGH, in Schedule 3.15 hereto or, in the case of GELAAC, in Schedule 4.11 hereto and of any written requests for additional information or documentary materials by any Governmental Authority in connection with the transactions contemplated by this Agreement.

        6.9.    Actuarial Opinion.

                No later than April 1, 2000, if the Second Closing shall not have occurred before such date, PMH and PGH shall deliver to GEFA the actuarial opinion memorandum as of December 31, 1999 required by Law to be prepared on behalf of PAL by its appointed actuary.


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        6.10.   Maintenance of Certain Plans.

                Prior to the Second Closing, GEFA, PMH and PGH will agree upon the maintenance in effect by GEFA or a third-party provider satisfactory to GEFA and PHLMIC: (i) through December 31, 2000, of those administrative service arrangements in effect as of the date hereof with a PGH Subsidiary respecting the PHLMIC Comprehensive and Preferred Provider Medical Expense Benefit Plans and Prescription Drug Expense Benefit Plans for its employees and agents and, as applicable, retirees; (ii) through December 31, 2004 (or for such lesser number of 12-month periods as GEFA may determine), those administrative service arrangements in effect as of the date hereof with any PGH Subsidiaries respecting the PHLMIC Dental Expense Benefit Plans and Long Term Disability Coverage Plans for its employees, agents, and, as applicable, retirees, and the Weekly Indemnity Benefit Plan for its agents; (iii) through December 31, 2004 (or for such lesser number of 12-month periods as GEFA may determine), those administrative service arrangements in effect as of the date hereof with respect to the PHLMIC Group Term Life and Accidental Death and Dismemberment Insurance Plan; and (iv) those administrative service arrangements in effect with respect to those plans of Phoenix Investment Partners, Ltd. ("PXP") comparable to the above-referenced plans to the extent also acceptable to PXP. Such agreement shall include provisions providing for a true-up of costs incurred by the service provider and a mutually acceptable profit for GEFA based on industry expectations.

                                  ARTICLE VII
                                  TAX MATTERS

        7.1.    Tax Representations.

                PMH and PGH represent and warrant to GEFA as of the date hereof and as of the Second Closing Date that:


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                (a)     Except as set forth on Schedule 7.1(a):

                        (i) (A) Each owner of any of the PGH Business Assets has timely filed or caused to be timely filed all required Returns relating to its business and its PGH Business Assets, and all such Returns are complete and accurate in all material respects, (B) there are no unpaid Taxes payable by any Person that are or could become a Lien on any PGH Business Asset, or otherwise could have an adverse effect on any of the PGH Business Assets or the use thereof or could cause GEFA to incur any liability, (C) there is no current or pending audit of any Return filed by any owner of the PGH Business Assets with respect to its business or any of its PGH Business Assets nor has any Taxing Authority asserted any claims for the assessment or collection of any Tax relating to its business or its PGH Business Assets, and (D) none of the PGH Business Assets is or is subject to a "safe-harbor lease" under former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

                        (ii) all material Returns with respect to any Tax period required to be filed by or with respect to any PGH Subsidiary (including, without limitation, material Returns required under applicable withholding laws and regulations, and any affiliated, consolidated, unitary, combined or similar Returns that include any PGH Subsidiary), have been filed when due, including any valid extensions, and any requests for extensions to file such Returns have been timely filed, granted (if required) and have not expired;

                        (iii) all Returns described in clause (ii) are complete and correct in all material respects, and all Taxes due and payable by any PGH Subsidiary have been timely paid, or timely withheld and remitted to the appropriate Taxing Authority;

                        (iv) neither any PGH Subsidiary nor any affiliated, consolidated, combined, unitary or similar group of which any PGH Subsidiary is or has been a member has granted any extension or waiver of the statute of limitations period applicable to any Return or the assessment or collection of any Tax, which period (after giving effect to such extension or waiver) has not yet expired;

                        (v) there is not currently pending any Tax Proceeding nor has any Tax Proceeding been threatened in writing, against or with respect to any PGH Subsidiary or (with respect to the assets or activities of any PGH Subsidiary) any PGH Group in respect of any Tax or Tax Asset;

                        (vi) there are no Liens for Taxes upon the assets of any PGH Subsidiary except Liens for current Taxes not yet due;


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


                        (vii) neither any PGH Subsidiary nor any predecessor thereto has been a member of an affiliated, consolidated, combined, unitary or similar group other than one of which PHLMIC was the common parent;

                        (viii) with respect to each PGH Subsidiary, no written claim has ever been received from a Tax Authority in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction;

                        (ix) as of their respective dates, the accrual and reserve for liabilities for Taxes reflected on the PAL Statutory Year-End Balance Sheet and the PGH GAAP Year-End Balance Sheets are adequate in all material respects for all Taxes of the PGH Subsidiaries for all periods and portions thereof through the date thereof;

                        (x) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against any PGH Subsidiary, any assets of a PGH Subsidiary or any of the PGH Business Assets;

                        (xi) no closing agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign law has been entered into by or with respect to any PGH Subsidiary;

                        (xii) no PGH Subsidiary is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within


                                      108
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                                the meaning of Section 280G of the Code (or any
                                similar provision of state, local or foreign
                                Law);

                        (xiii) neither PGH nor any owner of the PGH Business Assets is a "foreign person" within the meaning of Section 1445(b)(2) of the Code;

                        (xiv) no PGH Subsidiary: (A) has agreed to, been requested to, has an application pending to, or is required to, make any adjustment under
                                Section 446(e) or Section 481(a) of the Code;
                                (B) has any accounting method changes pending, either initiated by the IRS or by it; or (C) has in effect any election under Sections 108, 168, 441, 472, 1017, 1033, 4977 or 341(f)(2) of the
                                Code;

                        (xv) none of the assets of any PGH Subsidiary is "tax-exempt use property" within the meaning of
                                Section 168(h) of the Code;

                        (xvi) no PGH Subsidiary has made or entered into, or holds any asset that is or is subject to, a "safe harbor lease" under former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

                        (xvii) other than pursuant to this Agreement, no PGH Subsidiary has issued, granted or transferred any outstanding cash settlement options, phantom stock, stock appreciation rights, or any similar interests (except for stock), or any other instruments that provide


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                                for the right to issue, redeem, or to transfer
                                stock (including any option on an option), with respect to any PGH Subsidiary;

                        (xviii) (A) all life insurance contracts issued by PAL
                                have at all times satisfied the applicable provisions in Sections 101(f) or 7702 of the Code; (B) none of the life insurance contracts issued by PAL are modified endowment contracts within the meaning of Section 7702A(a) of the Code except as adequately disclosed to the policyholder and (C) all annuity contracts issued by PAL that are subject to Section 72(s) of the Code contain the necessary provisions of
                                Section 72(s) of the Code and are administered accordingly;

                        (xix) to the extent applicable, all Contracts issued by PAL that are subject to Section 817 of the Code have met the diversification requirements applicable thereto since the issuance of such Contracts;

                        (xx) for all taxable years in respect of which the applicable statute of limitations on assessments or collection of Taxes has not yet expired, PAL has been subject to Tax under section 831 of the Code, and has calculated its insurance and unearned premium reserves in accordance with Sections 807 and 846 of the Code, and has computed its unpaid losses based upon reasonable estimates;


                                      110
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                        (xxi)   PAL is not subject to any adjustment under
                                Section 807(f) of the Code;

                        (xxii) PAL's policyholders' surplus account (as defined in Section 815 of the Code) balance is zero;

                        (xxiii) no PGH Subsidiary has been a United States real
                                property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
                                897(c)(1)(A)(ii);

                        (xxiv) no surplus notes have been issued by any PGH Subsidiary;

                        (xxv) since April 16, 1997, no PGH Subsidiary has distributed to its stockholders or security holders any stock or securities of a controlled corporation to which Section 355(a) of the Code applies; and

                        (xxvi) (A) for each of PAL and the other PGH Subsidiaries whose stock is to be purchased by GEFA hereunder (1) the shares of stock of such corporation to be purchased by GEFA hereunder meet the requirements of Section 1504(a)(2) of the Code and (2) the PGH Group is a "selling consolidated group" within the meaning of Treasury Regulation Section 1.338(h)(10)-1(c)(3) and any successor regulation thereto (any reference hereinafter to a Treasury Regulation shall also refer to any successor regulation thereto) and Proposed Treasury Regulation
                                Section 1.338(h)(10)-1(b)(2); and (B) the


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                                shares of stock of CA Benefits owned by PDS meet
                                the requirements of Section 1504(a)(2) of the Code.

                (b) With respect to each PGH Subsidiary, Schedule 7.1(b) contains a list of all jurisdictions (whether foreign or domestic) to which PMH or PGH in good faith reasonably believes that any Tax is properly payable.

                (c) All Returns filed with respect to the PGH Subsidiaries have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired for all years, through the dates listed, with respect thereto, on Schedule 7.1(c);

        7.2.    Tax Returns.

                (a) PGH shall file, or cause to be filed by PHLMIC or such other Person as is appropriate, all Returns required to be filed by or with respect to any PGH Subsidiary on or after the date hereof and on or before the Second Closing Date. All such Returns will be filed when due (taking into account any extensions) in accordance with all applicable Laws. Such Returns shall be prepared in a manner consistent in all material respects with the positions taken and accounting methods used on the Returns filed by or with respect to any PGH Subsidiary prior to the Second Closing Date, unless otherwise required by Law or agreed by PGH and GEFA.

                (b) PGH shall, to the extent permitted by applicable Law, cause all Tax periods of each PGH Subsidiary to close on the Second Closing Date, and file or cause the PGH Subsidiaries to file, all Returns required to be filed with respect to any PGH Subsidiary relating to any tax period ending on or before the Second Closing Date, and provided that if PGH determines that it is unable to file any such Return for income taxes under applicable Law, GEFA shall, upon


                                      112
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PGH's request but subject to the balance of this Section 7.2(b), cause such
Returns (as prepared by PGH) to be duly and timely filed by the appropriate PGH Subsidiary. In such case, PGH shall submit income tax Returns to GEFA not less than forty-five (45) days prior to their due date (including all valid extensions). GEFA shall promptly provide PGH with proof of such filing and a copy of the Return as filed. If GEFA does not file such Return on or before the due date (taking into account any extensions and excluding cases where GEFA reasonably withheld consent for filing), GEFA shall indemnify and hold PGH harmless from any penalties or interest arising from such late filing. With respect to Returns other than for income taxes, GEFA shall provide to PGH appropriate powers of attorney authorizing the preparation and filing of such Returns, and PGH shall promptly provide GEFA with proof of the filing thereof and payment of Taxes shown to be due thereon. All Returns described in this
Section 7.2(b) shall be prepared in a manner consistent in all material respects with the positions taken and accounting methods used on the Returns filed by or with respect to the appropriate PGH Subsidiary prior to the Second Closing Date, unless otherwise required by Law or agreed by PGH and GEFA; provided that no income tax Return to be filed by any PGH Subsidiary shall be based on or use any position or accounting method for which, in GEFA's reasonable judgment, there is not a reasonable basis under applicable Law. If GEFA believes that no such reasonable basis exists for a position or accounting method taken in an income tax Return prepared by PGH, GEFA shall notify PGH within thirty (30) days of its receipt of such Return. If PGH disagrees with GEFA, the parties shall negotiate in good faith to resolve any such dispute. If the parties are unable to resolve such dispute, GEFA shall cause the Return to be filed on or before the due date (taking into account any extensions) using the position or accounting method that it believes is appropriate. If PGH disagrees with such position or accounting method, the disagreement shall be referred to the Third Party Accountants for


                                      113
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resolution. The Third Party Accountants' determination shall be final and binding on the parties. The fees and expenses of the Third Party Accountants shall be borne equally by PGH and GEFA. If the Third Party Accountants determine that the position or accounting method used by PGH in the Return was reasonable under applicable Law and the position or accounting method used by GEFA results in any increase in Taxes, GEFA shall be responsible for such increase.

                (c) GEFA shall prepare and, subject to the Tax Pre-Filing Review Procedure, timely file all Returns of each PGH Subsidiary required to be filed after the Second Closing Date for all Tax periods that include, but do not end on, the Second Closing Date. Such Returns shall be prepared, in all material respects, in a manner consistent with the positions taken and accounting methods used on the Returns filed by or with respect to the appropriate PGH Subsidiary prior to the Second Closing Date, unless otherwise required by Law or agreed by PGH and GEFA; provided that no Return shall be based on or use any position or accounting method for which, in GEFA's reasonable judgment, there is not a reasonable basis under applicable Law.

                (d) GEFA shall prepare and file, or cause the PGH Subsidiaries to prepare and file, all Returns required to be filed by or with respect to any PGH Subsidiary for any Tax period beginning after the Second Closing Date.

                (e) Neither GEFA nor any PGH Subsidiary shall file any amended Return for any Pre-Closing Period that may give rise to a claim for indemnification by PGH under this Article VII without the prior written consent of PGH, which may not be unreasonably withheld or delayed. PGH may not file any amended Return (except as required in connection with the resolution of any Tax Proceeding described in Section 7.6(d), provided that any such resolution is reached in a manner consistent with Section 7.6(d)) that would materially increase any


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indemnifiable Tax loss described in Section 7.6(a), except with the prior written consent of GEFA, which may not be unreasonably withheld or delayed under the circumstances (including taking into account the permitted time for filing such amended Return); and provided further that PGH shall not take or cause to be taken any position or action for which, in GEFA's reasonable judgment, there is not a reasonable basis under applicable Law. To the extent such amended Returns are required to be filed by GEFA, GEFA shall promptly provide PGH with proof of such filing and a copy of the Return as filed. If GEFA does not file such Return on or before the last date permitted for filing such Return (excluding cases where GEFA reasonably withheld consent for filing), GEFA shall indemnify and hold PGH harmless from any Taxes (including the failure to receive a refund of Taxes) resulting from such late filing; if the parties disagree about the amount for which GEFA is liable pursuant to this sentence, the dispute resolution provisions of Section 7.2(b) shall apply. To the extent such amended Returns are filed by PGH, PGH shall promptly provide GEFA with a copy of the Return as filed.

        7.3.    Refunds.

                PGH shall be entitled to receive and to retain any and all refunds of Taxes in respect of any PGH Subsidiary for any Pre-Closing Tax Period (excluding any refunds of Taxes arising from a carryback of any Tax Asset from a Post-Closing Tax Period by any PGH Subsidiary). GEFA shall be entitled to retain all other refunds relating to Taxes of the PGH Subsidiaries. In the event GEFA, any member of the PGH Group or any PGH Subsidiary receives any refund (whether through payment, credit or reduction in Taxes) to which it is not entitled hereunder, the recipient shall promptly pay, or cause the payment of, such refund to the proper party; provided, however, that any amount payable in respect of any such refund shall be reduced by the amount of any Taxes incurred, and the present value (based on a discount rate of six


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percent (6%)) of any Taxes to be incurred, by the recipient as a result of the accrual or receipt of the refund.

        7.4.    Tax Payments.

                (a) PGH shall pay or cause to be paid (without duplication of amounts otherwise payable): (i) all Taxes required to be reported on any Return required to be prepared by PGH pursuant to Sections 7.2(a) or Section 7.2(b); (ii) any Taxes reportable on Returns required to be prepared by GEFA pursuant to Section 7.2(c), to the extent such Taxes are allocable to the Pre-Closing Tax Period; and (iii) all other Taxes required to be paid by or with respect to any PGH Subsidiary with respect to any Pre-Closing Tax Period. For purposes of Section 7.2(c), Taxes reportable on Returns described therein shall be allocated as provided in Section 7.6(e).

                (b) GEFA shall pay (i) all Taxes reportable on Returns required to be prepared by GEFA pursuant to Section 7.2(c), to the extent such Taxes are allocable to the Post-Closing Tax Period, (ii) any Taxes required to be reported on any Return required to be filed by GEFA pursuant to Section 7.2(d) and (iii) all other Taxes required to be paid by or with respect to any PGH Subsidiary with respect to any Post-Closing Tax Period. For the purposes of
Section 7.2(c), Taxes reportable on Returns described therein shall be allocated as provided in Section 7.6(e).

                (c) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees incurred in connection with the sale of the PGH Subsidiaries or the PGH Business Assets pursuant to this Agreement shall be paid by PGH when due, and PGH will, at its own expense, file all necessary Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, GEFA will, and will cause its Affiliates to, join in the execution of any such Returns and other documentation.


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        7.5.    Cooperation on Tax Matters.

                (a) GEFA and PGH shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Return, and with any Tax Proceeding with respect to Taxes, of the PGH Subsidiaries. Such cooperation shall include (upon the other party's request) the provision of records and information relating to any PGH Subsidiary (including the relevant portions of any affiliated, consolidated, combined, unitary or similar Return including any PGH Subsidiary) that are in either party's possession (or are held by any Affiliate of a party) at the time of such request that are reasonably relevant to any such Return or Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Upon request of the other party, GEFA and PGH shall use all reasonable efforts to obtain any certificate or other document from any Governmental or Taxing Authority, customer of any PGH Subsidiary or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to this transaction).

                (b) After the Second Closing Date, each Return prepared or caused to be prepared by GEFA with respect to any PGH Subsidiary that relates to any Pre-Closing Tax Period shall be subject to pre-filing review by PGH and, in the event of any disagreement between PGH, on the one hand, and GEFA or any PGH Subsidiary, on the other hand, PGH and GEFA shall negotiate in good faith to resolve any such disagreement. If PGH and GEFA do not reach agreement in a reasonable period of time, such disagreement shall be resolved by the Third Party Accountants, and any such determination by the Third Party Accountants shall be final. The fees and expenses of the Third Party Accountants shall be borne equally by PGH and GEFA. Unless


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otherwise agreed to by the parties, the Returns subject to such pre-filing review shall be submitted by GEFA to PGH at least forty-five (45) days, ten (10) days in the case of premium Returns, prior to the due date (including extensions) of such Return, and PGH shall either complete its review or provide written comments on such Return within fifteen days (15), five (5) days in the case of premium Returns, of receipt of such Return. The procedure described in this Section 7.5(b) shall be referred to herein as the "TAX PRE-FILING REVIEW PROCEDURE."

                (c) PGH acknowledges that GEFA and the PGH Subsidiaries shall be entitled to the income Tax benefit of any Tax Asset of any of the PGH Subsidiaries that (i) has arisen or arises before the Second Closing Date but is reportable in or carried forward to a Tax period ending after the Second Closing Date or (ii) arises after the Second Closing Date, although such Tax Asset may be carried back to a Tax period ending on or before the Second Closing Date, provided however that any such carryback shall be subject to the following conditions: (x) if under applicable Law, a Tax Asset of a PGH Subsidiary must be carried back to a Tax period ending on or before the Second Closing Date, such Tax Asset may be carried back by any PGH Subsidiary and (y) if under applicable Law, a Tax Asset may (at the taxpayer's option) be carried forward instead of being carried back, such Tax Asset may not be carried back without PGH's written consent, which consent shall not be unreasonably withheld or delayed. PGH agrees to cooperate with GEFA and the PGH Subsidiaries in taking such action as may be necessary (including, without limitation, amending any Return and filing any claim for refund) for GEFA or any of the PGH Subsidiaries to realize the Tax benefit of carrying such a Tax Asset back (if permitted pursuant to the preceding sentence) to a Tax period ending on or before the Second Closing Date. PGH promptly shall pay or cause to be paid to GEFA (i) any amount received as a refund and (ii) if not realized as a refund, the amount of any reduction in Tax liability (of any of


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the PGH Subsidiaries, PGH, or any other member of the PGH Group) resulting from the use of such a Tax Asset; provided however that the amount so payable by PGH shall be reduced by the amount of any Taxes incurred, and the present value (based on a discount rate of six percent (6%)) of any Taxes to be incurred, by PGH or any such other member of PGH Group as a result of the accrual or receipt of any such refund.

        7.6.    Tax Indemnification.

                (a) Except as otherwise provided in this Article VII, PGH and PMH shall indemnify GEFA, its Affiliates, and the PGH Subsidiaries (each a "GEFA INDEMNITEE") against and agrees to hold each GEFA Indemnitee harmless from: (i) any Tax of any PGH Subsidiary related to a Pre-Closing Tax Period;
(ii) any Tax imposed on any PGH Subsidiary as a result of being or having been before the Second Closing Date a member of an affiliated, consolidated, combined, unitary or similar group, or a party to any agreement or arrangement;
(iii) any amount payable as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount of the type described in clause (i) or (ii) above as a result of any existing express or implied obligation (including, but not limited to, an indemnification obligation); (iv) if any of the Section 338 Elections provided for in Section 7.7 are made, any Taxes attributable to the deemed sale of assets or other deemed transactions pursuant to any such elections; (v) any increase in Taxes (for any taxable period, including a Post-Closing Tax Period) resulting from adjustments to or changes in Tax items relating to any of the PGH Subsidiaries for any taxable period ending on or before the Second Closing Date, whether such adjustments or changes are voluntarily made or are required by a Taxing Authority; (vi) the breach of any representation, warranty or covenant in this Article VII (for this purpose, the breach of any representation or warranty shall be determined without regard to any qualification as to materiality); (vii) any liability (including any Costs, within


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the meaning of Section 10.2(a), associated therewith) resulting from any representation made by any member of the PGH Group or any of its agents to any purchaser of group increasing whole life insurance policies guaranteeing or warranting the anticipated Tax benefits of owning such insurance contracts, including, but not limited to, the availability of any interest deduction under Sections 163 and 264(a)(3) of the Code for any policy indebtedness; and (viii) any Costs (within the meaning of Section 10.2(a)) arising out of or incident to the imposition, assessment or assertion of any Tax or increase in Tax or breach described in this Section 7.6(a); provided, however, that there shall be no duplicative recovery hereunder. GEFA agrees to cooperate as reasonably requested with PGH and PMH in preparing to defend against the imposition of such Taxes by any Taxing Authority.

                (b) GEFA shall indemnify PGH and its Affiliates (other than the PGH Subsidiaries) from and against and hold them harmless from any Tax of any PGH Subsidiary relating to a Post-Closing Tax Period, except as otherwise provided in Section 7.6(a). PGH agrees to cooperate as reasonably requested with GEFA in preparing to defend against the imposition of such Taxes by any Taxing Authority.

                (c)     Any payment required to be made under the terms of this
Section 7.6 shall be made not later than ten (10) days after receipt by the indemnifying party of written notice from the party to be indemnified stating that any loss has been incurred by the party to be indemnified and the amount thereof and of the indemnity payment requested.

                (d) Following the Second Closing Date, PGH shall control the conduct of all stages of any Tax Proceeding with respect to Taxes for which PGH could be held liable pursuant to Section 7.4(a) or Section 7.6(a); provided, however, that (i) GEFA shall have the right to


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participate, at its own expense, in any such Tax Proceeding and (ii) GEFA shall control the conduct of all stages of any Tax Proceeding relating to Taxes of any PGH Subsidiary that may be subject to indemnification under this Article VII for Tax periods beginning before and ending after the Second Closing Date. GEFA shall furnish, or shall cause a PGH Subsidiary to furnish, as the case may be, PGH with powers of attorney, or any other document or authorization necessary or appropriate to enable PGH to exercise the control provided PGH in this Section 7.6(d). GEFA shall control the conduct of all other Tax Proceedings with respect to the Tax liability of the PGH Subsidiaries. Subject to such control:

                        (i) With respect to any Tax Proceeding that PGH controls, PGH (X) shall give prompt written notice to GEFA of any Tax adjustment proposed in writing with respect to the assets or activities of any PGH Subsidiary, (Y) upon GEFA's reasonable request shall discuss with GEFA and GEFA's Tax advisors the position that it intends to take regarding any issue concerning such assets or activities, and (Z) shall not, and shall not permit any of its Affiliates to, accept any proposed adjustment or enter into any settlement or agreement in compromise of any proposed adjustment that would have a PGH Material Adverse Effect or that would result in material Taxes for which GEFA is responsible under Section 7.6(b) hereof or that purports to bind GEFA or any PGH Subsidiary with respect to any Tax period ending after the Second Closing Date without the express written consent of GEFA, which consent shall not be unreasonably withheld or delayed, and


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                        (ii)    GEFA (X) shall, within ten (10) Business Days
                                from its receipt of any written notice of any pending or threatened Tax Proceeding with respect to which indemnification may be sought against PGH under this Article VII, provide written notice to PGH thereof, (Y) with respect to any Tax Proceeding controlled by GEFA, shall afford PGH and its Tax advisors a reasonable opportunity to participate (at PGH's expense) in the conduct of any Tax Proceeding regarding a proposed adjustment described in clause (X) above including, without limitation, the right to participate in conferences with Taxing Authorities and submit pertinent material in support of PGH's position, and (Z) shall not, and shall not permit any of its Affiliates to, accept any proposed adjustment or enter into any settlement or agreement in compromise that would result in a claim for indemnification against PGH pursuant to this Article VII without PGH's express written consent, which shall not be unreasonably withheld or delayed.

                PGH may elect to forego control of any Tax Proceeding that it is entitled to control pursuant to this Section 7.6(d), and shall promptly notify GEFA if PGH elects to forego such control. In that event, GEFA shall control the conduct of such Tax Proceeding, subject to the requirements of clause (ii) above, and PGH shall fully cooperate with GEFA, including, but not limited to providing any necessary powers of attorney authorizing GEFA (or its designee) to control and take action in connection with such defense.


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                (e)     For purposes of this Article VII, in the case of any
Taxes that are payable for a Tax period that includes (but does not end on) the Second Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Second Closing Date shall (i) in the case of any Taxes that are periodic and fixed in amount (for example, real or personal property taxes), be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on and including the Second Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of all other Taxes, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Second Closing Date. The allocations of Taxes pursuant to the preceding sentence shall be made first without taking into account any Tax credits, and credits with respect to any such Tax shall then be allocated in the same proportion as such Tax between the portion of the Tax period ending on and including the Second Closing Date and the remainder of the entire Tax period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the PGH Subsidiaries, unless otherwise required by Law or agreed by PGH and GEFA. In the case of an interest in an entity that is a pass-through entity for Tax purposes, items shall be deemed to flow through on a daily basis rather than at the close of the entity's Tax year.

                (f) Any payment required to be made by GEFA or PGH under this Article VII that is not made when due as provided herein shall bear interest at the Prime Rate for each day following the due date until the date on which payment thereof is duly mailed or electronically transmitted to the party entitled to the receipt thereof.


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        7.7.    Section 338(h)(10) Elections.

                (a) At GEFA's option, GEFA and PGH shall join in an election pursuant to Section 338(h)(10) of the Code with respect to the purchase and sale or the deemed purchase and sale of any of the PGH Subsidiaries designated by GEFA, and in all comparable elections under state and local Tax law (together with the election under Section 338(h)(10) of the Code, the "SECTION 338 ELECTIONS"). If GEFA decides to make such elections, consistent with the following provisions of this Section 7.7, each of GEFA and PGH shall take all steps reasonably required to properly and timely effect the Section 338 Elections. If any Section 338 Elections are made, PGH will not take, and will not permit any Affiliate to take, any action or position that could invalidate such elections or that is inconsistent with such elections.

                (b)     If GEFA decides to make any Section 338 Elections:

                        (i) To the extent feasible, GEFA and PGH agree to execute at the Second Closing any and all forms necessary to effectuate the Section 338 Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state and local income tax laws (the "SECTION 338 FORMS"). In the event, however, any Section 338 Forms are not executed at the Second Closing, GEFA and PGH agree to prepare and complete each such Section 338 Form no later than thirty Business Days prior to the date such Section 338 Form is required to be filed. GEFA and PGH shall each cause the Section 338 Forms to be duly executed by an authorized person for GEFA and PGH in each case,


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                                and shall duly and timely file the Section 338
                                Forms in accordance with applicable Tax Laws and the terms of this Agreement.

                        (ii) As soon as practicable after the Second Closing Date, GEFA shall deliver to PGH a written notice setting forth (with reasonable specificity) GEFA's good faith calculation of the Modified Aggregate Deemed Sales Price (as defined below) and the allocation thereof among the assets of the affected companies in accordance with the principles of Treasury Regulation Section 1.338(h)(10)-1(f)(1)(ii) ("GEFA'S ALLOCATION").
                                GEFA's Allocation shall be conclusive and binding on the parties, provided such allocation is based on a reasonable position. Within twenty Business Days after receipt thereof, PGH shall deliver to GEFA written notice indicating whether PGH disagrees with the reasonableness of GEFA's Allocation. If PGH agrees with GEFA's allocation or if PGH fails to deliver such written notice within such twenty Business Days, GEFA's Allocation shall constitute the "AGREED ALLOCATION." If PGH provides timely written notice to GEFA of any disagreement with the reasonableness of GEFA's Allocation, GEFA and PGH shall negotiate in good faith to determine the Agreed Allocation. If they do not reach agreement within thirty days after commencing negotiations, the Third Party Accountants shall determine whether GEFA's Allocation has a reasonable basis, and if the Third Party Accountants determine that


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


                                such reasonable basis is lacking, the Third
                                Party Accountants shall modify GEFA's Allocation to the extent necessary to make it reasonable. The fees and expenses of the Third Party Accountants shall be borne equally by PGH and GEFA. Except as determined to the contrary by the appropriate Taxing Authority upon an audit of its (or its Affiliates) Returns, each of GEFA and PGH shall file (or cause to be filed) all relevant Returns consistent with the Agreed Allocation and shall not take (or permit any Affiliate to take) any position inconsistent with the Agreed Allocation in any Tax Proceeding unless required by Law to do so. For purposes of this Section 7.7, the term "MODIFIED AGGREGATE DEEMED SALES PRICE" shall mean the amount resulting from the Section 338 Elections, determined pursuant to Treasury Regulation
                                Section 1.338(h)(10)-1(f) without regard to items described in Treasury Regulation Section 1.338(h)(10)-1(f)(4) (it being understood that such items may be taken into account by PGH or GEFA, as appropriate, in filing Tax Returns).

                (c) To the extent any Section 338 Forms are required by applicable Law to be signed by or on behalf of any Affiliate of GEFA or PGH, or any other action necessary to effect any Section 338 Election must be taken by or on behalf of any such Affiliate, references in this Section 7.7 to GEFA and PGH shall also refer to any such Affiliate, and GEFA or PGH (as appropriate) shall obtain such signature of or other action by an Affiliate as may be necessary.


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        7.8.    Asset Allocation.

                The portion of the Purchase Price allocable to the PGH Business Assets shall be allocated among the PGH Business Assets in accordance with a schedule to be prepared by GEFA as soon as practicable following the Second Closing. This allocation is intended to comply with the allocation method required by Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 and the regulations thereunder, and except for any adjustment necessary to reflect the portion of the Purchase Price allocable to the PGH Business Assets, the allocation shall be adjusted only if and to the extent necessary to comply with such requirements. GEFA and PMH agree that they will not take nor will they permit any affiliated person to take, for income Tax purposes, any position inconsistent with such allocation; provided, however, that GEFA's cost for the PGH Business Assets may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated.

        7.9.    Termination of Existing Tax Sharing Agreements.

                Any and all existing Tax Sharing Agreements shall be terminated with respect to PGH and each PGH Subsidiary as of the Second Closing Date, and no PGH Subsidiary shall have any continuing liability under any such agreements. PMH or PGH will reimburse promptly the appropriate PGH Subsidiary for any amounts paid by such PGH Subsidiary pursuant to a Tax Sharing Agreement in excess of the actual Tax liability of such PGH Subsidiary shown on an originally filed Return for any period after December 31, 1999 up to and including the Second Closing. GEFA will cause the appropriate PGH Subsidiary to reimburse promptly PGH for any Tax liability of such PGH Subsidiary shown on an originally filed Return for any period after


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December 31, 1999 up to and including the Second Closing in excess of any amounts paid by such PGH Subsidiary pursuant to a Tax Sharing Agreement.

        7.10.   Survival.

                Notwithstanding anything in this Agreement to the contrary, the provisions of this Article VII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof), and any claim for indemnity under this Article VII may be made at any time prior to thirty days after the expiration of such statutes of limitations. Any such claim shall be made by the indemnitee by providing to the indemnifying party written notice thereof, provided, however, that such provision of notice shall not be a condition to indemnification under this
Article VII except to the extent of actual and material prejudice to the indemnifying party.

        7.11.   Guarantee Fund Assessments.

                For purposes of this Article VII, guarantee fund assessments shall be treated as accruing on the date of the assessment, and shall not be attributable to any prior period.

                                  ARTICLE VIII
                                EMPLOYEE MATTERS

        8.1.    Employees and Employee Benefit Plans.

                (a) Schedule 8.1 lists the names of those employees who are assigned to and have performed all or substantially all of their services for the PGH Business (other than employees of Group Services, PDS, CDM and CA Benefits) (the "PGH BUSINESS EMPLOYEES"); provided, however, that PMH and PGH agree that such list shall be subject to approval in writing by GEFA by January 31, 2000. As of January 1, 2000, PMH or PGH, as appropriate, will transfer employment of the PGH Business Employees, other than in-house counsel, to the


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appropriate PGH Subsidiary. PMH, PGH and their Affiliates agree that none of
PMH, PGH or their Affiliates will make any representations to the PGH Business Employees regarding continued employment with PMH, PGH or their Affiliates after January 31, 2000. No later than January 31, 2000, GEFA shall identify and select in writing those employees of PGH Group Services, PDS, CDM and CA Benefits who will remain employed with such entities after the Second Closing Date (the "PGH SUBSIDIARY EMPLOYEES") and PMH and PGH agree to cause the termination, prior to the Second Closing Date, of the employment of those employees of PGH Group Services, PDS, CDM and CA Benefits who are not PGH Subsidiary Employees; provided, however, that GEFA and PGH agree to cooperate to their respective mutual satisfaction with respect to the future employment of such employees. GEFA agrees to offer employment to each PGH Business Employee and each PGH Subsidiary Employee who is receiving sick-leave or short-term disability program benefits or who is on an approved leave of absence on the Second Closing Date ("PGH INACTIVE EMPLOYEES") as of the date such PGH Inactive Employee is eligible to return to work; provided, however, that no individual who is on long-term disability on the Second Closing Date or who, after being on short-term disability on such date, becomes eligible for long-term disability during the six-month period commencing on such date, shall be offered employment under this provision nor shall any individual be offered employment under this provision after six months following the Second Closing Date or any applicable period required by Law, if longer. Each PGH Inactive Employee shall become or remain an employee of PMH or PGH as of the Second Closing Date until such Inactive Employee is offered employment by GEFA. The PGH Business Employees, the PGH Subsidiary Employees and those PGH Inactive Employee who are eligible hereunder for an offer of employment by GEFA shall be referred to herein as "PGH TRANSFERRED EMPLOYEES." GEFA agrees to continue to employ on the Second Closing Date the PGH

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Transferred Employees at substantially the same salaries and wages as in effect for such employees immediately prior to the Second Closing Date; provided, however, that nothing in this Agreement shall create any obligation on the part of GEFA or any of its Affiliates to continue the employment of any PGH Transferred Employee following the Second Closing Date or limit in any way the right of GEFA after the Second Closing Date to terminate the employment of any PGH Transferred Employee, to change the salary or wages or to modify benefits or other terms of employment of the PGH Transferred Employees.

                (b) The parties agree that, subject to GEFA supplying PMH by January 31, 2000 with a list identifying the employees of PGH Group Services, PDS, CDM and CA Benefits who shall be offered employment on or after the Second Closing, PMH will timely give all notices as may be required under WARN or any similar state or local law (collectively, the "WARN OBLIGATIONS"). GEFA agrees to maintain, for a period of one year from the date of the Second Closing, the employment of at least 760 PGH Transferred Employees; provided that solely for the purposes of determining GEFA's compliance with its obligations under this sentence, GEFA shall be deemed to have maintained the employment of any PGH Transferred Employee who after the date of this Agreement (i) terminates his or her employment at his or her own option (including pursuant to an early-retirement package), (ii) is terminated for cause or (iii) is terminated in connection with the disposition of the fully-insured medical line of business of PAL. In addition, whether through retention of existing employees of the PGH Subsidiaries or the hiring of additional individuals, GEFA shall maintain, for a period of not more than one year from the date of the Second Closing, the total number of employees working in Connecticut for the group insurance operations of GEFA at not less than the total number of such existing employees of the PGH Subsidiaries on the date of this Agreement; provided that such number may be reduced by the number of employees of the PGH Subsidiaries who were engaged primarily in the fully-insured medical line of business of PAL in the event of the disposition of such business.

                (c) With respect to the PGH Transferred Employees, the PGH Subsidiaries shall be responsible for all properly accrued but unused vacation and all properly accrued but unpaid salary, wages and bonuses (including incentives) as of the Second Closing Date. GEFA agrees to grandfather the vacation entitlements (i.e. the number of weeks' vacation per year for which an employee is eligible based on his length of service) attained as of the Second Closing Date by any PGH Transferred Employee under the PMH vacation policy while such entitlement is greater than such employee's vacation entitlement would be under the GEFA vacation policy in effect as of the Second Closing Date.

                (d) Effective as of the Second Closing Date, GEFA agrees to provide employee benefits to the PGH Transferred Employees that are substantially equivalent to the employee benefits currently available to the PGH Transferred Employees by PMH or PGH; provided, however, that with respect to benefits under any non-qualified deferred compensation plan or program currently available to any of the PGH Transferred Employees, such benefits shall be substantially equivalent to those benefits currently available to similarly situated employees of GEFA. Such benefits shall be provided under the terms of employee benefit plans sponsored or maintained by GEFA or its Affiliates ("GEFA'S PLANS"). If the PGH Transferred Employees are included in GEFA's Plans, such employees shall be given credit by GEFA for their years of service with PMH, PGH or any of their Affiliates for purposes of (i) eligibility, vesting and service requirements for early retirement and otherwise (but not benefit accruals) in all of GEFA's Plans that are made available to such employees following the Second Closing and (ii) calculating the benefits to which they are entitled under the applicable severance and vacation policies of GEFA that are made available to such employees following the Second Closing. In addition, GEFA shall cause GEFA's Plans which are welfare benefit plans (within the meaning of Section 3(1) of ERISA) and which are made available to the PGH Transferred Employees following the Second Closing to waive any pre-existing condition limitations and give credit for any amounts paid under PMH's corresponding welfare benefit plans in the calendar year that contains the Second Closing Date for purposes of satisfying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of GEFA's welfare benefit plans.

                (e) PMH and PGH shall retain all liabilities, responsibilities and obligations (i) with respect to any PGH Business Employee or PGH Subsidiary Employee who does not become a PGH Transferred Employee, (ii) with respect to any PGH Business Employee or any PGH Subsidiary Employee for the period on or prior to the Second Closing, and (iii) except for the CDM 401(k) Plan, with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), any compensation policy or arrangement, any plan or, arrangement or obligation to provide medical or life insurance benefits upon retirement or following termination of employment, including section 4980B of the Code ("COBRA"), and any severance Plan of PMH, PGH or any of their Affiliates, including any plans covering the PGH Business Employees and the PGH Subsidiary Employees, and, except with respect to the CDM 401(k) Plan, GEFA shall not assume or adopt or become liable with respect to such employee plans, policies or arrangements, or assume any obligations under such plans, policies or arrangements.

                (f) PMH and PGH shall be responsible for all deferred compensation due to the PGH Transferred Employees under PMH's or PGH's deferred compensation plans with respect to services rendered prior to the Second Closing Date by any PGH Transferred Employee.

                (g) On the Second Closing Date, PMH or PGH, as appropriate, shall fully vest each PGH Transferred Employee under the Phoenix Plans, other than the CDM 401(k) Plan, with respect to his accrued benefit or account balance under the applicable plan. The PGH Subsidiaries shall cease to be participating employers in the Phoenix Plans, other than the CDM 401(k) Plan, as of the Second Closing Date. The PGH Transferred Employees shall be entitled to receive distributions pursuant to the terms of such Phoenix Plans, other than the CDM 401(k) Plan, and the provisions of applicable Law except with respect to those PGH Transferred Employees with an account balance under the CDM 401(k) Plan, and shall further be entitled to rollover or directly transfer distributions to one or more GELAAC Plans in which such PGH Transferred Employees are entitled to participate in accordance with Section 402(c) or 401(a)(31) within the meaning of Section 402(c)(4) of the Code to the extent such distributions qualify as eligible rollover distributions in any Phoenix Plan and as permitted under the terms of the applicable GELAAC Plan. With respect to any PGH Transferred Employee who has an outstanding loan balance under the terms of the PHLMIC Savings and Investment Plan as of the Second Closing Date, PMH and PGH shall permit each such PGH Transferred Employee to repay the outstanding loan balance over the remaining time period specified in the applicable promissory note and GEFA agrees that, to the extent practicable, it will collect such loan repayments from the wages of each affected PGH Transferred Employee as of each payroll period and remit the loan repayments to PMH or PGH or such other person assigned by PMH or PGH; provided, however,

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that neither GEFA nor any of its Affiliates shall be responsible or liable for the collection or payment of such loan amounts.

                (h) With respect to each PGH Business Employee and each PGH Subsidiary Employee, PMH or PGH, as appropriate, shall retain the obligation and liability for any workers' compensation or similar workers protection claims incurred on or prior to the Second Closing Date.

                (i) GEFA agrees to indemnify PMH, PGH and their Affiliates and to defend and hold harmless PMH, PGH and their Affiliates from and against any and all Costs arising out of any claims by or in respect of any PGH Transferred Employee with respect to acts or omissions of GEFA after the Second Closing Date. PMH and PGH agree to indemnify GEFA and its Affiliates and to defend and hold GEFA and its Affiliates harmless from and against any and all Costs for events occurring prior to the Second Closing Date arising out of the employment or termination of employment of the PGH Business Employees and the PGH Subsidiary Employees or under any of the Phoenix Plans, including but not limited to (i) any claims under any of the Phoenix Plans, including the CDM 401(k) Plan for periods prior to the Second Closing Date, with respect to any of the obligations or liabilities that GEFA has not assumed, (ii) any "employee pension plan" (within the meaning of Section 3(2) of ERISA) or any "group health plan" (within the meaning of Section 607 of ERISA) in respect of which the PGH Subsidiaries have any liability solely as a result of being a member of a "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) prior to the Second Closing Date which includes PMH and PGH or, (iii) any claims by or in respect of any PGH Business Employee or PGH Subsidiary Employee, including a PGH Transferred Employee (or such PGH Transferred Employee's successors or


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assigns), arising out of, or in connection with, or otherwise relating to, any allegations of unlawful discrimination or sexual harassment that occurred on or prior to the Second Closing Date. Notwithstanding any other provision of this Agreement to the contrary, the indemnities provided for herein shall not be subject to the deductible and maximum liability contained in Section 10.2(b)(i), and all such indemnities shall survive until sixty days after the expiration of the applicable statute of limitations with respect thereto. Any claim for indemnification by GEFA, PMH or PGH pursuant to this Section 8.1 shall be subject to the procedures set forth in Section 10.2(d).

                (j) No provision of this Section 8.1 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of any PGH Subsidiary, in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Section 8.1 shall create such third-party beneficiary rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

                (k) PMH and PGH hereby agree that, for a period commencing on the Second Closing Date and ending on the fifth anniversary of the Second Closing Date, they will not, without GEFA's prior written consent, directly or indirectly, appoint as an agent or hire (i) any PGH Transferred Employees or other employees of GEFA or its Affiliates who work for any PGH Subsidiary or
(ii) any Person who, on the Second Closing Date, served as an insurance agent exclusively for PAL. The foregoing notwithstanding, PMH and PGH and their Affiliates may hire any PGH Transferred Employees or other employees of GEFA or its Affiliates who have been terminated after the Second Closing by GEFA or its Affiliates, provided that the hiring party does


                                      135
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not utilize such employees in a group insurance or worksite (i.e., the sale of insurance through employers) capacity during the foregoing five-year period.

                (l) PMH and PGH shall be responsible for any and all payments under any retention bonus agreement due or payable to the PGH Transferred Employees.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

        9.1.    General.

                The respective obligations set forth herein to be performed by PMH, PGH or GEFA at the First Closing shall be subject to the fulfillment, on or before the First Closing Date, in the case of PMH and PGH, of the conditions set forth in Sections 9.2 and 9.3, and in the case of GEFA, of the conditions set forth in Sections 9.2 and 9.4. The respective obligations set forth herein to be performed by PMH, PGH or GEFA at the Second Closing shall be subject to the fulfillment, on or before the Second Closing Date, in the case of PMH and PGH, of the conditions set forth in Sections 9.3 and 9.6, and in the case of GEFA, of the conditions set forth in Sections 9.6 and 9.7. Notwithstanding the foregoing, neither party may invoke the failure of any of the conditions under this Agreement, as set forth this Article IX, to be fulfilled if such failure was caused by any action or inaction by or on behalf of the party seeking to invoke such condition.

        9.2.    Conditions to Obligations of All Parties at the First Closing.

                (a) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                (b) Consents. All third party consents (other than approvals or non-disapprovals of the appropriate insurance regulatory authorities and other similar or equivalent regulatory authorities) listed on Schedules 3.4(b) and 4.6(b) shall have been obtained.


                                      136
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                (c)     No Injunction. There shall not be in effect any
injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                (d) GELAAC Shareholders Agreement. GEFA, GELAAC and PGH (or an Affiliate of PGH reasonably acceptable to GEFA), as appropriate, shall have entered into the GELAAC Shareholders Agreement.

                (e) Agreement on Reference Amounts and Index. The parties shall have agreed upon definitions of "GELAAC Reference Amount," "PAL Reference Amount" and "Index Rate" to be included in Sections 5.7 and 5.8.

                (f) Supplements to Disclosures. Either (i) GEFA shall have approved of (or failed to respond to) any amendment or supplement to the Schedules to this Agreement which are delivered pursuant to the first sentence of Section 6.3 (the "Amended Schedules") or (ii) all disputed matters on the Amended Schedules shall have been conclusively resolved to the reasonable satisfaction of PMH, PGH and GEFA.

        9.3.    Conditions to Obligations of PGH at the First Closing.

                (a) Representations, Warranties and Actions of GEFA. The representations and warranties set forth in Article IV, to the extent they are qualified by a GELAAC Material Adverse Effect or otherwise qualified as to materiality, shall be true and correct in all respects at and as of the First Closing Date and all other representations and warranties set forth in Article IV shall be true and correct in all material respects at and as of the First Closing Date. GEFA and its Affiliates shall have duly performed and complied in all material respects with all obligations herein required to be performed or complied with by them at or before the First Closing. All


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actions to be taken by GEFA in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to PGH.

                (b) Officer's Certificate. GEFA shall have delivered to PGH a certificate, dated the First Closing Date and signed by its President or a Vice President, as to the fulfillment of the conditions set forth in Section 9.3(a).

                (c) Opinion of Counsel. PGH shall have received from Hunton & Williams, counsel for GEFA, an opinion in the form reasonably satisfactory to PGH.

        9.4.    Conditions to Obligations of GEFA at the First Closing.

                (a) Representations, Warranties and Actions of PMH and PGH. The representations and warranties set forth in Article III, to the extent they are qualified by a PGH Material Adverse Effect or otherwise qualified as to materiality, shall be true and correct in all respects at and as of the First Closing Date and all other representations and warranties set forth in Article III shall be true and correct in all material respects at and as of the First Closing Date. PMH and PGH shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by either of them at or before the First Closing. All actions to be taken by PMH and PGH prior to such Closing in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to GEFA.

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                (b)     Officer's Certificate. Each of PMH and PGH shall have
delivered to GEFA a certificate, dated the First Closing Date and signed by its President or a Vice President, as to the fulfillment of the conditions set forth in Section 9.4(a).

                (c) Opinion of Counsel. GEFA shall have received from Carole Masters, Esq., counsel to PMH and PGH, an opinion in the form reasonably satisfactory to GEFA.

        9.5.    Conditions to Obligations of All Parties at the Second Closing.

                (a) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                (b) Consents. All third party consents listed on Schedules 3.4(b) and 4.6(b) shall have been obtained and this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the insurance regulatory authorities or Government Authorities of the Required Jurisdictions (or shall not have been disapproved by such authorities and the time period during which such authorities may, under applicable Law, disapprove this Agreement and the consummation of such transactions shall have lapsed), the parties shall have received reasonably satisfactory evidence of such Approvals (or non-disapprovals) and such Approvals (or non-disapprovals) shall not be subject to conditions that are unreasonably burdensome.

                (c) No Injunction. There shall not be in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                (d) Ancillary Agreements. GEFA (or an Affiliate of GEFA reasonably acceptable to PGH) and PGH (or an Affiliate of PGH reasonably acceptable to GEFA) shall have entered (i) into the Ancillary Agreements (other than the GELAAC Shareholders Agreement) and all the conditions precedent to the effectiveness of each of such Ancillary Agreements shall have been satisfied and (ii) all other agreements, documents and instruments reasonably required to effectuate the transactions contemplated hereby.

        9.6.    Conditions to Obligation of PMH and PGH at the Second Closing.

                (a) Representations, Warranties and Actions of GEFA. The representations and warranties set forth in Sections 4.1, 4.6 (solely with respect to GEFA), 4.7 (solely with respect to GEFA), 4.11 (solely with respect to GEFA), 4.21, and 4.22 shall be true and correct in all material respects at and as of the Second Closing Date. GEFA and its Affiliates shall have duly performed and complied in all material respects with all obligations herein required to be performed or complied with by them at or before the Second Closing. All actions to be taken by GEFA in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to PMH and PGH.

                (b) Officer's Certificate. GEFA shall have delivered to PMH and PGH a certificate, dated the Second Closing Date and signed by its President or a Vice President, as to the fulfillment of the conditions set forth in
Section 9.3(a).

                (c) Opinion of Counsel. PMH and PGH shall have received from Hunton & Williams, counsel to GEFA, an opinion in form reasonably satisfactory to PMH and PGH.

        9.7.    Conditions to Obligations of GEFA at the Second Closing.

                (a) Representations, Warranties and Actions of PMH and PGH. The representations and warranties set forth in Article III and Article VII, to the extent they are qualified by a PGH Material Adverse Effect or otherwise qualified as to materiality, shall be true and correct in all respects at and as of the Second Closing Date and all other representations and warranties set forth in Article III and Article VII shall be true and correct in all material respects at and as of the Second Closing Date. PMH and PGH shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by either of them at or before the Second Closing. All actions to be taken by PMH or PGH in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to GEFA.

                (b) Officer's Certificate. Each of PMH and PGH shall have delivered to GEFA a certificate, dated the Second Closing Date and signed by its President or a Vice President, as to the fulfillment of the conditions set forth in Section 9.7(a).

                (c)     Opinion of Counsel. GEFA shall have received from Carole
A. Masters, Esq., counsel to PMH and PGH, an opinion in form reasonably satisfactory to GEFA.

                (d) Resignations. Those directors and officers of each of the PGH Subsidiaries specified in a written notice delivered by GEFA to PGH at least twenty days prior to the Second Closing shall have submitted their resignations from the Boards of Directors of each of the PGH Subsidiaries, as the case may be, effective as of the Second Closing Date.

                (e) PGH Material Adverse Effect. Since June 30, 1999, there shall have been no PGH Material Adverse Effect.

                (f) FIRPTA Certificate. Each of PMH and PGH shall have delivered on the Second Closing Date to GEFA a certificate, as contemplated under and meeting the requirements


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


of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that it is not a foreign Person within the meaning of the Code and applicable Treasury Regulations.

                (g) Environmental Matters. GEFA shall have completed to its satisfaction such environmental assessments of the real properties described in
Schedule 3.10 as GEFA deems appropriate within forty-five (45) days after the signing of this Agreement. Notwithstanding the foregoing, GEFA, on behalf of itself and its contractors, employees and designees (collectively, the "SITE ASSESSORS"), agrees that: (i) with respect to any leased property described in
Schedule 3.10 hereto, any and all physical investigations, testing and inquiries are subject to such limitations, if any, as may be provided in the applicable leases therefor and the unfettered right of such landlords to grant or withhold permission to undertake any and all such investigations; (ii) with respect to such leased properties, the Enfield Property and the Greenfield Property (A) the Site Assessors shall restore all portions of the properties affected thereby to the same general condition existing immediately prior to any such investigation and (B) the Site Assessors shall provide evidence of insurance reasonably acceptable to PHLMIC. PMH and PGH shall provide GEFA with such assistance as it may reasonably request in connection with the obtaining of such access to the real properties described in Schedule 3.10 as GEFA reasonably deems necessary in order to complete the environmental assessments described in this Section 9.7(g).

                (h) Investment Assets. PAL shall have delivered to GEFA documentary evidence reasonably satisfactory to GEFA that PAL has disposed of the Investment Assets listed on Schedule 9.7(i).


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


                (i) Replacement Reinsurance Agreements. GEFA and PHLMIC shall have agreed upon, and PHLMIC and PAL shall have made all necessary insurance regulatory filings with respect to, the Replacement Reinsurance Agreements.

                                    ARTICLE X
                                 INDEMNIFICATION

        10.1.   Survival of Representations and Warranties.

                Except as to (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.5, 3.15, 3.18, 4.1, 4.2 4.3, 4.4, 4.5, 4.9 and 4.11
and the covenants contained in Section 10.2(c), which shall survive both Closings indefinitely, provided that the representations and warranties contained in Section 3.3 with respect to licensure shall be subject to the general limitation period below; and (ii) the representations and warranties contained in Sections 3.12, 4.10 and 4.14, which shall survive the Second Closing until sixty days after the expiration of the applicable statute of limitations, the representations, warranties, covenants and agreements made by each party in this Agreement or in any certificate or instrument delivered by any such party pursuant hereto shall, except as provided in Article VII and
Article VIII, survive the Second Closing until twenty-four months after the Closing Date. Except with respect to the representations and warranties in clauses (i) and (ii) of the preceding sentence, any claim for indemnification under Article X with respect to the representations and warranties contained in
Article III or Article IV of this Agreement must be brought prior to the twenty-four month anniversary of the Second Closing Date in accordance with
Section 10.2(d).

        10.2.   Indemnification.

                (a)     General. In addition to the limitations contained in
Section 11.17(a), the rights of the Indemnitee to indemnification under this
Article X shall be limited as follows: the


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amount of any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, damages, demands or suits by any Person (including, without limitation, any Governmental Authority), including, without limitation, the costs and expenses of any and all Proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses reasonably incurred in connection therewith incurred by the Indemnitee (the "COSTS") shall be reduced by the net amount the Indemnitee or any of its Affiliates recovers (after deducting all reasonable attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Costs, and the Indemnitee shall use reasonable efforts to effect any such recovery.

                (b)     By PMH and PGH.

                        (i) From and after the Second Closing, PMH and PGH agree to indemnify and hold harmless GEFA and its Affiliates from Costs incurred or sustained by GEFA or any of its Affiliates as a result of the breach by PMH or PGH of any covenant, representation or warranty set forth in this Agreement other than any such covenant, representation or warranty contained in Article VII or Article VIII of this Agreement (which is subject to the indemnification provisions thereof); provided that (i) there shall not be any duplicative payments or indemnities by PMH and PGH and (ii) GEFA and its Affiliates shall be entitled to indemnification under this
                                Section 10.2(b)(i) only after the aggregate amount of such Costs exceeds 2.25% of the Purchase Price (the "BASKET"), in which case GEFA and its Affiliates will be entitled to indemnification for all Costs in excess of the Basket, and in no event will GEFA or its Affiliates be entitled to indemnification in excess of 50% of the Purchase Price (the "CAP").

                        (ii) In addition to and notwithstanding the foregoing, subject to the provisions of Sections 10.2(d), 10.2(e) and 10.2(f) hereof, PMH and PGH shall indemnify and hold harmless GEFA and its Affiliates for any and all Costs: (A) arising in connection with the matters described in Section 9.7(i) hereof or otherwise in connection with the dissolution, liquidation or other disposition of CDM at any time by PGH or GEFA or their respective Affiliates; (B) arising directly or indirectly in connection with, or as a result of, liability(ies) incurred by PMH, PGH or any of their Affiliates, under reinsurance placed with, by, or from Unicover Managers, Inc. on behalf of the Unicover Occupational Accident Reinsurance Pool or on behalf of any other Unicover facility; (C) arising out of a breach of the representations and warranties contained in Section 3.18 hereof or arising out of or relating to any Environmental Claim that arises out of or relates to (x) the conduct of the business of the PGH Subsidiaries prior to the Second Closing Date; (y) the ownership, lease or occupancy of real property or facilities by the PGH Subsidiaries prior to the Second Closing Date; or (z) conditions that existed at such real property and facilities prior to the Second

                                Closing Date; (D) arising directly or indirectly out of policy holder litigation in connection with group increasing whole life insurance Policies issued by PAL; and (E) arising directly or indirectly out of PAL's participation in the Preferred Accounts Program on or prior to the Second Closing Date. PMH's and PGH's liability under this Section 10.2(b)(ii) shall survive the Closing indefinitely and shall not be subject to the Basket or the Cap.

                (c) By GEFA. From and after the First Closing, GEFA agrees to indemnify and hold harmless PMH, PGH and their Affiliates from and against any Costs incurred or sustained by PMH, PGH or any of their Affiliates as a result of the breach by GEFA of any covenant, representation or warranty set forth in this Agreement other than any such covenant, representation or warranty contained in Article VII and Article VIII of this Agreement (which is subject to the indemnification provisions thereof); provided that (i) there shall not be any duplicative payments or indemnities by GEFA and (ii) PMH, PGH and their Affiliates shall be entitled to indemnification under this Section 10.2(c) only after the aggregate amount of such Costs exceeds 2.25% of the GELAAC Share Price, in which case PMH, PGH and their Affiliates shall be entitled to indemnification for all Costs in excess of such amount, and in no event will PMH, PGH or their Affiliates be entitled to indemnification in excess of 50% of the GELAAC Share Price.

                (d) Indemnification Procedures. A party entitled to indemnification hereunder shall herein be referred to as an "INDEMNITEE." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "INDEMNITOR."

                        (i) Third Party Claims. Within ten Business Days after an Indemnitee receives written notice of the commencement of any Proceeding by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under this Article X, notify such Indemnitor in writing in reasonable detail of such Proceeding and include with such notice copies of all notices and documents (including court papers) served on or received by the Indemnitee from or on behalf of such third party. Upon receipt of such notice, the Indemnitor shall be entitled to participate in such Proceeding, or, by giving written notice to the Indemnitee to assume the defense thereof at the Indemnitor's sole expense, with counsel reasonably satisfactory to the Indemnitee. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such Proceeding, the Indemnitor shall not be liable to the Indemnitee under this Article X for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, provided that if within twenty days after receiving written notice from the Indemnitee (i) the Indemnitor fails to take reasonable steps necessary to defend diligently such Proceeding or (ii) the Indemnitor has not undertaken fully to indemnify the Indemnitee in respect of all Costs relating to the matter, the Indemnitee may assume its own defense, and the Indemnitor will be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Indemnitor will not enter into any settlement of any Proceeding without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. If a firm offer is made to settle a Proceeding without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten Business Days after receipt of such notice, the Indemnitee may continue to contest or defend such Proceeding and, in such event, the maximum liability to the Indemnitor as to such Proceeding will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten Business Day period. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the Indemnitor is not liable to the Indemnitee under this Section 10.2(d), the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such Proceeding (i) unless such settlement or compromise includes an unconditional release of the Indemnitor and the Indemnitee from all liability arising out of such Proceeding, and (ii) without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The parties hereto agree to render to the others such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Proceeding, including providing relevant documentation to the other parties and making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify in or with respect to such Proceeding.

                        (ii) Other Claims. Within twenty (20) Business Days after an Indemnitee sustains any Costs not involving a third party Proceeding which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall deliver written notice of such claim to the Indemnitor, specifying with reasonable detail the basis on which indemnification is being asserted, the amount of such Costs and evidence reasonably satisfactory to the Indemnitor of such Costs. If the Indemnitor does not notify the Indemnitee within thirty calendar days following its receipt of such notice that the Indemnitor disputes its liability to the Indemnitee under this Article X, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnitor under this Article X and the Indemnitor shall pay the amount of such Costs to the Indemnitee on demand or, in the case of any notice in which the amount of the Costs (or any portion thereof) is estimated, then thirty days after the Indemnitor has provided evidence reasonably satisfactory to the Indemnitor of the amount of such Costs (or such portion thereof) as finally determined. If the Indemnitor has timely disputed its liability with respect to such Costs, as provided above, the Indemnitor and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, the Indemnitee shall be entitled to pursue such remedies as may be available to Indemnitee.

                (e) Tax Treatment of Indemnity Payment. Each of PMH and GEFA agrees to treat any indemnity payment made pursuant to Section 10.2 and Article VII as an adjustment to the Purchase Price for all Tax purposes unless otherwise required by Law.

                (f) Exclusivity of Indemnification Provision. Except for remedies specifically provided for in Section 5.5(e), Article VII and Article VIII, the indemnity provided for in this Article X shall be the sole and exclusive remedy of the parties and their Affiliates after the Closings for any inaccuracy of any representation or warranty of PMH or GEFA, as applicable or any failure or breach of any covenant, obligation, condition or agreement to be performed or fulfilled, regardless of the legal theory upon which a Proceeding is brought.

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                                   ARTICLE XI
                               GENERAL PROVISIONS

        11.1.   Modification; Waiver.

                This Agreement may be modified only by a written instrument executed by the parties hereto. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Second Closing Date by the party entitled to the benefits thereof.

        11.2.   Entire Agreement.

                This Agreement including the schedules hereto (which are hereby incorporated by reference and made a part hereof or thereof, as appropriate) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective Affiliates, representatives and agents in respect of the subject matter hereof.

        11.3.   Certain Limitations.

                It is the explicit intent and understanding of each of the parties hereto that none of the parties nor any of their Affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Articles III and IV, including the Schedules thereto, and neither party is relying on any statement, representation or warranty, oral or written, express or implied, made by the other party or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in such provisions. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR


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SUITABILITY AS TO ANY PGH BUSINESS ASSETS AND OWNED PERSONAL PROPERTY, EXCEPT AS
OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT THE BUYER TAKES SUCH ASSETS "AS IS" AND "WHERE IS." The parties agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. GEFA acknowledges that it is a sophisticated investor, that it has undertaken a full investigation of the PGH Business, PGH, the PGH Subsidiaries and the employees and that it has only a contractual relationship with PMH and PGH, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between GEFA, PMH and PGH. PGH acknowledges that it is a sophisticated investor, that it has undertaken a full investigation of GELAAC, its business, Subsidiaries and employees and that it has only a contractual relationship with GEFA, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between PGH and GEFA.

        11.4.   Termination.

                (a) This Agreement may be terminated: (i) at any time prior to either Closing Date by mutual written consent of GEFA, PMH or PGH, or (ii) by either GEFA or PMH and PGH, if the Second Closing shall not have taken place on or before June 30, 2000 or such later date as the parties may have agreed to in writing, or (iii) by either GEFA or PMH and PGH if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or other Governmental Authority having competent jurisdiction; (iv) at any time prior to the First Closing, (A) by PMH and PGH if any of the conditions set forth in Sections 9.2 and 9.3 shall have become incapable of fulfillment


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and shall not have been waived in writing by PMH or PGH; or (B) by GEFA if any of the conditions set forth in Sections 9.2 and 9.4 shall have become incapable of fulfillment and shall not have been waived in writing by GEFA, or (v) at any time prior to the Second Closing, (A) by PMH and PGH if any of the conditions set forth in Sections 9.5 and 9.6 shall have become incapable of fulfillment and shall not have been waived in writing by PMH or PGH; or (B) by GEFA if any of the conditions set forth in Sections 9.5 and 9.7 shall have become incapable of fulfillment and shall not have been waived in writing by GEFA.

                (b) In the event of termination by PMH and PGH or GEFA pursuant to this Section 11.4, prompt written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

                        (i) Each party shall return to the other parties all documents and other materials received from such other parties or such other parties' Affiliates or agents (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby or by the Ancillary Agreements, whether obtained before or after the execution hereof; and

                        (ii) All Confidential Information received by any party with respect to the other parties and their Affiliates shall be treated in accordance with Section 5.5 which shall remain in full force and effect notwithstanding the termination of this Agreement.


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                (c)     If this Agreement is terminated as provided in this
Section 11.4 it shall become null and void and of no further force or effect, without any liability of any party (or of any stockholder, director, officer, employee, representative or agent of such party) to the other party to this Agreement or its Affiliates, except for Section 2.5 relating to the payment for the Purchased GELAAC Shares (if this Agreement if terminated after the First Closing and before the Second Closing), Section 5.5 (including Section 5.5(d)), relating to Confidential Information, Section 5.2 relating to publicity, Section
11.5 relating to expenses, and except for any liability resulting from such party's or its Affiliates' or representatives' breach of this Agreement.

        11.5.   Expenses.

                Except as expressly provided herein, whether or not the transactions contemplated herein shall be consummated, each party shall pay its own and its Affiliates' expenses incident to the preparation and performance of this Agreement and the Ancillary Agreements.

        11.6.   Further Actions.

                Each party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated hereby or by the Ancillary Agreements.

        11.7.   Post-Closing Access.

                In connection with any matter relating to any period prior to, or any period ending on, the Second Closing, GEFA shall, upon the request and at the expense of PMH and PGH, permit PMH or PGH and their representatives full access at all reasonable times to the books and records of the PGH Subsidiaries that shall have been transferred to GEFA, and GEFA shall execute (and shall cause the PGH Subsidiaries to execute) such documents as PMH or PGH may


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reasonably request to enable PMH or PGH to file any required Returns relating to any of the PGH Subsidiaries. GEFA shall not dispose of such books and records during the seven-year period beginning with the Second Closing Date without PMH's or PGH's written consent, which shall not be unreasonably withheld or delayed. Following the expiration of such seven-year period, GEFA may dispose of such books and records at any time upon giving sixty days' prior written notice to PMH or PGH, unless PMH or PGH agrees to take possession of such books and records within sixty days at no expense to GEFA.

        11.8.   Notices.

                All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows:

                (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt;

                (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two Business Days after mailing;

                (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or

                (d) if otherwise actually personally delivered, when delivered and shall be delivered as follows:

                if to PMH or PGH:

                        PM Holdings, Inc.
                        One American Row
                        Hartford, Connecticut 06115
                        Fax Number:  (860) 403-7203
                        Attention: General Counsel


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                with a copy to:

                        Stroock, & Stroock & Lavan LLP
                        80 Maiden Lane
                        New York, New York  10088
                        Fax Number: (212) 806-6006
                        Attention: David L. Finkelman, Esq.

                if to GEFA or GELAAC:

                        GE Financial Assurance Holdings, Inc.
                        6604 West Broad Street
                        Richmond, Virginia  23230
                        Fax Number: (804) 662-2414
                        Attention: Leon E. Roday, Esq.

                with a copy to:

                        Cahill Gordon & Reindel
                        80 Pine Street
                        New York, New York  10005
                        Fax Number: (212) 269-5420
                        Attention: Gerald S. Tanenbaum, Esq.

                and

                        Hunton & Williams
                        Riverfront Plaza, East Tower
                        951 East Byrd Street
                        Richmond, Virginia  23219
                        Fax Number: (804) 788-8218
                        Attention:  Louanna O. Heuhsen, Esq.

        or to such other address or to such other Person as either party hereto shall have last designated by notice to the other party.

        11.9.   Assignment.

                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except for any assignment by either party to one of its Affiliates, which shall not require the other party's consent, but which also will


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not relieve the assignor of its obligations hereunder, any assignment, by operation of Law or otherwise, by either party hereto shall require the prior written consent of the other party which consent shall not be unreasonably withheld and any purported assignment or other transfer without such consent shall be void and unenforceable.

        11.10.  No Third-Party Beneficiaries.

                Except as provided in Article X, nothing in this Agreement shall confer any rights upon any Person which is not a party or a successor or permitted assignee of a party to this Agreement.

        11.11.  Counterparts.

                This Agreement may be executed in one or more counterparts, which, when taken together, shall constitute one and the same instrument.

        11.12.  Interpretation.

                The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. The disclosure of any matter in the schedules hereto shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be likely to be pertinent, but shall expressly not be deemed to constitute an admission by PMH, PGH or GEFA, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

        11.13.  Governing Law.

                This Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Connecticut, without regard to the conflicts of law principles of such state.


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        11.14.  Mediation and Arbitration.

                The parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement is to their mutual advantage. To that end, the parties agree to use their best efforts to resolve all differences of opinion and to settle all disputes, through joint cooperation and consultation between a senior executive officer of each party to such dispute. (a) Any dispute, alleged breach, interpretation, challenge or disagreement whatsoever arising out of this Agreement (other than those that are to be resolved by the Third Party Accountants in accordance with provisions of this Agreement) that the parties are unable to settle within sixty (60) days, as set forth in the preceding sentence, shall be referred to mediation as follows:
(i) either of the parties may notify the other of its desire to have a dispute mediated by sending notice of such intention to the other party, including in such notice its proposed resolution and the identity of a nominee mediator who shall have knowledge and experience in the insurance industry; (ii) the other party, within twenty (20) days of its receipt of notice as described above, shall send its notice to the initiating party, including its own nomination of a mediator of comparable qualifications or its agreement to accept the decision of the nominated mediator indicated in the notice of the initiating party; (iii) promptly upon the receipt of the notice described in (i) above, the parties shall provide to the mediator(s) copies of the parties' notices and shall request the mediator(s) to meet within twenty (20) days to consider and propose a resolution or a procedure for reaching a resolution; (iv) the mediator(s) shall devise a resolution on the basis of fairness and practicality with reference to this Agreement and the fact situation leading to and consequent upon the dispute, and shall propose a resolution to the parties within ten (10) days of the date of their first meeting; (v) each of the parties shall, within ten (10) days after receiving the mediator's proposed resolution, notify the other of its acceptance or


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non-acceptance of the proposed resolution; and (vi) the mediation shall be held in Hartford, Connecticut and (b) If any dispute cannot be resolved by the procedures set forth in this section (including if the parties fail to agree upon a mediator), either of the parties may demand arbitration thereof and the dispute shall be resolved by final and binding arbitration before a panel of three arbitrators serving under the Commercial Arbitration Rules of the American Arbitration Association. Each party to the dispute shall select one arbitrator and such arbitrators shall jointly select a third arbitrator. The arbitration shall be held in Hartford, Connecticut, unless another location is mutually agreed upon by the parties to such arbitration. The majority decision of arbitrators may, but need not, be entered as judgment in accordance with the provisions of applicable law. With respect to any such arbitration, the parties hereto each hereby irrevocably submits to the jurisdiction of any federal or state court located in Hartford, Connecticut solely for purposes of compelling arbitration pursuant to this Section 11.14 or to enforce any interim or final award entered by the arbitrators. If this arbitration provision is for any reason held to be invalid or otherwise inapplicable to any dispute, the parties hereto agree that any action or proceeding brought with respect to any dispute arising under this Agreement, or to interpret or clarify any rights or obligations arising hereunder, shall be maintained solely and exclusively in any federal or state court located in Hartford, Connecticut.

        11.15.  Consent to Jurisdiction, etc.

                (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Connecticut court or federal court of the United States of America sitting in Hartford, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment


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relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such Proceeding may be heard and determined in such Connecticut court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Connecticut or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

                (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

        11.16.  Legal Counsel.

                The parties hereto acknowledge that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice in connection with the drafting, negotiation and execution of this Agreement.

        11.17.  Waiver of Punitive and Other Damages and Jury Trial.

                (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING


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ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.17.




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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                        PM HOLDINGS, INC.


                                        By /s/ Richard H. Booth
                                          --------------------------------------
                                          Name: Richard H. Booth
                                          Title: Vice President

                                        PHOENIX GROUP HOLDINGS, INC.


                                        By /s/ David W. Searfoss
                                          --------------------------------------
                                          Name: David W. Searfoss
                                          Title: Executive Vice President

                                        GE FINANCIAL ASSURANCE
                                        HOLDINGS, INC.


                                        By  /s/ Leon E. Roday
                                          --------------------------------------
                                          Name: Leon E. Roday
                                          Title: Senior Vice President,
                                                 Secretary & General Counsel

        The undersigned hereby executes this Agreement solely for the purpose of being bound by the provisions of Section 5.6 and Section 5.7.

                                        GE LIFE AND ANNUITY
                                        ASSURANCE COMPANY



                                        By  /s/ Leon E. Roday
                                          --------------------------------------
                                          Name: Leon E. Roday
                                          Title: Senior Vice President